Exhibit 10.18

Agreement to Build and Lease

DATED 30 JAN 2019

HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

in its capacity as trustee of AREIT

(as Lessor)

and

GRABTAXI HOLDINGS PTE. LTD.

(as Lessee)

AGREEMENT TO BUILD AND LEASE

in respect of

Land Lot provisionally known as PID

8201808006, forming part of Government Survey

Lot Nos. 5418K-PT and 4398W-PT of Mukim 3 at

One-North, Singapore

Baker & McKenzie.Wong & Leow

8 Marina Boulevard #05-01 Tower 1

Marina Bay Financial Centre

Singapore 018981

DATE: 30 January 2019

PARTIES:

(1)

HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED (in its capacity as Trustee of Ascendas Real Estate Investment Trust), a company incorporated under the laws of Singapore with UEN No. 194900022R, and having its registered address at 21 Collyer Quay #13-02 HSBC Building S049320 (the “Lessor”); and

(2)	GRABTAXI HOLDINGS PTE. LTD., a company incorporated in Singapore with UEN No. 201316157E and having its registered address at 6 Shenton Way #38-01 OUE Downtown Singapore 068809 (the “Lessee”),

(collectively, the “Parties”, and each, a “Party”).

RECITALS:

(A)

Following a request for proposal process conducted by the Lessee, the Lessor has been selected by the Lessee to acquire and purchase a leasehold interest in respect of the Land (as herein defined), and to develop the Building (as herein defined) upon the Land.

(B)

The Lessee desires for the Building to be developed upon the Land in accordance with this Agreement to be used by the Lessee in the course of the Lessee’s business, for the Permitted Use (as herein defined).

(C)	The Lessor agrees to grant, and the Lessee agrees to take, a lease of the Property, subject to the terms in this document and the terms in the Lease Agreement (as herein defined).

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Defined terms

In this Agreement, the words and expressions below have the meanings ascribed to them:

“Access Notice” has the meaning as stated in Clause 10.1.2.

“AREIT” means Ascendas Real Estate Investment Trust.

“Authorities” means any and/or all relevant governmental, quasi-governmental, statutory or regulatory authorities (including JTC) and “Authority” means any one of them.

“Authorities Variation” has the meaning as stated in Clause 12.2(a).

“Building” means Tower I and Tower 2 collectively as described in the annexure at Schedule B, which are to be designed, developed and constructed on the Land by the Lessor pursuant to this Agreement.

“Base Plans and Specifications” means all designs, drawings, plans, layout, details, specifications and plans for the Building described in the annexure at Schedule B to this Agreement, and includes all Variations made to them in accordance with this Agreement.

“Business Day” means a day (other than a Saturday, Sunday or any gazetted public holiday in Singapore) on which commercial banks are ordinarily open for business in Singapore.

“Certifying Party” means either the architect or the project manager as may be appointed by the Lessor or such other appropriate Qualified Person as may be mutually agreed between the Pa1iies.

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“Confidential Information” means the terms of the MOU, this Agreement and/or the Lease Agreement and all information relating to the Project including without limitation the location of the Land, the Permitted Use, the proposed timing for the construction, all technical information, drawings and designs but does not include information which the Party receiving the Confidential Information can show:

(a)	became available to the public other than due to a Party’s unauthorised disclosure;

(b)	that at the time of receipt, was already in that Party’s possession or became lawfully available to that Party on a non-confidential basis from a third party entitled to make that disclosure; or

(c)	was independently developed by that Party without the benefit of the other Party’s Confidential Information.

“Construction Commencement Date” has the meaning as stated in Clause 7.1(b).

“CSC” means the certificate of statutory completion for the Building issued by the Building and Construction Authority under the Building Control Act (Chapter 29).

“Declared Investment” has the meaning as stated in Clause 15.1.1(b).

“Defects Liability Period” means a period of twelve (12) months after the Possession Date.

“Detailed Plans and Specifications” means all designs, drawings, plans, layout, details, specifications and other drawn or written information which are necessary to complete the works for the Project (excluding the Lessee’s Fitout Works) prepared or to be prepared by the Lessor based on and in accordance with the Base Plans and Specifications and approved by the Lessee in accordance with Clause 9.1(b).

“Dispute” has the meaning as stated in Clause 25.1.

“Estimated GFA” means the GFA as stated in Clause 6.1.

“Extended NTP Deadline” has the meaning as stated in Clause 9.5.

“Final NFP” has the meaning as stated in Clause 12.5.1.

“Fitout” means the Lessee’s fitting out and decoration of the Property to suit the Lessee’s occupation and use.

“Fitout Works” means the works necessary to complete the Fitout.

“Fitting Out Period” means, collectively, the Pre-TOP Access Period and Rent Free Period.

“Force Majeure Event” shall mean an event which is beyond the control of the Main Contractor and was not contributed to by the Main Contractor, that results in a total or partial failure of the Main Contractor in the fulfilment of any of its obligations under the Main Contract, and which is unforeseen, or if foreseeable, is unavoidable, and such events shall include but not be limited to any of the following:

(a)	exceptionally adverse weather conditions;

(b)	damage or disruptions to construction works caused by fire, storm, lightning, high winds, earthquake or incidents relating to aircraft or aerial objects;

(c)	war, hostilities (whether war be declared or not), invasion, act of foreign enemies, insurgency, terrorism, civil commotion or riots;

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(d)	rebellion, revolution, insurrection or military or usurped power or civil war;

(e)	industrial action by workmen, strikes, lockouts or embargoes in respect of any of the trades employed upon the construction;

(f)	any shortage of labour or construction materials resulting from domestic or foreign government actions, embargoes or regulations; or

(g)	island wide disruption of power or water lasting for a continuous period of more than 48 hours.

“GFA” means the aggregate gross floor area of the Building measured to include half the thickness of the walls/partitions/glass (as the case may be) which form the external boundary of the space being measured, and half the thickness of the internal walls/partitions/glass, as well as the areas occupied by all pillars, columns, mullions, internal partitions and projections within the space being measured, provided that, and subject to Clause 6:

(a)	until the GFA is determined by the registered surveyor engaged by the Lessor, the GFA shall be the Estimated GFA; and

(b)	upon determination of the GFA by the registered surveyor, the GFA will be the Surveyed GFA.

“GST” means goods and services tax as provided for in the Goods and Services Tax Act (Chapter 117A).

“HSBCITS” has the meaning as stated in Clause 28(a).

“Initial NFP” has the meaning as stated in Clause 12.5.2.

“Initial Rate” has the meaning as stated in Clause 5.2(a).

“JTC” means JTC Corporation, a body corporate incorporated under the Jurong Town Corporation Act (Chapter 150).

“JTC Letter of Offer” means the letter of offer dated 28 January 2019 incorporating the Schedule of Building Terms, Special Terms and Conditions and Standard Terms and Conditions together with the form of lease in respect of the JTC Lease in respect of the Land issued by JTC to the Lessor, and duly accepted by the Lessor, as varied by the Side Letter dated 28 January 2019 issued by JTC to the Lessor.

“JTC Lease” means the lease in respect of the Land (substantially in the form attached to the JTC Letter of Offer) to be granted by JTC to the Lessor pursuant to the JTC Letter of Offer.

“JTC Lease Documents” means the JTC Letter of Offer, JTC Lease and includes all documents made between JTC and the Lessor on terms and conditions agreed to by the Lessor and the Lessee which are expressed to be supplemental or variation to any of the JTC Lease Documents.

“Land” means the whole of the land lot provisionally known as PID 8201808006, forming part of Government Survey Lot Nos. 5418K-PT and 4398W-PT of Mukim 3, with an approximate site area of 11,435 square metres subject to final survey, as described in Schedule A.

“Land Application Fee” means the amount of approximately S$390,867. 77 that the Lessor has paid to JTC for the land application in relation to the Land.

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“Laws” means any and/or all present and future laws, legislation, subsidiary legislation, statutes and ordinances (including applicable anti-bribery and corruption, competition / antitrust laws and applicable rules of any relevant stock exchange), and any orders, directions, by-laws, codes, regulations, guidelines, notices and, requirements of or issued by any Authority or common law.

“Lease” has the meaning as stated in Clause 3.3.

“Lease Area” means the GFA of the Building.

“Lease Agreement” has the meaning as stated in Clause 3.3(iii).

“Lease Commencement Date” means the Possession Date.

“Lease Deposit” has the meaning as stated in Clause 7.4.

“Lessee Payment” has the meaning as stated in Clause 12.4.2(a).

“Lessee Variation” has the meaning as stated in Clause 12.3(a).

“Lessor Payment” has the meaning as stated in Clause 12.4.2(b).

“Lessor Variation” has the meaning as stated in Clause 12.7(a).

“MOU” means the binding Memorandum of Understanding signed between Ascendas Funds Management (S) Limited in its capacity as manager of Ascendas Real Estate Investment Trust (“AREIT”) and the Lessee relating to the Project, the Building, this Agreement, and the Lease Agreement and includes any variation or supplementary document entered into between the Parties.

“Main Contract” means the contract to, inter alia, construct the Project made between the Lessor (as employer) and the Main Contractor (as main contractor for the Project).

“Main Contractor” means HPC Builders Pte. Ltd. or such other substitute main contractor under the Main Contract appointed by the Lessor which shall be at least of similar repute and/or qualification as HPC Builders Pte. Ltd.

“Mechanical and Electrical Equipment” means the plant, mechanical and electrical equipment, fixtures and fittings installed by the Lessor at the Property in accordance with the Base Plans and Specifications and Detailed Plans and Specifications.

“NFP” has the meaning as stated in Clause 12.4.1.

“Notice” has the meaning as stated in Clause 24.1.

“Notice to Take Possession” has the meaning as stated in Clause 9.4(a).

“NTP Deadline” means the date stated in Clause 9.4(a).

“NTP Extension Notice” has the meaning as stated in Clause 9.5.

“Paying Party” has the meaning as stated in Clause 23.1.

“Payment Date” means the 1st day of each month of the Term.

“Permitted Use” means for use for purposes of software development and fintech only, with supporting activities including but not limited to the following activities, subject to prevailing Development Control Guidelines:

(a)	(i) research and development;

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(ii)	the carrying out of software maintenance and use as call centre;

(iii)

use as fleet support centre for training purposes, carrying out of customer/driver sign-up and customer/driver support activities and other activities relating to support of the fleet support centre (including without limitation customer/driver activation, issues resolution and operation of training team); and

(iv)	use as an industrial canteen in accordance with the terms of the JTC Letter of Offer; and

(b)	all other allowable uses that are approved by JTC and other relevant Authorities.

“Plans” has the meaning as stated in Clause 10.3.

“Practical Completion” means the stage reached when the Project has been essentially completed and the Building is fit for its intended purpose as set out in the Base Plans and Specifications and Detailed Plans and Specifications, except for minor omissions and defects that do not prevent its use in accordance with the Permitted Use, and with tests and documentation required under the Main Contract having been completed and made available, as certified by the Certifying Party.

“Possession Date” has the meaning as stated in Clause 9.4(b).

“Pre-TOP Access Date” has the meaning as stated in Clause 10.1.2(ii).

“Pre-TOP Access Period” means the period commencing on the Pre-TOP Access Date and ending upon the TOP Date.

“Prevailing Market Rent” has the meaning as stated in Clause 4.1(c).

“Project” means the project for the development comprising the construction and completion of the Building at the Land and installation of the Mechanical and Electrical Equipment in accordance with the Base Plans and Specifications and Detailed Plans and Specifications.

“Property” means the Land together with the Building.

“Quantity Surveyor” means the quantity surveyor appointed by the Lessor for the construction and completion of the Project.

“Qualified Person” shall have the meaning as that defined in the Building Control Act (Chapter 29).

“Receiving Party” has the meaning as stated in Clause 23.1.

“Reconciliation Period” has the meaning as stated in Clause 12.5.3(a).

“Renewal Lease” has the meaning as stated in Clause 4.1(b)(iii).

“Renewal Term” has the meaning ascribed to it in the Lease Agreement.

“Rent” has the meaning as stated in Clause 5.2(a).

“Rent-Free Period” has the meaning as stated in Clause 5.1.

“Security Deposit” has the meaning as stated in Clause 7.1.

“SIAC” means the Singapore International Arbitration Centre.

“SIAC Rules” means the Arbitration Rules of the SIAC for the time being in force.

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“Stipulated Date” has the meaning as stated in Clause 15.1.1(b).

“Specified Defect” has the meaning as stated in Clause 11.1.

“Surveyed GFA” has the meaning as stated in Clause 6.2(a).

“Term” means 11 years commencing on the Lease Commencement Date.

“TOP” means the temporary occupation permit for the Building issued by the Building Construction Authority under the Building Control Act (Chapter 29).

“TOP Date” means the date on which the TOP is issued.

“Tower 1” refers to the bigger of the two towers comprising the Building as described in the annexure at Schedule B, which is to be designed, developed and constructed on the Land by the Lessor pursuant to this Agreement.

“Tower 2” refers to the smaller of the two towers comprising the Building as described in the annexure at Schedule B, which is to be designed, developed and constructed on the Land by the Lessor pursuant to this Agreement.

“Transferee” has the meaning as stated in Clause 19.3.

“Variation Costs” has the meaning as stated in Clause 12.3(d).

“Variation Savings” has the meaning as stated in Clause 12.3(d).

“VO Stage 1 Finalisation Date” has the meaning as stated in Clause 12.4.1.

“Variations” means the Authorities Variations, the Lessor Variations and the Lessee Variations, or any of them.

“Warranties” and “Warranty” have the meaning as stated in Clause 14.

“14 Days’ Period” has the meaning as stated in Clause 4.1(c).

1.2	Statutory provisious

A reference to any Law, statutory provision or enactment includes all consolidations, re-enactments, re-statements, subordinate enactments, amendments, modifications, or replacements thereof.

1.3	Recitals, schedules, etc.

(a)	Each Recital, Schedule and Appendix to this Agreement fonns part of this Agreement.

(b)	References in this Agreement to the Parties include their legal personal representatives, successors and permitted assigns.

1.4	Meaning of references

Except where specifically required or indicated otherwise:

(a)

words importing one gender import any gender, words importing individuals import body corporates and vice versa, words importing the singular import the plural and vice versa, and words importing the whole include a reference to any part thereof;

(b)

references to a person include any individual, firm, body corporate, unincorporated association, govermuent, state or agency of state, association, joint venture or partnership, in each case whether or not having a separate legal personality. References to a company shall be construed to include any company, corporation or other body corporate wherever and howsoever incorporated or established;

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(c)

references to the word “include” or “including” (or any similar term) are not to be construed as implying any limitation and general words introduced by the word “other” (or any similar term) shall not be given a restrictive meaning because they are preceded by words indicating a particular class of acts, matters or things;

(d)	any reference to “writing” or “written” includes any method of reproducing words or text in a legible form;

(e)	references to “S$” are to the lawful currency of the Republic of Singapore;

(f)	references to times of the day are to that time in Singapore and references to a day are to a period of twenty-four (24) hours running from midnight to midnight;

(g)	references to the Lessor include its successors and pennitted assigns and all persons entitled to possession of the Property at the end of the Lease; and

(h)	references to the Lessee include its successors and permitted assigns.

1.5	Headings

Clause and paragraph headings and the table of contents are for ease of reference only and do not affect construction.

1.6	Consents and approvals

(a)

If under this Agreement, an act requires the consent or approval of a Party for any action, that consent or approval must be obtained in writing before starting to take that action, unless that requirement for consent or approval is expressly waived.

(b)	A reference to the consent or approval of the Lessor is taken to include, where consent or approval is required under any of the provisions of the JTC Lease Documents, the consent or approval of JTC.

2.	AGREEMENT TO BUILD AND LEASE

2.1	Subject to the conditions below, the Lessor agrees with the Lessee as follows:

(a)

The Lessor shall acquire from JTC a leasehold interest in respect of the Land for a term of thirty (30) years, at the Lessor’s sole cost and expense. In connection with the acquisition, the Lessor shall accept the JTC Letter of Offer by 8 February 2019 and shall enter into a lease with JTC for the Land on the terms and conditions in the JTC Letter of Offer and the JTC Lease Documents or on such other terms and conditions stipulated by JTC.

(b)	The Lessor shall, at the Lessor’s sole cost and expense, design, construct and complete the Project, in accordance with the terms and conditions in this Agreement.

(c)

Subject to the terms and conditions in this Agreement and the terms and conditions in the Lease Agreement, the Lessor shall grant the Lessee a lease of the Property and Mechanical and Electrical Equipment for the Term.

2.2	Land Application Fee

(a)

If this Agreement is terminated for any reason (i) not due to the default of either the Lessor or the Lessee, or (ii) due to the default of both the Lessor and the Lessee, and the Land Application Fee is forfeited by JTC, the Lessee and the Lessor will bear the cost of the Land Application Fee in equal shares. The Lessee will accordingly compensate the Lessor for 50% of the Land Application Fee paid to JTC.

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(b)

In the event that this Agreement is terminated for any reason due entirely to the Lessee’s default, including but not limited to any breach of the Lessee’s obligations under this Agreement, and the Land Application Fee is forfeited by JTC, the Lessee shall compensate the Lessor for 100% of the Land Application Fee paid to JTC. However, if this Agreement is terminated due entirely to the default of the Lessor, including but not limited to any breach of the Lessor’s obligations under this Agreement, the Lessor will bear the full amount of the Land Application Fee paid to JTC.

(c)

In the event that this Agreement is terminated pursuant to this Clause 2.2 (save for the case where this Agreement is terminated due entirely to the Lessee’s default), the Lessor shall return all Security Deposit paid by the Lessee within fourteen (14) Business Days of such termination.

3.	PREMISES

3.1	Premises

The premises to be leased to the Lessee will be the Property.

3.2	Permitted Use

(a)	The Lessee shall be permitted to use the Property for the Permitted Use.

(b)	The Lessor shall:

(i)

at its own cost and expense, apply for the requisite approvals from JTC and the relevant Authorities for sub-letting of the Property to the Lessee for the Permitted Use and ensure that such approvals are obtained before the issuance of the TOP; and

(ii)

at the request of the Lessee, render all necessary assistance to the Lessee in making applications for change of use of the Property from the Permitted Use, such assistance to include without limitation, execution of the relevant letters of authority/consent to facilitate the Lessee’s submission of such applications.

(c)	The Lessee shall:

(i)	at its own cost and expense, apply for all requisite approvals for the Fitout Works;

(ii)

pay for all costs incurred in connection with the necessary application by the Lessee for any change of use of the Property including without limitation, any differential premium, development charges and additional property tax (if any) resulting from such change of use of the Property from the Permitted Use;

(iii)	at the request of the Lessor, provide copies of the approvals referred to in this Clause 3.2(c) to the Lessor (if the Lessor is not already in receipt of the same); and

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(iv)	comply with all terms and conditions imposed by JTC and the relevant Authorities in connection with the approvals referred to in this Clause 3.2 to the extent applicable to the Lessee.

3.3	Lease Commencement Date and Term

The lease of the Property (the “Lease”) will:

(i)	commence on the Lease Commencement Date;

(ii)	be for the Term; and

(iii)	be on the same terms and conditions as those set out in the form oflease agreement at Appendix A to this Agreement (the “Lease Agreement”).

4.	OPTION TO RENEW

4.1

(a)    The Lessee will have the option (to be exercised by written notice from the Lessee to the Lessor given no less than twelve (12) months before expiry of the Term) to renew the Lease for the Renewal Term and the renewal shall be subject to the approval of JTC and (if applicable) any other relevant Authorities.

(b)	The Renewal Term will:

(i)	commence on the date falling immediately after the expiry of the Term;

(ii)	be for five (5) years;

(iii)	be on the same terms and conditions as the Lease Agreement except for this option to renew (“Renewal Lease”); and

(iv)	be for a rent amount determined as follows:

(A)	for the first year of the Renewal Term:

(aa)

if the then Prevailing Market Rent as at the commencement of the Renewal Term is 170% or more of the rent payable for the last year of the Term, the rent for the first year of the Renewal Term shall be at the rate being 80% of such Prevailing Market Rent; and

(bb)

if the then Prevailing Market Rent as at the commencement of the Renewal Term is less than 170% of the rent payable for the last year of the Term, the rent for the first year of the Renewal Term shall be at such Prevailing Market Rent; and

(B)	the rent shall be revised annually on each anniversary date of the lease commencement date of the Renewal Term at an increase of 2.5% per annum on the immediately preceding rent.

(c)	The Parties will endeavour to agree on the prevailing market rent on a per square foot basis as at the commencement date of the Renewal Lease (“Prevailing Market Rent”) in respect of the Property.

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In the absence of agreement between the Parties of the Prevailing Market Rent by the date falling fourteen (14) days after the Lessor’s receipt of the Lessee’s notice of intention to renew (“14 Days’ Period”), each Party shall appoint a reputable independent licenced valuer within fourteen (14) days after the 14 Days’ Period to determine the Prevailing Market Rent, the basis of determination to be mutually agreed between the Parties in writing, and shall instruct such valuer to report in writing to both Parties by the date falling not later than ten (10) days after the date of the valuer’s appointment. The average of the two (2) prevailing market rent as determined by the two (2) valuers shall be deemed to be the Prevailing Market Rent for the Renewal Term.

The Parties agree that in determining the Prevailing Market Rent, each valuer acts as an expert and not as an arbitrator. Each Party shall bear the costs and expenses of and in connection with the appointment of its own valuer.

5.	RENT

5.1	Rent-Free Period

In consideration of the Lessee appointing the Lessor for the Project, the Lessor agrees to grant the Lessee six (6) months of Rent free period (“Rent-Free Period”) commencing on the Lease Commencement Date, free of Rent. The Lessee may, with the prior written consent of the Lessor, commence business during the Rent-Free Period.

5.2	Commencement of Proper Rent Payments

(a)

The rent (the “Rent”) payable by the Lessee during the Term shall be calculated at the initial rate (“Initial Rate”) of S$2.11 per square foot per month on the GFA of the Building for the first year of the Term.

(b)	The Rent shall be revised annually on each anniversary date of the Lease Commencement Date during the Term at an increase rate of 2.5% per annum on the immediately preceding Rent.

5.3	Payment of Rent

The Rent shall be paid by the Lessee monthly in advance, without any demand, withholding, deduction or set off at law or in equity in accordance with the Lease Agreement. On or before the signing of this Agreement, the Lessee shall pay to the Lessor a sum of S$960,935.06, being the amount equivalent to one month’s rent in advance at the Initial Rate and calculated based on the Estimated GFA, in accordance with Clause 2.1.3(ii) of the Lease Agreement.

6.	FLOOR AREA

6.1	Estimated floor area

Pending survey of the GFA pursuant to Clause 6.2, the estimated gross floor area of the Building is 42,309.5 square metres or 455,419.46 square feet (calculated based on 1 sq m = 10.764 sq ft) (the “Estimated GFA”).

6.2	Surveyed floor area

(a)

As soon as practicable after the TOP Date, the Lessor shall, at the Lessor’s cost and expense, engage a registered surveyor to carry out a survey of the GFA. The Lessor will notify the Lessee in writing within fourteen (14) days after the Lessor’s receipt of the registered surveyor’s determination of the GFA (such GFA as determined by the registered surveyor shall be called the “Surveyed GFA”).

(b)	The Parties agree that the Surveyed GF A shall not be less than 97% of the Estimated GFA or more than 103% of the Estimated GFA.

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6.3	Adjustments

(a)

Upon the determination of the Surveyed GFA by the registered surveyor, there shall be an adjustment in the Rent and the Security Deposit, such adjustment to be determined by reference to the Surveyed GF A and such adjustment shall take effect from the Lease Commencement Date.

(b)

Any underpayment in the Rent and the Security Deposit by the Lessee under this Agreement and the Lease Agreement determined by reference to the Surveyed GF A shall be paid by the Lessee to the Lessor, free of interest, within twenty-eight (28) days of the Lessee’s receipt of the Lessor’s written demand.

(c)

Any overpayment in the Rent and the Security Deposit by the Lessee under this Agreement and the Lease Agreement determined by reference to the Surveyed GF A shall be paid by the Lessor to the Lessee, free of interest, by way of an offset against the Rent commencing from the first applicable Payment Date (for which Rent is payable in accordance with the Lease Agreement).

7.	LESSEE SECURITY DEPOSIT

7.1

The Lessee shall furnish to the Lessor a sum equivalent to six (6) months’ average monthly rent for the Tenn at the rate of S$2.30 per square foot per month computed based on the GFA, as the security deposit (“Security Deposit”) in cash in the following manner:

(a)	one (1) month’s rent payable upon or before signing of this Agreement;

(b)

two (2) months’ rent payable upon or before commencement of the construction works for the Building (“Construction Commencement Date”) to be notified by the Lessor’s written notice to the Lessee and not less than twenty-eight (28) days prior to such Construction Commencement Date unless otherwise agreed between the Parties; and

(c)	remaining three (3) months’ rent payable within three (3) months from the date of commencement of the Construction Commencement Date unless otherwise agreed between the Parties.

7.2	Security

The Security Deposit shall be held by the Lessor for the due performance and observance by the Lessee of all the covenants and provisions contained in this Agreement and the Lease Agreement.

7.3	Application of Security Deposit

(a)

If the Lessee shall commit a breach of any of the provisions of this Agreement, the Lessor shall be entitled but not obliged to apply the Security Deposit or any part thereof in or towards payment of moneys outstanding or making good any breach by the Lessee or to deduct from the Security Deposit the loss or expense to the Lessor occasioned by such breach but without prejudice to any other rights or remedies which the Lessor may be entitled.

(b)

If any part of the Security Deposit shall be applied by the Lessor in accordance herewith, the Lessee shall within twenty-eight (28) days’ of the Lessee’s receipt of the Lessor’s written demand deposit with the Lessor in cash the amount set-off by the Lessor from the Security Deposit as replacement of the part or whole of the Security Deposit so applied by the Lessor.

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7.4	Security Deposit under the Lease Agreement:

The Lessee authorises the Lessor to apply and hold the Security Deposit as the security deposit required under Clause 3.7 of the Lease Agreement (the “Lease Deposit”). Any shortfall in the Lease Deposit after such application by the Lessor shall be furnished by the Lessee to the Lessor within twenty-eight (28) days of the Lessee’s receipt of the Lessor’s written demand.

8.	BASE SPECIFICATIONS OF THE BUILDING

8.1	Building specifications and plans

The Parties acknowledge that the Base Plans and Specifications incorporate the requirements of the Lessee, as agreed with the Lessee, in respect of its general requirements for the design and specifications of the Building.

9.	PROJECT

9.1	Design, Development and Construction of Building

(a)	The Lessor shall, at its risk, cost and expense:

(i)	design, develop and prepare the Detailed Plans and Specifications;

(ii)

engage or appoint a Main Contractor to develop, construct and complete the Project in accordance with the Base Plans and Specifications, the Detailed Plans and Specifications and all applicable Laws and in accordance with the milestone schedule for completion to be agreed between the Parties subject to the consent of the relevant authorities and JTC;

(iii)	obtain all necessary permits, approvals, licences and clearances from all relevant Authorities for all matters connected with the design, development, construction and completion of the Building; and

(iv)

at all times throughout the duration of the Project, take out and keep in force, or ensure that the Main Contractor shall at the Main Contractor’s cost and expense, take out and keep in force, such insurance policies which are required by Law to be taken out or which are typically taken out in line with prevailing industry practice in Singapore for projects of a similar size and nature as the Project (including contractors’ all risks insurance, comprehensive public liability insurance and work injury compensation insurance).

(b)

The Lessor shall, during the design review meetings referred to in Clause 9 .2(c) below or at any other time, submit for the Lessee’s review and approval, designs, drawings, plans and specifications prior to their submission of the same to the Authorities and/or the Main Contractor for commencement of construction. The Lessee shall provide its approval and/or comments to the same within such reasonable time as may be mutually agreed between the Parties, and if the Lessee has commented on the same, the Lessor shall consider and take into account such comments and re-submit the designs, drawings, plans and/or specifications to the Lessee for approval after revision, provided always that if the Lessee fails to revert within the said agreed time period, such submissions are deemed accepted by the Lessee and the Lessor may, after giving 14 days’ written notice to the Lessee (or such other reasonable time as may be mutually agreed between the Parties), proceed with the works or design.

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9.2	Participation by Lessee

During the construction period of the Project, the Lessor shall:

(a)

supply progress reports to the Lessee (in such form acceptable to the Lessee) on a monthly basis. Should it appear to the Lessee at any time that the actual progress of the works does not conform with the milestone schedule, the Lessee shall be entitled to require the Lessor to produce a revised programme showing such modifications as may be necessary to ensure completion of the works to achieve the milestones set out in Clauses 9.3 and 9.4 below;

(b)

make arrangements to facilitate reasonable requests by the Lessee for the inspection of the work site (together with a representative of the Lessor) or measurement of the works at reasonable times after prior notice being given by the Lessee or the Lessee’s consultants to the Lessor for such inspection. During such site visits, the Lessee shall comply and procure the persons entering the work site to comply with all rules, regulations and directions of or imposed by the Lessor and/or the Main Contractor as notified to the Lessee;

(c)

schedule design review meetings during the construction period (i) for the purpose of reviewing and carrying out detailed design development for the Project and (ii) to provide the Lessee with updates as to the extent by which the Lessor’s proposals are in compliance with the Base Plans and Specifications. The frequency, duration, number and venue of the reviews shall be as deemed necessary by the Lessor and accepted by the Lessee, provided that such review meetings shall be held at least once every two (2) weeks unless the Lessor determines that a meeting is not necessary provided that the Lessor gives the Lessee Notice in writing (by way of email or otherwise) setting out the reason why such meeting is not necessary. The Lessor shall provide the Lessee with reasonable prior notice of each design review meeting, such notice to be accompanied by all necessary documents and information in order to give the Lessee sufficient time to review such documents and information prior to each design review meeting; and

(d)

if, as a result of an inspection, review, measurement or testing jointly undertaken by the Parties, the works or any part thereof are found to be defective or otherwise not in accordance with the Base Plans and Specifications and/or the Detailed Plans and Specifications, the Lessee may reject such works or part thereof by giving notice in writing to the Lessor setting out details of the Lessee’s grounds of objection to such works or part thereof. The Lessor shall then (except in the case of an emergency situation) within fourteen (14) days or such other period as may be mutually agreed between the Parties, make good the defect and ensure that the rejected item(s) complies with the Base Plans and Specifications and/or the Detailed Plans and Specifications.

9.3	Estimated Construction Milestones

(a)	The commencement of construction of the Building is expected to be in February 2019.

(b)	TOP is expected to be obtained by 30 September 2020 subject to any extensions pursuant to this Agreement.

(c)	The Lessor shall obtain the CSC in respect of the Building within three (3) years from the date of issuance of the TOP.

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9.4	TOP and Practical Completion

(a)

The Lessor shall achieve Practical Completion for the Property, obtain the TOP and thereafter serve the notice in writing to the Lessee to take possession of the Property (the “Notice to Take Possession”) by not later than 7 October 2020 (the “NTP Deadline”) or, where applicable, by the Extended NTP Deadline.

(b)

The Lessor shall be deemed to have delivered possession of the Property (i) on the date on which the Lessee actually takes possession of the Property or (ii) the date falling seven (7) days after the date of the Notice to Take Possession, whichever date is the earlier (such earlier date, the “Possession Date”).

9.5

Extended NTP Deadline: Notwithstanding the NTP Deadline in Clause 9.4(a), in the event the Lessor is unable to serve the Notice to Take Possession by the NTP Deadline, the Lessor shall be entitled, by giving written notice to the Lessee (the “NTP Extension Notice”) within seven (7) days after the Lessor has actual knowledge of the need to extend the NTP Deadline and by a date no less than one (1) month prior to the NTP Deadline, to extend the NTP Deadline to a later date (such date, the “Extended NTP Deadline”) in accordance with the provisions of Clause 9.6.

9.6

NTP Extension Notice: The NTP Extension Notice shall be accompanied by the relevant certification(s) from the Certifying Party and shall set out (i) the reason for the extension of the NTP Deadline and (ii) the period of extension of the NTP Deadline or the Extended NTP Deadline (as the case may be), as follows:

	Reasons for the Extension of the NTP Deadline	Period of extension of the NTP Deadline or the Extended NTP Deadline (as the case may be)
(i)	an extension of time has been granted to the Main Contractor under the Main Contract due to the occurrence of a Force Majeure Event as certified by the Certifying Party.	Equivalent to the period of extension set forth in the certification by the Certifying Party.

(ii)	the implementation of any Authorities Variations which the Certifying Party has certified under Clause 12.2 will cause a delay in the issuance of the Notice to Take Possession beyond the NTP Deadline or the Extended NTP Deadline (as the case may be).	Equivalent to the period of delay in the issuance of the Notice to Take Possession beyond the NTP Deadline, or the Extended NTP Deadline (as the case may be), caused by the implementation of the Authorities Variations, as certified by the Certifying Party under Clause 12.2(b).

(iii)	the implementation of any Lessor Variations (which had been approved by the Lessee), which the Certifying Party has certified under Clause 12.7(b) will cause a delay in the issuance of the Notice to Take Possession beyond the NTP Deadline or the Extended NTP Deadline (as the case may be).	Equivalent to the period of delay in the issuance of the Notice to Take Possession beyond the NTP Deadline, or the Extended NTP Deadline (as the case may be), caused by the implementation of any Lessor Variations, as certified by the Certifying Party under Clause 12.7.

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	Reasons for the Extension of the NTP Deadline	Period of extension of the NTP Deadline or the Extended NTP Deadline (as the case may be)
(iv)	the implementation of any Lessee Variations (which had been approved by the Lessor) which the Certifying Party has certified will cause a delay in the issuance of the Notice to Take Possession beyond the NTP Deadline or the Extended NTP Deadline (as the case may be).	Equivalent to the period of delay in the issuance of the Notice to Take Possession beyond the NTP Deadline, or the Extended NTP Deadline (as the case may be) caused by the implementation of the Lessee Variations, as certified by the Certifying Party.

(v)	any other reason for the extension of the NTP Deadline or Extended NTP Deadline (as the case may be) which the Lessor has demonstrated will cause a delay in the issuance of the Notice to Take Possession beyond the NTP Deadline or Extended NTP Deadline (as the case may be).	Equivalent to the extension of time as requested by the Lessor in writing and agreed to by the Lessee in writing.

9.7

Extended NTP Deadline: For the avoidance of doubt, (i) where any extension periods (or any part(s) thereof) hereinbefore mentioned occur concurrently, such periods (or any part(s) thereof) which occur concurrently shall not be aggregated, and (ii) the Extended NTP Deadline may be further extended under Clause 9.6 due to any of the events prescribed in Clause 9.6 (such further extended deadline also to be called the “Extended NTP Deadline”).

9.8

Certifying Party: The Certifying Party shall act impartially and independently and where the Certifying Party is an architect registered under the Architects Act (Chapter 12), shall comply with the Architects Act (Chapter 12) and the Architects (Professional Conduct and Ethics) Rules and the Lessor and/or the Lessee shall not in any way seek to influence or interfere with the Certifying Party’s exercise of its duties under this Clause 9.

9.9

Agreed Liquidated Damages: If the Lessor does not hand over possession of the Property to the Lessee by the NTP Deadline or, where applicable, the Extended NTP Deadline, the Lessee shall be entitled to liquidated damages in the form of a rent-free period for the delay equivalent to one (1) day’s rent for each day of the period of delay to commence immediately following the expiry of the Fitting Out Period. The Lessee’s entitlement to such liquidated damages shall not relieve the Lessor from its obligation to complete the Project, or from any other of his duties, obligations and responsibilities under this Agreement. The Lessor waives any and all rights to claim or contend that the liquidated damages imposed under this Clause 9.9 are invalid and/or excessive or otherwise unenforceable as a penalty.

9.10

Partial Occupation: If before completion of the whole of the Property, any part thereof has been determined by the Certifying Party as completed, TOP in respect of such part has been obtained and the Lessee, in its absolute discretion, agrees to early occupation or use of such part of the Property, the agreed liquidated damages for delay in Clause 9 .9 shall, for any period of delay after such hand over, be reduced in the proportion of which the GFA of the part of the Building so handed over bears to the GFA of the whole of the Building.

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10.	EARLY ACCESS AND FITOUT

10.1	Pre-TOP Access

10.1.1

Prior to the date of issuance of the TOP, the Lessee may, by giving notice in writing to the Lessor at least one (1) month prior to the Pre-TOP Access Date, request for access to the Property or any part thereof for the purpose of carrying out the Lessee’s Fitout Works. The Lessor shall permit the Lessee to have such access to the Property prior to the date of issuance of the TOP on a non-exclusive basis on a date to be notified by the Lessor to the Lessee in writing, such access to be granted no later than six (6) months prior to the NTP Deadline or the Extended NTP Deadline (as the case may be), subject to:

(i)

(where the nature and extent of the Fitout Works require the approval of the Main Contractor and/or consultants engaged by the Lessor for the Project) the Lessee submitting the plans and layouts for the Fitout Works for approval by the Main Contractor and/or such consultants by a date to be agreed between the Parties;

(ii)

if the building plans for the Fitout Works are required to be approved by the relevant Authorities, submitting the same to the relevant Authorities for approval by a date to be agreed between the Parties; and

(iii)

the consent of the Main Contractor being obtained for such pre-TOP access and such reasonable terms and conditions which the Main Contractor may impose in granting its consent. In this regard, the Lessor agrees to assist the Lessee and use best endeavours to procure the consent of the Main Contractor.

10.1.2

The Lessee shall sign and return the acceptance attached to the notice of access issued by Lessor (“Access Notice”) within seven (7) days after the date of the Access Notice. The Lessee shall be deemed to have accepted the licence to access the Property on a non-exclusive basis on:

(i)	the date on which the Lessor receives such acceptance duly signed by the Lessee; or

(ii)	the date falling seven (7) days after the date of the Access Notice, whichever date is the earlier (such date to be herein called the “Pre-TOP Access Date”).

10.2	The Lessee’s licence to access the Property on a non-exclusive basis on the pre-TOP Access Date shall be subject to the following terms and conditions:

10.2.1

the Lessee, its servants, agents, contractors, licensees and invitees enter the Property and perform the Fitout Works at its/their own risk, and the Lessor is not responsible to the Lessee or to the Lessee’s servants, agents, contractors, licensees and invitees for any death, injury, loss or damage sustained at or originating from the Property, directly or indirectly caused by, resulting from or in connection with such entry into the Property and/or the performance of the Fitout Works unless such death, injury, loss or damage was caused by or attributable to any act, omission, negligence, misconduct or wilful default of the Lessor and/or the Main Contractor or any of their agents, employees, sub-contractors or invitees;

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10.2.2

the Lessee must first agree with the Main Contractor on the use of access routes through the Land and the Building and the Lessor shall provide reasonable assistance in facilitating the Lessee’s arrangements with the Main Contractor, if required;

10.2.3

the Lessee must make the necessary arrangements with the Main Contractor for the use of the electricity, water and other utilities on site, subject to the payment by the Lessee to the Main Contractor of the actual cost incurred by the Main Contractor in respect of such use. The Lessor shall provide reasonable assistance in facilitating the Lessee’s arrangements with the Main Contractor, if required;

10.2.4

the Lessee, its servants, agents, contractors, licensees and invitees must co-ordinate their respective activities with those of the Main Contractor, and comply with all reasonable instructions of the Main Contractor and the Lessor’s consultants so as not to delay the completion of the main building works or the obtaining of the TOP or the CSC. In this respect, the completion of the main building works and the obtaining of the TOP and the CSC shall have priority over the Fitout Works;

10.2.5

each Party acknowledges that on and from the Pre-TOP Access Date, the other Party and its contractors, licensees or invitees will concurrently be undertaking construction works within the Property. Each Party shall (and shall ensure that their respective contractors, licensees or invitees shall) in good faith, take reasonable measures to coordinate their works and cooperate with the other parties on site and shall not damage works carried out by or on behalf of the other Party;

10.2.6

(i) the Lessor and other persons authorised by the Lessor, and (ii) the Main Contractor and other persons authorised by the Main Contractor, may enter the Property to effect or carry out and complete all works which are required by the relevant Authorities or which are considered necessary by the Lessor and/or the Main Contractor for the issuance of the TOP and the CSC;

10.2.7

the Lessee shall not carry out or permit to be carried out any works or activities which may delay or affect the issuance of the TOP. In the event that the issuance of the TOP is rejected or otherwise withheld or delayed as a result of any Fitout Works carried out or caused to be carried out by the Lessee, the Lessor may by notice in writing require the Lessee to rectify the same within a reasonable period. If the Lessee fails to rectify the same within such reasonable period, the Lessor, its workmen and/or agents shall be entitled to enter upon the Property and carry out such works as may be necessary to comply with the requirements of the relevant Authorities in order to obtain the issuance of the TOP. The reasonable cost and expense incurred by the Lessor in respect of such works shall be recoverable from the Lessee as if such cost and expense were rent in arrears provided that the Lessor furnishes to the Lessee documents evidencing such costs and expenses; and

10.2.8	the Lessee must, during the Pre-TOP Access Period:

(i)

permit (a) the Lessor and other persons authorised by the Lessor, and (b) the Main Contractor and its contractors, workmen and other persons authorised by the Main Contractor, full access to enter the Property; and

(ii)	permit the relevant Authorities full access to enter the Property,

to carry out and complete pre-TOP inspections, TOP inspections, pre-CSC inspections and/or CSC inspections and shall not carry out any Fitout Works on such inspection dates.

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10.3	Fitout Work Plans

Subject to Clause 10.1 and after issuance of TOP, the Lessee shall submit for the Lessor’s approval all plans, layouts, designs, drawings and specifications related to the Fitout Works (“Plans”) at least two (2) weeks (or such other time as may be mutually agreed between the Parties having regard to the nature and extent of the Fitout Works required) before commencement of the Fitting Out Period. The Lessee shall reimburse the Lessor for such reasonable costs incurred by the Lessor for granting of such approval provided that such costs do not include any fees charged by the Lessor and the Lessor has provided to the Lessee documents evidencing such costs and expenses. The Lessee acknowledges that the Lessor’s approval of the Plans may be subject to the Lessor requiring modifications to be made to comply with Authority requirements. If within fourteen (14) days after the Lessor’s receipt of the Plans, or such longer period reasonably required by the Lessor and mutually agreed between the Parties in writing, the Lessor does not notify the Lessee in writing that any modification to the Plans is necessary, the Lessor shall be deemed to have given approval to the Lessee for the Plans and shall have waived any right to object or require modification to the same.

10.4

After the date of this Agreement, the Lessee shall use the Lessor’s nominated consultants, contractors and subcontractors, provided that the Lessor makes available details (including but not limited to the identity, proposed fees and scope of works and/or services to be supplied) and involves the Lessee in negotiations and discussions of the terms of engagement prior to the engagement of such consultant, contractor and/or subcontractor in respect of:

(i)	structural works;

(ii)	works involving waterproofing;

(iii)	works for the Mechanical and Electrical Equipment and air-conditioning systems; and

(iv)	fire safety systems,

to the extent that the Fitout Works affect any building or equipment warranties in respect of the Property and Mechanical and Electrical Equipment granted to the Lessor, or relate to connectivity and interfacing with the Lessor’s base building systems and infrastructure. The Lessor shall not be liable to the Lessee for each such consultant, contractor and subcontractor’s performance of such works forming part of the Fitout Works.

11.	DEFECTS

11.1

Notification of Defects: The Lessee shall give the Lessor written notice of any defect in the Property which appears or becomes apparent during the Defects Liability Period (each a “Specified Defect”), the first of such defects list to be furnished after the Possession Date.

11.2	Investigation of Defects:

(a)	After the Lessor’s receipt of each defects list, the Lessor shall, together with the Lessee, act together in good faith to investigate the Specified Defects listed therein.

(b)

Without prejudice to the Lessee’s obligations under the Lease Agreement in respect of repair, maintenance and upkeep of the Property and the Mechanical and Electrical Equipment, the Lessor shall or shall procure that the Main Contractor shall carry out and complete all rectification works in respect of the following, at its own cost and expense:

(i)	any Specified Defect; and

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(ii)	any unauthorised deviation of the development of the Building from the Base Plans and Specifications and/or the Detailed Plans and Specifications,

within such reasonable and practicable period as may be agreed between the Parties (having regard to the nature and extent of the defects and the rectification works required), save and except that the Lessor shall not be required to make good any Specified Defect which is caused solely by any negligence, misconduct or wilful default of the Lessee, its employees, agents, workmen, contractor or invitees and such costs for making good any such defects shall be borne solely by the Lessee.

11.3	Access:

The Lessee shall, where the Lessee has exclusive possession of the Property, grant to the Lessor, its employees, consultants, agents, workmen and/or contractors all necessary access to the Property to enable the Lessor to perform its obligations under this Clause 11 provided that any access by the Lessor, its employees, consultants, agents, workmen and/or contractors shall comply with the Lessee’s reasonable requirements and the exercise of these rights by the Lessor, its employees, consultants, agents, workmen and/or contractors shall not affect the operations of the business of the Lessee, its subtenants and/or its occupiers and/or affect the use of the Property by the Lessee, its subtenants and/or its occupiers or cause disturbance to the Property.

12.	VARIATIONS TO BASE PLANS AND SPECIFICATIONS

12.1	Variations and Omissions:

(a)	The Lessor shall not make any amendment or modification to the Base Plans and Specifications, save for such amendment or modification as may be made as a result of:

(i)	any requirement of the relevant Authorities in accordance with Clause 12.2 below; or

(ii)	a proposal or request by the Lessee which is acceded to by the Lessor in writing in accordance with Clause 12.3 below; or

(iii)	a proposal or request by the Lessor which is acceded to by the Lessee in writing in accordance with Clause 12.7 below.

12.2	Authorities Variations:

(a)

The Lessor shall, before implementing any omission, additions or modifications to the Base Plans and Specifications which may be required by any of the relevant Authorities (such variations and omissions, the “Authorities Variations”, and each an “Authorities Variation”) notify the Lessee in writing of such Authorities Variations, such written notification from the Lessor shall set out in reasonable detail the nature of the proposed Authorities Variations and implications of the Authorities Variations on (i) the Base Plans and Specifications (ii) the Property and (iii) the NTP Deadline or the Extended NTP Deadline (as the case may be).

(b)

The Lessor’s notification shall also be accompanied by a certification from the Certifying Party of the period of delay that the implementation of the Authorities Variations will cause to the issuance of the Notice to Take Possession beyond the NTP Deadline or the Extended NTP Deadline (as the case may be).

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(c)

The costs of the implementation of the Authorities Variations (including all modifications thereof) shall be borne by the Lessor unless such Authorities Variations (including all modifications thereof) arise directly from any Lessee Variations in which case the Lessee shall be liable for costs of such Authorities Variations in accordance with the provisions of Clause 12.4. Any savings arising from the Authorities Variations (including all modifications thereof) shall accrue to the Lessor unless such Authorities Variations (including modifications thereof) arise directly from any Lessee Variations in which case any savings shall accrue to the Lessee in accordance with the provisions of Clause 12.4.

12.3	Lessee Variations:

(a)

The Lessee shall seek the written approval of the Lessor (which approval shall not be unreasonably withheld or delayed) to any omission, additions or modifications to the Base Plans and Specifications which may be required by the Lessee (such variations and omissions, the “Lessee Variations”, and each a “Lessee Variation”). Any request by the Lessee for the Lessor’s approval to any Lessee Variations shall set out the nature of the proposed Lessee Variations in reasonable detail.

(b)

After the Lessor’s receipt of the Lessee’s notice for any Lessee Variations, the Lessor shall consider, and have discussions with the Lessee on, (without limitation) the additional costs, fees or charges to be incurred by the Lessor or the savings of the Lessor in relation to, or arising from, the implementation of such Lessee Variations, the implications of the Lessee Variations on (i) the Base Plans and Specifications (ii) the Property and (iii) the period of delay that the implementation of such Lessee Variations will cause to the issuance of the Notice to Take Possession beyond the NTP Deadline or the Extended NTP Deadline (as the case may be).

(c)

All costs arising from the Lessee Variations shall be borne by the Lessee and any savings arising from the Lessee Variations shall accrue to the Lessee and shall be dealt with in accordance with the provisions of Clause 12.4.

(d)

The additional costs, fees or charges referred to in Clause 12.2 and this Clause 12.3 in respect of any Authorities Variations or Lessee Variations payable by the Lessee shall be called the “Variation Costs” and the savings from any Authorities Variations or Lessee Variations payable to the Lessee shall be called the “Variation Savings”.

12.4	Payment of Variation Costs:

12.4.1

On the date falling six (6) months prior to the NTP Deadline or the Extended NTP Deadline (as the case may be) (the “VO Stage 1 Finalisation Date”), the Parties shall determine the net financial position (the “NFP”) between the Lessor and the Lessee after taking into account all Variation Costs and the Variation Savings (both as certified by the Quantity Surveyor) up to the VO Stage 1 Finalisation Date.

12.4.2	Where:

(a)

the NFP is a positive amount (i.e. there is an amount payable by the Lessee to the Lessor), such amount (the “Lessee Payment”) shall be dealt with, or paid to, the Lessor by the Lessee in accordance with the provisions of Clauses 12.4.3 to 12.4.5; and

(b)	the NFP is a negative amount (i.e. there is an amount payable by the Lessor to the Lessee), such amount (the “Lessor Payment”) shall be dealt with in accordance with the provisions of Clause 12.4.6.

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12.4.3

The Lessee may elect to pay the Lessee Payment either by way of additional monthly rent or as a lump sum. The Lessee’s election of the mode of payment of the Lessee Payment must be made and notice thereof given to the Lessor no later than twenty-eight (28) days prior to the NTP Deadline or the Extended NTP Deadline (as the case may be).

12.4.4

If the Lessee elects to pay for the Lessee Payment by way of additional monthly rent, with effect from the first applicable Payment Date (for which Rent is payable in accordance with the Lease Agreement), such additional monthly rent shall be paid by way of an increase in the Initial Rate by a rate per square foot per month computed based on the rate of S$0.00000002568 per square foot of the GFA per month for every S$1 of the total amount of Lessee Payment. The Lessee shall pay any additional stamp duty payable as a result of any such increase in the Rent.

A working example of such increase in the Initial Rate is set out below:

Amount of Lessee Payment (a) (S$)	1,000,000	2,000,000	3,000,000

Rentalisation rate (b)	S$0.00000002568 per square foot	S$0.00000002568 per square foot	S$0.00000002568 per square foot

Amount per square foot (psf) to adjust (a x b = c)	0.02568	0.05136	0.07704

Initial Rate of Rent (psf) (d)	2.11	2.11	2.11

Adjusted rate of Rent (psf) (d + c)	2.13568	2.16136	2.18704

12.4.5

If the Lessee elects to pay the Lessee Payment by way of a lump sum payment to the Lessor, the Lessee must pay the Lessee Payment within twenty-eight (28) days after the date of issuance of the Notice to Take Possession provided that the Lessee is given no less than twenty-eight (28) days’ notice for the payment of such Lessee Payment.

12.4.6

The Lessor Payment shall be dealt with by way of decrease in the monthly rent with effect from the first applicable Payment Date (for which Rent is payable in accordance with the Lease Agreement), such decrease in the monthly rent by way of a decrease in the Initial Rate by a rate per square foot per month computed based on S$0.0000000116 per square foot of the GFA per month for every S$1 of the total amount of Lessor Payment.

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A working example of such decrease in the Initial Rate is set out below:

Amount of Lessor Payment (a) (S$)	1,000,000	2,000,000	3,000,000

Rentalisation rate (b)	S$0.0000000116 per square foot	S$0.0000000116 per square foot	S$0.0000000116 per square foot

Amount per square foot (psf) to adjust (a x b = c)	0.0116	0.0232	0.0348

Initial Rate of Rent (psf) (d)	2.11	2.11	2.11

Adjusted rate of Rent (psf) (d - c)	2.0984	2.0868	2.0752

12.5	Reconciliation:

12.5.1

After all Variation Costs and/or Variation Savings (which may, for the avoidance of doubt, include any subsequent adjustments to the Variation Costs and/or Variation Savings after the VO Stage 1 Finalisation Date), as certified by the Quantity Surveyor, are finalised and the actual NFP is determined by the Parties (“Final NFP”), there shall be a reconciliation of the NFP between the Lessor and the Lessee after taking into account the finalised amount of all Variation Costs and all Variation Savings.

12.5.2	If the Final NFP is different from the NFP originally determined under Clause 12.4.1 (“Initial NFP”), the following provisions shall apply:

(a)

where the Final NFP is a positive amount and where the Lessee had elected to make payment of the Lessee Payment by way of: (i) a lump sum payment pursuant to Clause 12.4.5), such additional amount shall be paid by the Lessee to the Lessor within twenty-eight (28) days after the date of the Lessor’s demand for payment, or (ii) additional monthly rent pursuant to Clause 12.4.4, such additional amount shall be paid by way of an increase in the applicable rate of Rent by a rate per square foot per month computed based on the rate of S$0.00000002568 per square foot of the GF A per month for every S$1 of such additional amount payable by the Lessee to the Lessor with effect from the first applicable Payment Date (for which Rent is payable in accordance with the Lease Agreement). The Lessee shall pay any additional stamp duty payable as a result of any such increase in the Rent; and

(b)

where the Final NFP is a negative amount, the amount to be paid by the Lessor to the Lessee shall be dealt with by way of a decrease in the monthly rent payable by way of a decrease in the applicable rate of Rent by a rate per square foot per month computed based on S$0.0000000116 per square foot of the GFA per month for every S$1 of such amount to be paid by the Lessor to the Lessee with effect from the first applicable Payment Date (for which Rent is payable in accordance with the Lease Agreement).

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12.5.3 (a)

In the event that the Final NFP is an amount in excess of the Initial NFP such that the amount of Rent calculated on the Initial NFP (based on the applicable rate of Rent as determined in accordance with Clause 12.4) is less than the amount of Rent calculated on the Final NFP (based on the applicable rate of Rent as determined in accordance with Clause 12.5.2), resulting in a shortfall of Rent payable to the Lessor during the period prior to the reconciliation (“Reconciliation Period”), the Lessee shall pay to the Lessor an amount equivalent to the said shortfall of Rent by way of a lump sum within twenty-eight (28) days after the date of the Lessor’s demand for payment.

(b)

In the event that the Final NFP is an amount less than the Initial NFP such that the amount of Rent calculated on the Initial NFP (based on the applicable rate of Rent as determined in accordance with Clause 12.4) is greater than the amount of Rent calculated on the Final NFP (based on the applicable rate of Rent as determined in accordance with Clause 12.5.2), resulting in overpayment of Rent paid to the Lessor during the Reconciliation Period, the Lessor shall repay to the Lessee an amount equivalent to the said excess amount of Rent paid by way of set-off of such amount from the Rent commencing from the first Payment Date (for which Rent is payable in accordance with the Lease Agreement) immediately after the reconciliation, and if such Payment Date is less than twenty-eight (28) days after the reconciliation, the set-off shall commence from the next Payment Date (for which Rent is payable in accordance with the Lease Agreement).

12.6	Payments: Notwithstanding the aforesaid, the Parties hereby agree that:

12.6.1	where the NFP is a positive amount, the aggregate of all payments to be paid by the Lessee to the Lessor (by way of additional monthly rent or as a lump sum) shall not in any event exceed S$3,000,000;

12.6.2	where the NFP is a negative amount, the aggregate of all payments to be paid by the Lessor to the Lessee (by way of reduction in the monthly rent) shall not in any event exceed S$3,000,000; and

12.6.3	in the event the Lessor Payment or Lessee Payment is more than S$3,000,000, such amount in excess of S$3,000,000 shall be dealt with in the manner as may be mutually agreed between the Parties.

12.7	Lessor Variations:

(a)

The Lessor shall seek the written approval of the Lessee (which approval shall not be unreasonably withheld or delayed) to any omission, additions or modifications to the Base Plans and Specifications which may be required by the Lessor (such variations and omissions, the “Lessor Variations”, and each a “Lessor Variation”).

(b)

Any request by the Lessor for the Lessee’s approval to any Lessor Variations shall set out in reasonable detail the nature of the proposed Lessor Variations and implications of the Lessor Variations on (i) the Base Plans and Specifications (ii) the Property and (iii) the NTP Deadline and the Extended NTP Deadline (as the case may be). Such request for approval shall also be accompanied by a certification from the Certifying Party of the period of delay that the implementation of the Lessor Variations will cause to the issuance of the Notice to Take Possession beyond the NTP Deadline and the Extended NTP Deadline (whichever is applicable).

(c)

The Lessee shall notify the Lessor in writing of its approval and/or comments to all or some of the Lessor Variations within thirty (30) days ( or such other longer period as may be mutually agreed between the Parties having regard to the extent and nature of the requested Lessor Variations) after the Lessee’s receipt of the Lessor’s written request for approval.

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(d)	All costs arising from the Lessor Variations shall be borne by the Lessor and any savings arising from the Lessor Variations shall accrue to the Lessor.

13.	SIGNAGE RIGHTS

13.1	Lessee’s signage rights

(a)

The Lessee shall have the right to install three (3) signage at the Building, at location(s) to be mutually agreed by the Parties in good faith where the installation of signage at such location(s) is technically feasible. The Lessee’s right to install the signage is subject to the Lessee’s compliance with all applicable laws and regulations, including but not limited to obtaining the required approvals from JTC and (if applicable) other relevant Authorities. The Lessee shall furnish to the Lessor copies of all the necessary required approvals in respect of the Lessee Signage.

(b)

The Lessor shall bear all reasonable costs and expenses related to the installation of each of the Lessee’s signage where such signage is to be installed before the Possession Date. The Lessee shall be responsible for the production of the Lessee’s signage and maintenance and the taking up of the necessary insurance in respect of the Lessee’s signage at the Lessee’s cost and expense.

13.2

The Lessor shall have the right to install one (1) signage of the relevant entity within the Ascendas Singbridge Group including Ascendas Real Estate Investment Trust (“A-REIT”) at each of Tower 1 and Tower 2, the size and locations of which are to be mutually agreed between the Parties in writing.

14.	WARRANTIES

14.1

The Lessor shall ensure that all warranties in respect of the Building and the Mechanical and Electrical Equipment (“Warranties” and “Warranty”) issued by the Main Contractor are to the benefit of the Lessor and the Lessee jointly and severally, such Warranties to include without limitation the warranties set out in the list of warranties annexed in Appendix B.

14.2

If any of the Warranties is not issued in name of the Lessee, the Lessor shall, at the Lessee’s request (acting reasonably), enforce the Warranties against the relevant contractor, manufacturer or supplier and require them to carry out the relevant maintenance, repair, servicing or replacement works covered under such Warranty.

15.	HEAD LEASE DOCUMENTS

15.1	Grant of JTC Lease

15.1.1	The Lessee acknowledges that the grant of the JTC Lease is subject to fulfilment of the fixed investment criteria on the Land and the Building by both Parties of the following amounts:

(a)

the Lessor developing the Land to a minimum plot ratio of not less than 3.7 but not more than 3.7 and in accordance with the Urban Design Guidelines and Estate Owner’s Terms and Conditions (referred to in the JTC Letter of Offer); and

(b)

the Lessee fulfilling the declared investment on plant and machinery in the Property of at least S$450,503,000 (“Declared Investment”) by 7 April 2022 (“Stipulated Date”). The Lessee agrees that it shall solely be responsible in satisfying the Declared Investment by the Stipulated Date.

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15.1.2

The Lessee shall submit evidence (satisfactory to JTC) at the Lessee’s cost to the Lessor and JTC, an independent auditor’s report, by 7 October 2022 showing that it has fulfilled and complied with the Declared Investment.

15.1.3

Subject to Clause 15.1.4, in the event that the Lessee fails to satisfy the Declared Investment by the Stipulated Date for any reason whatsoever resulting in JTC either reducing the lease term offered or granted to the Lessor under the JTC Lease Documents or the Lessor re-entering and taking possession of the Land, then the Lessee shall be liable to the Lessor for damages incurred for reduction of the lease term of the JTC Lease or damages incurred in the event of re-entry and possession by JTC, as the case may be to the extent caused by the Lessee’s failure to satisfy the Declared Investment.

15.1.4

Each Party shall indemnify the other Party and hold the Other Party harmless from and against any and all losses, damages, claims, demands, proceedings, actions, costs, expenses interest and penalties suffered or incurred by such other Party arising from any failure or delay on the part of the first Party in complying with its respective obligations under this Clause 15 provided that each Party’s indemnity shall not render such Party liable to indemnify the other Party in respect of an special or indirect losses suffered or incurred by such other Party.

16.	EXECUTION AND TERMS OF LEASE AGREEMENT

16.1

Execution of Lease Agreement: The Lessee shall execute the Lease Agreement (in duplicate) concurrently with the Lessee’s execution of this Agreement. The Lease Agreement (in duplicate) shall be executed by the Lessee in escrow and held by the Lessor’s solicitors pending the issuance of the TOP for the Property until the date of perfection of the Lease Agreement.

16.2

Grant of Lease: Upon the issuance of the TOP for the Property and achieving Practical Completion, the Lessor shall grant to the Lessee and the Lessee hereby agrees to take a lease of the Property on the terms and subject to the conditions set out in the Lease Agreement. The Lease Agreement shall be dated such date as may be mutually agreed between Parties in writing. The Lessor shall furnish the Lessee’s copy of the Lease Agreement to the Lessee immediately after the date of the Lease Agreement.

Amendments to Lease Agreement: The Lessee agrees that the Lessor may, prior to the perfection of the Lease Agreement, amend the Lease Agreement to:

(a)

make such variations to the Lease Agreement only as may be required by changes in Law and JTC’s policies and requirements provided that such variations have been mutually agreed between Parties in writing and to the extent that the variations accurately reflect the changes in Law and JTC’s policies and requirements;

(b)

make such additions or modifications to the Lease Agreement or the plans to be annexed to the Lease Agreement as may be reasonably required to properly describe the Property as eventually designed and constructed if such final design or constructed form is binding on the Lessee under the terms of this Agreement or has been accepted by the Lessee in writing or as the Property may eventually be named or numbered;

(c)

make such variations as may be required to incorporate the Surveyed GFA (which has been determined by the registered surveyor engaged by the Lessor pursuant to Clause 6.2) as the Lease Area in the Lease Agreement which is to be used to calculate the Rent and the Security Deposit under the Lease Agreement; and

26

(d)

make such additions to the Lease Agreement in order to complete the dates and other particulars in the Lease Agreement (including, without limitation, the Rent and the Security Deposit which has been calculated based on the Estimated GF A).

The Lessee shall be notified in writing of all changes made by the Lessor in accordance with this Clause 16 and a copy of such revisions shall be furnished to the Lessee for the Lessee’s consent as soon as practicable. The Lessee shall not be bound by any modified and/or additional terms to the Lease Agreement made in accordance with this Clause 16.2 unless the Lessor has notified the Lessee in writing of such modifications and/or additional tenns and in respect of any modified and/or additional terms which falls within the scope of Clause I 6.2(a), obtained the Lessee’s written approval for such modifications and/or additional terms.

17.	RIGHTS AND OBLIGATIONS OF THE PARTIES:

(a)	Subject to Parties compliance with the terms set out in Clause 16, from the Lease Commencement Date until the date of perfection of the Lease Agreement:

(i)	the terms of the Lease Agreement will apply and be binding on the Parties as though they had been incorporated in this Agreement;

(ii)	the Parties must comply with their respective obligations m the Lease Agreement;

(iii)	the Lessor may use any available remedy under the Lease Agreement for a breach of obligation by the Lessee as if the Lease had been granted;

(iv)	the Lessee may use any available remedy under the Lease Agreement for a breach of obligation by the Lessor as if the Lease had been granted; and

(v)	the Lessee must make all payments in the same manner and at the same times as if the Lease had been granted.

(b)	For the purposes of this Clause 17, the “date of perfection” of the Lease Agreement means:

(i)	the date on which the Lease Agreement has been executed by both Parties; or

(ii)	the date of the Lease Agreement,

whichever	date is the later.

18.	COSTS

18.1	The Lessee shall be responsible for the stamp duty for this Agreement and (if applicable) Lease Agreement (including adjudication fees).

18.2	Each Party is responsible for its own legal, accountancy and other costs, charges and expenses incurred connected with the negotiation, preparation and implementation of this Agreement.

18.3	All applicable goods and services tax on payments payable by the Lessee under this Agreement and Lease Agreement shall be borne by the Lessee.

18.4

The Lessee shall pay or indemnify the Lessor (on a full indemnity basis) against all reasonable legal costs and fees incurred by the Lessor in consulting solicitors in connection with the enforcement of any provision of this Agreement.

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19.	ASSIGNMENT BY LESSOR

19.1	No Assignment by Lessor:

Prior to the date of issuance of CSC for the Building, the Lessor shall not sell, transfer, assign, novate or dispose of the whole or any part of the Property and/or the Lessor’s interest under this Agreement and the Lease Agreement without the prior written consent of the Lessee (such consent not to be unreasonably withheld or delayed).

19.2

At any time after the date of issuance of CSC for the Building, the Lessor may sell, transfer, assign, novate or dispose of the whole of the Property and/or the Lessor’s interest under this Agreement and the Lease Agreement to other third parties provided that the Lessor has given written notification to the Lessee of such sale, transfer, assigmnent, novation or disposal.

19.3

In the event that the Lessor sells, transfers, assigns, novates or disposes of the whole of the Property and/or the Lessor’s interest under this Agreement to a third party (the “Transferee”) in accordance with this Clause 19, the Lessor shall procure that the Transferee assumes all the obligations of the Lessor under this Agreement and the Lease Agreement (whether by way of a novation or otherwise). The terms of the novation agreement or other agreement (whichever is applicable) in respect of the Transferee’s assumption of the Lessor’s obligations under this Agreement and the Lease Agreement shall provide for continuity in the undertaking, performance and completion of the Lessor’s obligations by the Transferee.

19.4

In addition to the aforesaid, any such sale, transfer, assigmnent, novation or disposal by the Lessor shall be subject to the prior written approval of JTC and (if applicable) other relevant Authorities as well as the Lessor’s compliance with tenns and conditions as may be imposed by JTC and such other relevant Authorities.

20.	ASSIGNMENT BY LESSEE

The Lessee shall not assign its interests, rights and benefits under this Agreement and/or the Lease Agreement or transfer its liabilities under this Agreement and/or the Lease Agreement except with the prior written consent of the Lessor (which consent shall not be unreasonably withheld, conditioned or delayed) provided that the Lessee shall be entitled to, without the Lessor’s Consent, assign its interests, rights and benefits under this Agreement and/or the Lease Agreement or transfer its liabilities under this Agreement and/or the Lease Agreement to (i) its related and affiliated corporations of at least the same financial standing as the Lessee, (ii) any corporation or other entity into which the Lessee is merged or consolidated or any purchaser to whom the Lessee’s shares or assets are transferred to of a financial standing acceptable to the Lessor (acting reasonably) or of at least the same financial standing as the Lessee, or (iii) its financiers in connection with any facilities to be obtained by the Lessee for the Project provided that any assigmnent by the Lessee shall be subject to the prior written approval of JTC and (if applicable) other relevant Authorities as well as the Lessee’s compliance with terms and conditions as may be imposed by JTC and such other relevant Authorities and the Lessee shall give written notification to the Lessor of such assigmnent. Where required by the Lessee, the Lessor shall enter into and execute a novation agreement with the Lessee and its assignee / transferee on such terms and conditions acceptable to the Lessor (acting reasonably).

21.	TERMINATION BY EITHER PARTY

21.1	Either Party may terminate this Agreement by giving notice in writing to the other Party if an event of insolvency occurs in respect of the other Party.

21.2	The termination of this Agreement under this Clause 21 shall not affect:

(a)	the terminating Party’s rights and remedies against the other Party for any Joss, damages, cost or expenses arising from or in connection with such termination; and

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(b)	the terminating Party’s rights against the other Party for antecedent breaches of this Agreement.

21.3	The phrase “an event of insolvency” as used in this Agreement, includes:

(a)	inability of a Party to pay its debts as and when they fall due;

(b)

any distress or execution being levied on a Party’s property and such Party has not commenced proceedings for the withdrawal or setting aside of such distress or execution proceedings within thirty (30) days of such action;

(c)	presentation of an application (except for the purpose of amalgamation or reconstruction when solvent) for the winding up of a Party;

(d)	issuance of a notice of meeting of members or shareholders for the passing of a resolution for winding up (except for the purpose of amalgamation or reconstruction when solvent) of a Party;

(e)	presentation of an application for the judicial management of a Party;

(f)	making of a proposal by a Party to its creditors for a composition in satisfaction of its debts or a scheme of arrangement of its affairs; and

(g)	the appointment of a receiver, receiver and manager, or provisional liquidator in respect of a Party or any of its property or assets.

21.4

In the event that this Agreement is terminated due to an event of insolvency in respect of the Lessor, the Lessor shall return all Security Deposit paid by the Lessee (subject to such deductions allowed under this Agreement) within fourteen (14) Business Days of the date of the Lessee’s written notice of termination to the Lessor.

22.	CONFIDENTIALITY

22.1

Each Party undertakes to keep the Confidential Information of the other Party confidential and that it will not, and will procure that its officers, employees, agents, contractors, subcontractors and advisors will not, at any time, disclose, or permit to be disclosed, to any third party, the terms of this Agreement, all communications, negotiations, discussions, and correspondence between the Parties, or any matter or information, relating to this Agreement or the subject matter thereof until the expiry of one (1) year from the date of expiry or earlier determination of the Term.

22.2	Clause 22.1 shall not apply to disclosure of any matter or information:

(a)	which the disclosing Party can reasonably demonstrate is in the public domain through no fault of its own;

(b)

required by law, pursuant to a court order or by any recognised stock exchange or governmental or other regulatory body, in respect of which the disclosing Party shall, if legally permitted and practicable, supply in advance a copy of the required disclosure to the other Party and incorporate any additions or amendments reasonably requested by the other Party;

(c)

disclosed by either of the Parties to its respective directors, officers, trustees, bankers, financial advisors, consultants, licensed valuers, partners and/or employees and to any legal or other professional adviser to any Party for the purposes of obtaining advice or assistance in connection with rights or obligations under this Agreement;

29

(d)	which is required to be disclosed pursuant to any legal process issued by any court or tribunal in Singapore;

(e)	to any assignee or transferee or mortgagee of either Party and their respective trustees, officers, employees, bankers, financial advisors, consultants, licensed valuers and legal or other advisors;

(f)	which is required to be disclosed to the holding company of either Party and/or either Party’s branches or related corporations (as defined under the Companies Act (Chapter 50 of Singapore)); or

(g)	to which the other Party has consented in writing.

23.	GOODS AND SERVICES TAX

23.1

Any sums payable by either Party (“Paying Party”) under this Agreement shall, as between the Parties, be exclusive of any applicable GST which may from time to time be imposed or charged (including any subsequent revisions thereto) by the tax Authorities on or calculated by reference to the amount of such sums payable by the Paying Party (or any part thereof) and the Paying Party shall pay all such GST or reimburse the other Party (“Receiving Party”) for the payment of such GST, as the case may be, in such manner and within such period as to comply or enable the Receiving Party to comply with any applicable orders or directives of such Authorities and the Law provided that the Receiving Party had furnished the relevant tax invoice to the Paying Party for such GST payable.

23.2

The rights of the Lessor under this Clause 23 shall be in addition and without prejudice to any other rights or powers of the Lessor under any applicable order or directive of the Authorities or any Law, to recover from the Lessee the amount of such GST which may be or is to be paid or borne by the Lessor. The Lessee shall indemnify and hold harmless the Lessor from any losses, damages, claims, demands, proceedings, actions, costs, expenses, interests and penalties suffered or incurred by the Lessor resulting from any failure or delay on the part of the Lessee in the payment and discharge of any such GST, provided that the Lessor has furnished to the Lessee the relevant tax invoice for such GST payable as soon as practicable and the Lessee is given no less than twenty-eight (28) days for payment of such GST.

23.3

The rights of the Lessee under this Clause 23 shall be in addition and without prejudice to the rights or powers of the Lessee under any applicable order or directive of the Authorities or any Law, to recover from the Lessor the amount of such GST which may be or is to be paid or borne by the Lessee. The Lessor shall indemnify and hold harmless the Lessee from any losses, damages, claims, demands, proceedings, actions, costs, expenses, interests and penalties suffered or incurred by the Lessee resulting from any failure or delay on the part of the Lessor in the payment and discharge of any such GST, provided that the Lessee has furnished to the Lessor the relevant tax invoice for such GST payable as soon as practicable and the Lessor is given no less than twenty-eight (28) days for payment of such GST.

24.	NOTICES

24.1	Any notice, demand or other communication (“Notice”) to be given by a Party under, or in connection with, this Agreement, shall be in writing and be signed by or on behalf of the Party giving it.

24.2

Notices shall be served by email (except in the event of service of legal proceedings), registered mail, or delivering it by hand to the address set out in Clause 24.3 and in each case marked for the attention of the relevant Party set out in Clause 24.3 (or as otherwise notified from time to time in accordance with the provisions of Clause 24.4).

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24.3	Notice details for the purpose of this Clause 24 are as follows:

(a)	Lessor

Address: 21 Collyer Quay #03-01 HSBC Building Singapore 049320

Email address: reits.cs@hsbc.com.sg

For the attention of: SVP, REITS

with a copy to the Manager of Ascendas Real Estate Investment Trust:

Address: I Fusionopolis Place, #10-10, Galaxis, Singapore 138522

Email Address: yaowei.lin@ascendas-singbridge.com /

lawden.tan(m,ascendas-singbridge.com

For the attention of: Lin Yaowei / Lawden Tan

(b)	Lessee

Address: 6 Shenton Way #38-01 OUE Downtown Singapore 068809

Email address: Edmund.tan@grab.com / benjamin.lam@grab.com /

facilities.sg@grab.com

For the attention of: Edmnnd Tan/ Benjamin Lam/ Facilities Department

24.4	A Party may notify the other Party of a change to the relevant addressee, address or email address for the purposes of this Clause 24, provided that such notice shall only be effective on:

(a)	the date specified in the notice as the date on which the change is to take place; or

(b)

if no date is specified or the date specified is less than five (5) Business Days after the date on which notice is given, the date following five (5) Business Days after notice of any change has been given.

24.5	Any notice will be treated as served:

(a)	for notice given by hand, immediately on the day which it is hand-delivered;

(b)	for notice by registered post, forty-eight (48) hours after posting and proving it, and it will be adequate to show evidence that the notice has been sent by registered post; and

(c)	for notice sent by email, immediately at the time of transmission if it can be proved that the email was properly addressed and sent.

25.	DISPUTE RESOLUTION

25.1

If any dispute arises out of or in connection with this Agreement (including any question regarding its existence, validity or termination) (the “Dispute”), the Parties must co-operate with each other in good faith to promptly resolve the Dispute in a professional manner, without malice. The Parties will assist each other and take all reasonable steps necessary to efficiently conclude or resolve the Dispute so that each Party can derive the full benefit of this Agreement.

25.2

Any Dispute which cannot be resolved in accordance with Clause 25.1 shall be referred to and finally resolved by arbitration administered by the SIAC in accordance with the SIAC Rules for the time being in force, which rules are deemed to be incorporated by reference in this Clause. The seat of the arbitration shall be Singapore. The tribunal shall consist of one arbitrator. The language of the arbitration shall be English.

25.3

Nothing in this Agreement prevents a Party from resorting to judicial proceedings for the limited purpose of seeking urgent interlocutory relief. Irrespective of any such judicial proceedings, the Parties shall continue to participate in resolution of Disputes in accordance with the above.

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25.4	Dispute resolution pursuant to this Agreement will be confidential under the terms of this Agreement.

26.	GOVERNING LAW AND SUBMISSION TO JURISDICTION

26.1	This Agreement, including its construction, validity and performance and all non-contractual obligations arising from or connected with this Agreement shall be governed by the laws of Singapore.

27.	MISCELLANEOUS

27.1	Contracts (Rights of Third Parties) Act (Chapter 53B)

A person who is not a Party to this Agreement has no right under The Contracts (Rights of Third Parties) Act (Chapter 53B) to enforce or enjoy the benefit of any term of this Agreement.

27.2	Variation and Waiver

(a)

No variation or waiver of any provision or condition of this Agreement is effective unless it is written and signed by or on behalf of each Party (or, in the case of a waiver, by or on behalf of the Party issuing the waiver).

(b)

Unless expressly agreed, no variation or waiver of any provision or condition of this Agreement constitutes a general variation or waiver of any provision or condition of this Agreement, nor does it affect any right, obligation or liability under or pursuant to this Agreement which has accrued up to the date of the variation or waiver, and the rights and obligations of the Parties under or pursuant to this Agreement shall remain in full force and effect, except for to the extent that they are varied or waived.

27.3	Entire Agreement

This Agreement represents the whole and only agreement between the Parties in relation to the subject matter hereof and supersedes any previous agreement between the Parties in relation to the subject matter hereof, save that nothing in this Agreement exclude any liability for, or remedy in respect of, fraud, fraudulent misrepresentation, or other illegal or vitiating conduct. To the extent of any inconsistency between the terms in this Agreement and the MOU, the terms in this Agreement take precedence unless otherwise expressly stated.

27.4	Non-Merger

The provisions of this Agreement shall remain in full force and effect after the grant of the Lease Agreement, in so far as they are still required to be observed and performed.

27.5	Independent Contractors (No Principal-Agency or Employee Relationship)

(a)

This Agreement does not create a partnership or joint venture between the Parties. Each Party is an independent contractor, has no authority to bind the other Party, and is solely responsible for its respective officers, employees, contractors, subcontractors and agents.

(b)

There is no employer-employee relationship between the Parties, nor between a Party and the officers or employees of the other Party. The Lessor must comply with its obligations to its employees and contractors in accordance with applicable Laws, rules and regulations. The Lessee is no way responsible and shall not be liable for non-compliance by the Lessor with requirements under applicable Laws, rules and regulations and the Lessor holds the Lessee free and harmless from any responsibility whatsoever arising from a non-compliance.

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27.6	Severability

If any provision of this Agreement is held by a court of competent jurisdiction or arbitration tribunal to be illegal, invalid or unenforceable in any respect under the laws of Singapore, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The Parties shall then use best endeavours to replace the invalid or unenforceable provision(s) by a valid and enforceable substitute provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

27.7	Further assurance

The Parties agree to perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by the Laws or as a Party may reasonably require to implement and/or give effect to this Agreement and the transactions contemplated by this Agreement and for the purpose of vesting in a Party the full benefit of the assets, rights and benefits to be granted to or vested in that Party under or pursuant to this Agreement.

27.8	Counterparts

This Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party may enter into this Agreement by signing any such counterpart.

28.	LESSOR’S LIABILITY

(a)

Notwithstanding any provision to the contrary in this Agreement, the Parties agree and acknowledge that HSBC Institutional Trust Services (Singapore) Limited (“HSBCITS”) has entered into this Agreement only in its capacity as the trustee of the AREIT and not in its personal capacity and all references to the “Lessor” in this Agreement shall be construed accordingly. Accordingly, notwithstanding any provision to the contrary in this Agreement, HSBCITS has assumed all obligations under this Agreement only in its capacity as the trustee of the AREIT and not in its personal capacity and any liability of or warranty, representation, covenant, undertaking or indemnity given by the Lessor under this Agreement is given by HSBCITS in its capacity as trustee of the AREIT and not in its personal capacity and any power and/or right conferred on any receiver, attorney, agent and/or delegate under this Agreement is limited to the assets of or held on trust for the AREIT over which HSBCITS in its capacity as trustee of the AREIT has recourse and shall not extend to any personal or other assets of HSBCITS or any assets held by HSBCITS as the trustee of any trust (other than for the AREIT). Any obligation, matter, act, action or thing required to be done, performed, or undertaken or any covenant, representation, warranty or undertaking given by the Lessor under this Agreement shall only be in connection with the matters relating to AREIT and shall not extend to the obligations of HSBCITS in respect of any other trust or real estate investment trust of which it is trustee.

(b)

Notwithstanding any provision to the contrary in this Agreement, it is hereby acknowledged and agreed that the obligations of the Lessor under this Agreement will be solely the corporate obligations of HSBCITS and that none of the Parties shall have any recourse against the shareholders, directors, officers or employees of HSBCITS for any claims, losses, damages, liabilities or other obligations whatsoever in connection with any of the transactions contemplated by the provisions of this Agreement.

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(c)

For the avoidance of doubt, any legal action or proceedings commenced against the Lessor whether in Singapore or elsewhere pursuant to this Agreement shall be brought against HSBCITS in its capacity as trustee of the AREIT and not in its personal capacity.

(d)	This Clause 28 shall survive the termination or rescission of this Agreement.

(e)

The provisions of this Clause 28 shall apply, mutatis mutandis, to any notices, certificates or other documents which the Lessor issues under or pursuant to this Agreement as if expressly set out in such notice, certificate or document.

34

SCHEDULE A

Plan & Description of Land

35

5418KPt
4817K
5418KPt
TM1-3
11 435 sqm
4398WPt
4461P
4248V
4250W
ONE-NORTH
AVENUE
CAT4
MEDIA
LINK
AYEH
RAJAH
CRESCENT
CAT4
AVENUE
CAT4
PORTSDOWN
ROAD
PORTSDOWN AVENUE CAT2
AYEH
RAJAH
EXPRESSWAY
CAT1

N

Scale 1 : 1500 (A3)

DRAWING TITLE	DRAWING NO.
TM1-3 at One-North	
MK03 Lot 5418 KPt (Location Plan)	Date : 21-01-2019

SCHEDULE B

Base Plan and Specifications

36

B
B
N

BASEMENT 2 PLAN

DRAWING TITLE	DRAWING NO.
Proposed Business Park Development at TM1-3,One-North	FP - B2
BASEMENT 2 PLAN	Date : 21-01-2019

BASEMENT 1 PLAN

DRAWING TITLE Proposed Business Park Development at TM1-3,One-North BASEMENT 1 PLAN	DRAWING NO. FP - B1 Date : 21-01-2019

1st STOREY PLAN

N

DRAWING TITLE
Proposed Business Park Development at TM1-3,One-North
1ST STOREY PLAN

DRAWING NO.
FP - 01

Date : 21-01-2019

A
B

2nd STOREY PLAN

*Re-entry floor is proposed on the 2nd Storey.
Exit staircase 1 enclosure shall be directly connected via a common corridor to exit staircase 2 enclosure.

N

DRAWING TITLE	DRAWING NO.
Proposed Business Park Development at TM1-3,One-North	FP - 02
2ND STOREY PLAN	Date : 21-01-2019

ANCILLARY OFFICE
ANCILLARY OFFICE
A
A
B
B

3rd STOREY PLAN

DRAWING TITLE	DRAWING NO.
Proposed Business Park Development at TM1-3,One-North	FP - 03
3RD STOREY PLAN	Date : 21-01-2019

ANCILLARY OFFICE
INDUSTRIAL CANTEEN
KITCHEN
SKY TERRACE

4th STOREY PLAN

DRAWING TITLE Proposed Business Park Development at TM1-3,One-North 4TH STOREY PLAN	DRAWING NO. FP - 04
	Date : 21-01-2019

5th STOREY PLAN
PREDOMINANT BP (B-BUSINESS)
A/C
N

DRAWING TITLE	DRAWING NO.
Proposed Business Park Development at TM1-3,One-North	FP - 05
5TH STOREY PLAN	Date : 21-01-2019

A
B
PREDOMINANT BP
PREDOMINANT BP

6TH TO 9TH TYPICAL FLOOR PLAN

*Re-entry floor is proposed on the 7th Storey. Exit staircases 1, 2 and 5 enclosures shall be directly connected via a common corridor.

DRAWING TITLE	DRAWING NO.
Proposed Business Park Development at TM1-3,One-North	FP - 06
6TH TO 9TH STOREY PLAN	Date : 21-01-2019

(NO ACCESSIBLE UNLESS FOR MAINTANENCE ONLY)
OUTDOOR GENSET
DOMESTIC WATER STORAGE TANK & PUMP AREA
NEWATER STORAGE TANK & PUMP AREA
LOWER ROOF PLAN
N

DRAWING TITLE	DRAWING NO.
Proposed Business Park Development at TM1-3,One-North	FP - 07
LOWER ROOF PLAN	Date : 21-01-2019

B
B
UPPER ROOF PLAN
N

DRAWING TITLE	DRAWING NO.
Proposed Business Park Development at TM1-3,One-North	FP - 08
UPPER ROOF PLAN	Date : 21-01-2019

DRAWING TITLE

SECTION A

SECTION B

DRAWING TITLE	DRAWING NO.
Proposed Business Park Development at TM1-3,One-North	FP - 09
SECTIONS	Date : 21-01-2019

DESIGN BRIEF BUSINESS PARK DEVELOPMENT

TM1-3 ONE NORTH

1)	Site Info

a	Location	:	TM1-3, One North, MK 03 Lot 05418KPT

b	Land Area	:	11,435 sqm, subject to site survey

c	Allowable Plot Ratio		3.7

d	Allowable GFA		42,309.5 sqm

2)	Building

2.1	Architectural Planning data:

a.	Proposed Plot Ratio	:	3.7

b	Proposed Gross Floor Area (GFA)	:	42,309.5 sqm

c.	Occupancy Load	:	i. Office (10 m2 /person) ii. Sky terraces/ Canteen/ Multi-purpose hall (1.5 m2 /person)

Any other areas to comply with authorities’ requirements

2.2	Vehicle Parking Provision

a	Carpark lots	:	178 + 3 Handicap lots, as per JTC’s car-lite policy

b.	Rigid frame vehicle lots (Loading/unloading Space)	:	5

c.	Motorcycle lots	:	9

d.	Bicycle lots	:	94

2.3	Storey and Clear Ceiling Height

	Basement 1	:	6.0 m (Storey to Storey) Clear Ceiling Height: To comply with authorities’ requirement

	Basement 2	:	3.5 m (Storey to Storey) Clear Ceiling Height: To comply with authorities’ requirement

	1st Storey	:	7.0 m (Storey to Storey)

	• Main Lobby		Clear Ceiling Height: 4.5m or to Architect’s design

	• Tenanted Space		Clear Ceiling Height: 3.0m

	• Common Corridor		Clear Ceiling Height: 3.0m

DESIGN BRIEF BUSINESS PARK DEVELOPMENT

TM1-3 ONE NORTH

	Typical Storey (2nd to 9th Storey)	:	4.5 m ( Storey to Storey)

	• Lobby		Clear Ceiling Height: 2.8m

	• Tenanted Space (with raised floor)		(min)

	• Comdmon Corridor		Clear Ceiling Height: 2.8m

(min)

Clear Ceiling Height: 2.8m

(min)
2.4	Civil and Structural

	Column Grids	:	12.0m x 18.0m

		:	12.0m x 15.0m

		:	12.0m x 10.0m

Floor Loading (Live Load)

1. Basement 2

	a. Carpark / Driveway /Ramp	:	5.0 kN/m2

2. Basement 1

	a. Carpark / Driveway/ Ramp	:	5.0 kN/m2

	b. M&E Plant Rooms	:	7.5 kN/m2

3. 1st Storey

	a. Lobby/ Office	:	5.0 kN/m2

	b. Driveway / Ramp	:	5.0 kN/m2

	c. M&E Plant Rooms	:	7.5 kN/m2

	d. Fire Engine Access	:	15 kN/m2

	e. Electrical substation	:	16 kN/m2

4. 2nd Storey

	a. Driver Centre	:	5.0 kN/m2

	b. Multi- Purpose Hall	:	5.0 kN/m2

	c. Lobby / Office	:	5.0 kN/m2

	d. M&E Plant Rooms	:	7.5 kN/m2

5. 3rd Storey

	a. Lobby / Office	:	5.0 kN/m2

	b. Sky Garden	:	5.0 kN/m2

	c. Link Bridge	:	5.0 kN/m2

	d. M&E Plant Rooms	:	7.5 kN/m2

6. 4th Storey

	a. Kitchen / Canteen	:	5.0 kN/m2

	b. Lobby/ Office	:	5.0 kN/m2

	c. Sky Garden	:	5.0 kN/m2

	d. M&E Plant Rooms	:	7.5 kN/m2

DESIGN BRIEF BUSINESS PARK DEVELOPMENT

TM1-3 ONE NORTH

7. 5th Storey

a. Lobby / Office	:	5.0 kN/m2

b. M&E Plant Rooms	:	7.5 kN/m2

8. Typical Floor (6-9th Storey)

a. Lobby / Office	:	5.0 kN/m2

b. M&E Plant Rooms	:	7.5 kN/m2

9. Roof

a. Roof	:	7.5 kN/m2

3)	M&E Services

3.1 Electrical System

Design Requirement	• Electrical Load Provision of 25W/sqm (Lighting : 9W/sqm, Power : 16W/sqm) for all tenanted space.

Power Intake capacity

•   Direct 22kV supply from the PowerGrid’s sub-station shall be fed to one (1) no. Consumer HT Main Switchboard located at Basement 1 with master/sub-metering arrangement. The Consumer HT Main Switchboard shall be designed to receive two (2) nos. Incoming feeders from PowerGrid’s substation.

•   Three (3) nos. of Dry-Type transformers (3.25 MVA each; i.e. 2N+1 with overall MD at 6.5MVA) are provided; both taking 22KV supply from the Consumer HT Main Switchboard and stepping it down to 415 volts before feeding them to the LT Main Switchboard.

LV Power Supply

•   The LT Main Switchboard receives 415 volts supply from both transformers and distributes power throughout the building. Landlord and tenant supplies are provided via separate risers. Located adjacent to the LT Main Switchboard is the Emergency Main Switchboard which takes normal supply from the Main Switchboard and emergency supply from the generator. The Emergency Main Switchboard distributes power to all systems in the building that are required by code to operate during a power failure.

•   To supply and install the necessary sub-main cable from the riser to office units. Fully insulated copper busducts complete with integral earth and separate dedicated earthing for the complete full length of each set of busducts; for the distribution of tenant sub-mains from the risers; and etc shown in Specifications / Schematic Design Intent Specifications. The rest of the sub-mains to mechanical equipment and owner’s general lighting and power shall utilize cables in the risers complete with tap off units.

• Meter Panels, Tenants’ Sub-Meter Panels, DBs shall be provided.

DESIGN BRIEF BUSINESS PARK DEVELOPMENT

TM1-3 ONE NORTH

•   Wiring for light fittings at common corridors and basement car park, shall be connected to alternate BMS time schedule circuits to conserve electricity, lighting at toilets to be linked to motion detectors for the same purpose. At least one (1) light circuitry for each toilet to be controlled by BMS time schedule to ensure that there is always some light in the toilet at all times.

Generator

•   One (1) set of automatic mains failure diesel generator with capacity of 1000KVA be installed to cater for the operational requirements of emergency/essential services for the entire building in compliance with local Fire Safety and Shelter Bureau’s requirements.

• Provision of emergency generator for E-Source for Server room.

Lighting System	• Emergency lighting comprising LED type luminaries with battery pack and exit signs shall be provided to comply with SS CP 563:2010 and Fire Safety and Shelter Bureau requirements.

• Lighting level specification (to comply with SS531:2006)

• Office space – 500 lux average

• Entrance Hall/Lobby/Circulation – 100 lux average

• Toilets – 150 lux average • Pedestrian Passageway – 30 lux average • Car park – 75 lux average

• Loading/unloading bay – 150 lux average

• Landscape lights – 20 lux average

• Bollard/pole lights – 30 lux average

• External areas (including terraces and external driveway) other than above items – 30 lux average

• Building Façade Lighting with conceal weatherproof LED strip lighting complete with BMS timer control (colour rendering / temperature to Employer / Architect’s acceptance).

• Power supplies complete with BMS timer control to Building Corporate Illuminated Signages.

Public Address System	• Public Address and Emergency Voice Communication system will be provided to comply with Fire Safety & Shelter Bureau requirements (spare channels to be catered for, on every floor).

Telecommunication

•   Infra-structure for Telephone/CATV distribution system shall be designed in accordance to IMDA COPIF:2018 Code of Practice for Info-Communications Facilities in Buildings. Telephone distribution system shall comprise a MDF room at Basement 1 with lead-in pipes and MCT, cable ladders and trays from MDF room to respective Telecom risers.

•   Data/Telecommunications cablings to Tenant’s premises to be provided by respective Tenants appointed Services Providers. Cable Containment from respective riser ducts to respective tenant’s premises shall be provided in accordance to IMDA COPIF: 2018.

DESIGN BRIEF BUSINESS PARK DEVELOPMENT

TM1-3 ONE NORTH

•   Two (2) rows 8 nos of 110mm diameter HD UPVC pipes at two separate intake locations at each tower block (total 32 nos x 2 blocks) complete with draw-wire, and all associated accessories for Tenant complete with associated cable containment as per IMDA COPIF 2018.

Digital TV	• Digital TV System to be provided to IMDA requirements, one (1) no. tap point per floor at the respective Telecom Riser Ducts.

Security System	• For CCTV in IP system, storage capacity must be adequate for thirty (30) days recording. As a general guide, the locations of these CCTVs will be as follows :

• All service and passenger lift lobbies

• All corridors

• Loading/ Unloading area

• Perimeter of building

• All lift cars

• Exits / Entrances to Roof Garden, Sky Gardens / Terraces, MEP Roof Plant spaces / Services Maintenance spaces

• Card Access System to:-

• All secure doors

• All doors to basements

• All doors facing building external, including EOT facility

• Exits / Entrances to Roof Garden, Sky Gardens / Terraces, MEP Roof Plant spaces / Services Maintenance spaces

• All lift cars

• All turnstiles systems

• Door contacts to:-

• All staircases,

• All MEP plantrooms

Carparking System	• One (1) set of carpark barriers (entry & exit) with reader interface module and card readers – Full EPS.

• Remote lifting of barrier-arms at FCC and reception/ security counter.

• Intercom at FCC and reception/ security counter.

Car Charging	• 10 charging points for electric vehicles at Basement Carparks.

Lightning Protection	• Lightning protection system and earthing system shall be provided to comply with local authorities requirements.

• Lightning protection system to be provided to comply with SS 555:2018 requirements.

• Earthing system shall be provided to comply with SS 551:2009.

Building Management System	• Appropriate BMS system to be provided.

DESIGN BRIEF BUSINESS PARK DEVELOPMENT

TM1-3 ONE NORTH

3.2 Fire Protection System	• Fire sprinkler system designed to SS CP 52. The offices and basement carparks are designed to Ordinary Hazard Group II.

• Fire hosereel system designed to SS CP 575:2012 (floor drains to be provided at hosereel risers)

• External hydrant & dry risers designed to SS CP 575:2012

• Automatic fire alarm system designed to SS CP 10: 2005 as per requirements of fire code

3.3 Sanitary System

•   The Sanitary Plumbing & Drainage System shall be designed to comply with the code of Practice on Sewerage & Sanitary Work & PUB’s/NEA’s requirements. Sanitary system shall include drainage pipes, IC, connection to existing MH, pipe & fittings for toilets, sanitary wares and accessories including WC with water closets, urinal, wash basins and taps, etc.

• Grease Trap – one (1) no. per Tower Block (due to NO BUILD zone between the two blocks)

3.4 Water Supply System	• The cold water supply system shall be designed to comply with PUB Water Department’s regulations & SS CP: 636:2018.

• Wastewater collection scheme shall be in accordance to CBPU requirement. No trade waste effluent discharge and treatment system.

• Provide four (4) nos. of tap-off complete with private sub-meters and BMS monitoring per floor within riser for future wet pantry connection per floor.

• Provide four (4) nos. of floor traps per floor for future wet pantry connection.

• All floor waste pipes receiving condensate water; are to be insulated.

• One (1) no. of tap point and floor traps in each AHU rooms

3.5 ACMV System

•   ACMV installation shall be designed in accordance to SS 553:2016 and Code of Practice for Fire Precautions in Buildings. The design shall base on indoor condition, temperature 24 ± 1°C DB/humidity 65 ± 5% RH, Outdoor ambient 32°C DB.

• AC design assumption at 110W/sqm in general and in compliance to Green Mark requirements.

• Interconnecting stairs on 3rd to 9th storey and stairs will be air-conditioned if it is accommodated within an air-conditioned space.

• MV shall be provided for basement carparks, toilets and M&E plant rooms.

• VSD to be provided for chilled water pump.

• 9-storey Tower Block : Two (2) nos. of AHUs shall be provided in each floor to serve the AC for the entire floor.

• 4-storey Tower Block : One (1) no. of AHUs shall be provided in each floor to serve the AC for the entire floor.

DESIGN BRIEF BUSINESS PARK DEVELOPMENT

TM1-3 ONE NORTH

• One (1) no. of chilled water tap-off point complete with flow meters and BTU meters including BMS monitoring per AHU Room per floor for chilled water to be provided.

3.6 Lift Installation	• The Lift System shall be designed to comply with SS CP: 550:2009 Code of Practice for Installation, Operation and Maintenance of Electric Passenger & Goods Lifts

• Target 5 min Handling Capacity of 10 to 12% and waiting time for lift service should be less than 30 to 35 sec.

• 9-storey Tower Block

Four (4) nos. of 1,630kg (24 pax) Passenger lifts

Two (2) nos. of 1,630kg (24 pax) Service lifts

Two (2) nos. of 885kg (13 pax) Car Park lifts

• 4-storey Tower Block

Two (2) nos. of 1,360kg (20 pax) Passenger lifts

• Car Park lifts is free access to public.

• To exclude brands originating from China.

3.7 Escalator Installation	• Escalator at 30deg angle of incline with step width of 1000mm to SS CP: 626:2017.

3.8. Town Gas Supply	• CityGas supply up to designated kitchen at both Tower Blocks in accordance to SS CP608:2015; complete with CityGas Bulk Meters and Sub-Meters; including BMS monitoring.

3.9 One-North Estate Requirements	• All requirements as stated to comply.

DESIGN BRIEF BUSINESS PARK DEVELOPMENT

TM1-3 ONE NORTH

4.0)	Architectural Works

SCHEDULE OF FINISHES

LOCATION	FLOOR	WALL	CEILING
Toilets & Handicapped Toilets	Non-slip Homogenous Tile (PC supply rate $30 psm)	Homogenous wall tile up to soffit of ceiling (PC supply rate $30 psm)	Calcium silicate board ceiling suspended (moisture resistant)

FCC Room and Maintenance Office	Homogenous Tile (PC supply rate $30 psm)	Cement and sand plaster and three coats of emulsion paint	1200 x 600 exposed grids mineral board suspended ceiling

Storeroom and Cleaner Store	C&S Screed with Floor Hardener	Cement and sand plaster and three coats of emulsion paint	Skim coating with paint finish

Compactor Room	Power Float finish	Glazed wall tile up to 1.8m height (PC supply rate $20 psm)	Skim coating with paint finish

Loading / Unloading deck	Trowelled smooth concrete surface with anti slip groove lines and liquid applied floor hardener Concrete wheel stopper	Cement and sand plaster and three coats of emulsion paint Rubber column guards (to be installed at all exposed corners and columns)	Skim coating with paint finish

M&E plant rooms & riser ducts	Power trowel finish	Cement and sand plaster and three coats of emulsion paint	Skim coating with paint finish.

1[s]t Storey Entrance Lobby / Lift Lobby	Stone (PC supply rate $120 psm)	Stone (PC supply rate $120 psm)	Fibrous plastered ceiling to Architect’s design

Typical passenger Lift Lobbies	Stone (PC supply rate $120 psm)	Stone (PC supply rate $120 psm)	Fibrous Plastered board to Architect’s design

Service/Cargo Lift Lobbies	Homogenous Tiles (PC supply rate $30 psm)	Cement and sand plaster and three coats of emulsion paint	Fibrous Plastered board to Architect’s design

Typical Corridor / Circulation Area	Homogeneous Tile (PC supply rate $30 psm)	Cement and sand plaster and three coats of emulsion paint	Fibrous Plastered board to Architect’s design

BP/Office Space	Bare concrete finish with raised floor (to receive carpet finishes) (PC supply rate $50 psm) Provision for SOB boxes under raised floor	Skim coat and painted drywall partition with insulation to soffit of slabs to corridor only with three coats of emulsion paint	1200 x 600 exposed grids mineral board suspended ceiling Ceiling boards: “Armstrong” or equivalent.

DESIGN BRIEF BUSINESS PARK DEVELOPMENT

TM1-3 ONE NORTH

LOCATION	FLOOR	WALL	CEILING
Staircases	C&S screed with nosing tiles Detectable warning surfaces	Cement and sand plaster and three coats of emulsion paint Hot dip galvanised mild steel railing with enamel paint	Skim coating with paint finish.

Carparks and Ramps	Trowelled smooth concrete with liquid applied hardener with anti-slip groove lines	C&S Plaster and emulsion paint Metal/rubber column guards to be installed at all exposed corners and columns	Skim coating with paint finish.

Sky Terrace	Non-slip Homogenous Tiles (PC supply rate $30 psm)	Cement and sand plaster and three coats of emulsion paint	Skim coating with paint finish.

Passenger Lifts	Homogenous tiles (to match lift lobby stone tiles) (PC supply rate $30 psm)

Non-directional hairline finish/ polished stainless steel finish; timber laminate wall or homogenous tiles wall

Stainless steel panels in hairline finish handrail to architect’s design)

Notice boards on 2 sides

Lift Door: Non-directional stainless steel hairline finish

Light Trough: Stainless steel panel in polished finish. Ceiling: Non-directional stainless steel panel in hairline finish

Service /Firemen Lift	Aluminium “checkerboard” finish	Non-directional stainless steel in hairline finish; rubber protector (angle bar) Aluminium “checkerboard” finish Interior Doors to be Stainless Steel hairline finish.	Ceiling: Non-directional Stainless steel panel in hairline finish

• Driver Centre • Multi-purpose hall • Canteen	Bare concrete finish with raised floor (to receive floor finishes)	Painted drywall partition with insulation to soffit of slabs to corridor only with three coats of emulsion paint	1200 x 600 exposed grids mineral board suspended ceiling

Server Room	Anti-static vinyl flooring with thermal insulation and vapour barrier sheet	Painted drywall partition with thermal insulation and vapour barrier sheet to soffit of slabs with three coats of emulsion paint	1 hour fire rated ceiling with thermal insulation and vapour barrier sheet

DESIGN BRIEF BUSINESS PARK DEVELOPMENT

TM1-3 ONE NORTH

External Walls	:	• Curtain wall/ Spandrel Glass/ Aluminum Cladding/ precast wall with plaster and paint finish with windows.

• To comply with the authorities’ specified ETTV or any other relevant parameters.

Internal Walls	:

•   100mm thick walls are to be provided only for toilets, staircases, M&E rooms (second layer with fiberglass insulation to be provided at all AHU rooms for thermal and acoustic insulation) and wall for fire compartmentation. Generally finished with cement and sand plaster and painted with emulsion paint.

• 100mm Gypsum board partition as separation walls between tenanted units and corridors/circulations.

Waterproofing	:	• Waterproofing to be provided for all wet areas, 1st storey deck exposed to weather, flat roof and roof gardens.

• Waterproofing system to flat roof to comprise of waterproof membrane, 50mm thk insulation board, separation layer and 50mm thk cement and sand panels

Sanitary Wares		• “Rigel” or equivalent.

Doors & Roller Shutters	:	• Timber doors with metal frame to all other areas unless otherwise specified - door leafs to be finished in laminate for doors to lobbies and toilets, doors to M&E rooms and risers may be painted

• Aluminum doors for all external doors exposed to weather

• Ironmongery of “Dorma” or equivalent

• “Gliderol” or equivalent, both rated & non-rated roller shutters to bin centre

• Auto-sliding door to 1st storey office entrance lobby

Aluminum/ Glazing Works		• Powder-coated/fluorocarbon aluminum windows/doors to architect’s design

• Tinted glass for windows subject to compliance to ETTV and other relevant authorities requirements

• Aluminum louvred windows and roof screening for M&E services

Letterbox		• Stainless steel non-directional hairline finish

External Driveway		• Interlocking stone paver blocks on suspended or non- suspended r.c. slabs

• Fire engine access way grass cells

Entrance Porch, Alfresco & Pedestrian Walkway		• Granite look non-slip homogeneous floor tiles (PC supply rate $30 psm)
• Metal grid or strip ceiling

Building Maintenance System		• Gondola support including safety hooks and steel bracket

DESIGN BRIEF BUSINESS PARK DEVELOPMENT

TM1-3 ONE NORTH

Building Signage and façade lightings	• To provide necessary support structure on façade and install for up to three (3) nos. of corporate signage for GRAB, including power source and maintenance accessibility for the signage

• Façade coloured lighting integrated with façade cladding/fins/featureş

DESIGN BRIEF BUSINESS PARK DEVELOPMENT

TM1-3 ONE NORTH

EXCLUSIONS

(A)	List of C&S and Architectural:

1	Interior fitting-out works and furnishing

2	Advertising boxes and showcases

3	Dock Levellers

(B)	List of M&E:

1	ACMV lnstallation:-

a)	Computer air-conditioning system

b)	Kitchen Equipment and Ventilation Fans system

c)	Backup AHUs

d)	After-office hour air-condition requirement

e)	Kitchen & Canteen - Pre-cool air system

2	Electrical lnstallation:-

a)	IT requirements (e.g. equipment, cabling, tray, etc.)

b)	SCV system

c)	Digital telephone sets and PABX system

d)	UPS and Power Conditioning System for Main System

e)	Fibre optic cables from Telephone Riser Duct to Tenant units (by Tenant’s appointed Service Provider)

f)	Wiring of light fittings to lighting switches

g)	Utility Accounts and Sub-meters (by Tenant)

h)	Essential Load Requirement, Standby Power Supplies (to Tenant)

i)	Underground fuel tank

3	Fire Protection lnstallation:-

a)	Pre-action sprinkler or clear agent fire extinguisher

b)	Kitchen Fire Suppression System

4	Piped Services lnstallation:-

a)	Hot water supply (Provision of hot water only for shower facility)

b)	NewWater

c)	Effluent discharge and treatment system plant

d)	Food Digestor System

e)	Utility Accounts and Sub-meters (by Tenant)

APPENDIX A

Form of Lease Agreement

37

Dated

HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

(IN ITS CAPACITY AS TRUSTEE OF ASCENDAS REAL ESTATE INVESTMENT TRUST)

(THE “LESSOR”)

AND

GRABTAXI HOLDINGS PTE. LTD.

(THE “LESSEE”)

LEASE

IN RESPECT OF

LAND LOT PROVISIONALLY KNOWN AS PID 8201808006,

FORMING PART OF GOVERNMENT SURVEY LOT NOS. 5418K-

PT AND 4398W-PT OF MUKIM 3 AT ONE-NORTH, SINGAPORE

Baker & McKenzie.Wong & Leow

(Reg. No. 200010145R)

8 Marina Boulevard

#05-01 Marina Bay Financial Centre Tower 1

Singapore 018981

www.bakermckenzie.com

CONTENTS

Clause	Page

1.	Definitions and Interpretation	1

2.	Letting	8

3.	Lessee’s Obligations	12

4.	Lessor’s Obligations	33

5.	Lessor Not Liable / Lessor’s Liability	34

6.	Other Terms	36

Schedule 1 List of Mechanical & Electrical Equipment		44

Schedule 2 Reinstatement Schedule		45

Annexure A Plan of the Land		46

Annexure B Applicable Load Threshold		47

Annexure C List of Warranties		48

i

This Lease is made on                                                   between:

Between

(1)

HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED (IN ITS CAPACITY AS TRUSTEE OF ASCENDAS REAL ESTATE INVESTMENT TRUST) (Registration number 194900022R) (the “Lessor”), a company incorporated in Singapore with its registered office at 21 Collyer Quay# 13-02 HSBC Building Singapore 049320; and

(2)	GRABTAXI HOLDINGS PTE. LTD. (Registration number 201316157E) (the “Lessee”), a company incorporated in Singapore with its registered office at 6 Shenton Way #38-01 OUE Downtown Singapore 068809.

It is agreed as follows:

1.	Definitions and Interpretation

1.1	Definitions:

In this Lease and the Schedules, terms that are not expressly defined herein shall have the meanings ascribed to them in the Agreement to Build and Lease.

In this Lease and the Schedules, unless there is something in the subject or context inconsistent therewith:

“Acquisition Notice” shall have the meaning ascribed to it in Clause 6.2.2.

“Additional Rent Free Period” means the rent-free period granted to the Lessee pursuant to Clause 9.9 of the Agreement to Build and Lease which shall commence immediately after the expiry of the Rent Free Period.

“Advance Rent” shall have the meaning ascribed to it in Clause 2.1.3(ii).

“Advance Rent Utilisation Date” shall have the meaning ascribed to it in Clause 2.1.3(iii).

“Agreement to Build and Lease” means the agreement dated                                                   made between the Lessor and the Lessee in respect of the lease of the Premises, and includes any documents expressed to be supplemental thereto.

“An event of insolvency” shall have the meaning ascribed to it in Clause 6.1.5.

“Approvals” means any and/or all relevant permissions, consents, approvals, licences, certificates and permits issued by any of the Authorities.

“Approved Subtenant” shall have the meaning ascribed to it in Clause 3.20.4.

“Ascendas-Singbridge Group Company” means any entity, company or corporation (whether incorporated, established or registered in Singapore or elsewhere) which is a related corporation of Ascendas Private Limited or Singbridge Private Limited.

“Authorities” means any and/or all relevant governmental, quasi-governmental, statutory or regulatory authorities (including JTC), and “Authority” means any one of them.

“Average Monthly Rent” means the rate of S$2.30 per square foot per month.

“Base Plans and Specifications” shall have the same meaning as in the Agreement to Build and Lease.

“Building” means Tower 1 and Tower 2 collectively as described in the annexure at Schedule B to the Agreement to Build and Lease, which are to be designed, developed and constructed on the Land by the Lessor pursuant to the terms of the Agreement to Build and Lease.

“Business Day” means a day (other than a Saturday, Sunday or any gazetted public holiday in Singapore) on which commercial banks are open for business in Singapore.

“Canteen Sublessees” shall have the meaning ascribed to it in Clause 3.20.2(iv).

“Conducting Media” means drains, sewers, conduits, flues, risers, gutters, gullies, channels, ducts, shafts, watercourses, pipes, cables, wires and mains.

“Confidential Information” means the terms of the MOU, the Agreement to Build and Lease and/or this Lease and all information relating to the Project including without limitation the location of the Land, the Permitted Use, the proposed timing for the construction, all technical information, drawings and designs but does not include information which the Party receiving the Confidential Information can show:

(a)	became available to the public other than due to a Party’s unauthorised disclosure;

(b)	that at the time of receipt, was already in that Party’s possession or became lawfully available to that Party on a non-confidential basis from a third party entitled to make that disclosure; or

(c)	was independently developed by that Party without the benefit of the other Party’s Confidential Information.

“CSC” means the certificate of statutory completion issued by the Building & Construction Authority under the Building Control Act (Chapter 29).

“Declared Investment” shall have the same meaning as in the Agreement to Build and Lease.

“Destruction Event” shall have the meaning ascribed to it in Clause 2.4.1.

“Detailed Plans and Specifications” shall have the same meaning as in the Agreement to Build and Lease.

“Determined Rebuilding Period” shall have the meaning ascribed to it in Clause 2.4.4.

“Dispute” shall have the meaning ascribed to it in Clause 6.15.2.

“Estimated Rebuilding Period” shall have the meaning ascribed to it in Clause 2.4.3.

“Fire Safety Regulations” shall have the meaning ascribed to it in Clause 3.23.2.

“Fitout Works” means the works necessary to complete the Lessee’s fitting out and decoration of the Premises to suit the Lessee’s occupation and use.

“Force Majeure Event” means an event which is beyond the reasonable control of the Lessor or the Lessee (as the case may be) which directly or indirectly prevents or impedes the due performance of this Lease, including but without limitation to an act of God, flooding, natural disasters, national emergency, war, hostilities, insurgency, terrorism, civil commotion, riots, or embargoes, trade or other sanctions.

“GFA” means aggregate gross floor area of the Building which is                                                       square feet/metres as measured to include half the thickness of the walls/partitions/glass (as the case may be) which form the external boundary of the space being measured, and half the thickness of the internal walls/partitions/glass, as well as the areas occupied by all pillars, columns, mullions, internal partitions and projections within the space being measured.

“GST” means goods and services tax as provided for in the Goods and Services Tax Act (Chapter 117A).

“Head Lessor” means JTC.

“Head Lessor Termination Notice” shall have the meaning ascribed to it in Clause 6.3.l(i).

“HSBCITS” shall mean HSBC Institutional Trust Services (Singapore) Limited.

“Infectious Disease” means:

(a)	any of the diseases specified in the First Schedule of the Infectious Diseases Act (Chapter 137); and

(b)	includes any other disease:

(i)	that is caused or suspected to be caused by a micro-organism or any agent of disease;

(ii)	that is capable or is suspected to be capable of transmission by any means to human beings; and

(iii)	that, the Director (as defined in the Infectious Diseases Act (Chapter 137)) has reason to believe, if left uninvestigated or unchecked, is likely to result in an epidemic of the disease.

“Interest” means interest at the rate of 9% per annum, calculated on a daily basis and on the basis of the actual number of days in the year (both before and after judgement).

“IRAS” means the Inland Revenue Authority of Singapore.

“JTC” means JTC Corporation, a body corporate incorporated under the Jurong Town Corporation Act (Chapter 150).

“JTC Letter of Offer” means the letter of offer dated 28 January 2019 incorporating the Schedule of Building Terms, Special Terms and Conditions and Standard Terms and Conditions together with the form of lease in respect of the JTC Lease in respect of the Land issued by JTC to the Lessor, and duly accepted by the Lessor, as varied by the Side Letter dated 28 January 2019 issued by JTC to the Lessor.

“JTC Lease” means the lease in respect of the Land (substantially in the form attached to the JTC Letter of Offer) to be granted by JTC to the Lessor pursuant to the JTC Letter of Offer.

“JTC Lease Documents” means the JTC Letter of Offer, JTC Lease and includes all documents made between JTC and the Lessor on terms and conditions agreed to by the Lessor and the Lessee which are expressed to be supplemental or variation to any of the JTC Lease Documents.

“Land” means the whole of the land lot provisionally known as PID 8201808006, forming part of Government Survey Lot Nos. 5418K-PT and 4398W-PT of Mukim 3, with an approximate site area of 11,435 square metres, as described in Annexure A to this Lease.

“Land Rent” means all land rent and land service charges payable (if any) to JTC or other competent authority under the JTC Lease Documents.

“Laws” means any and/or all present and future laws, legislation, subsidiary legislation, statutes and ordinances (including applicable anti-bribery and corruption, competition / antitrust laws and applicable rules of any relevant stock exchange), and any orders, directions, by-laws, codes, regulations, guidelines, notices and, requirements of or issued by any Authority or common law.

“Lease” means this Lease and includes any documents supplemental to it.

“Lease Commencement Date” means                                                  .

“Lessee” means and includes the Lessee, its successors in title and permitted assigns.

“Lessee Related Corporation” shall have the meaning ascribed to it in Clause 3.20.2(i).

“Lessee Signage” shall have the meaning ascribed to it in Clause 3.16.3.

“Lessee’s Policy” shall have the meaning ascribed to it in Clause 3.8.1.

“Lessee’s Works” means the Fitout Works and such other renovation, alterations, additions or other works as the Lessee may require to carry out including but not limited to interior layout, interior design, internal fittings, wiring, plumbing and renovation works which the Lessee may require in connection with the use and enjoyment of the Premises.

“Lessor” means and includes the Lessor, its successors, assigns and all persons entitled to the reversion immediately expectant upon the determination of this Lease and where not repugnant to the context, its employees or agents.

“Main Contractor” means HPC Builders Pte. Ltd. or such other substitute main contractor under the Main Contract appointed by the Lessor which shall be at least of similar repute and/or qualification as HPC Builders Pte Ltd.

“Mechanical and Electrical Equipment” means the plant, mechanical and electrical equipment, fixtures and fittings installed by the Lessor at the Premises in accordance with the Base Plans and Specifications as set out in Schedule 1.

“MOU” means the binding Memorandum of Understanding signed between Ascendas Funds Management (S) Limited in its capacity as manager of Ascendas Real Estate Investment Trust and the Lessee relating to the Project, the Building, the Agreement to Build and Lease, and this Lease and includes any variation or supplementary document entered into between the Parties.

“Notice” shall have the meaning ascribed to it in Clause 6.5.1.

“Original Condition” means the state and condition of the Premises as described in the Reinstatement Schedule.

“Outgoings” means, in respect of the Premises, rates and taxes (other than the Lessor’s income tax, any other corporate taxes payable by the Lessor and the Land Rent) and includes, but is not limited to, all charges, assessments, duties and fees levied, assessed or charged by the Authorities in relation to the Premises.

“Parties” means the Lessor and the Lessee, and “Party” means either of them.

“Payment Date” means the 1st day of each month of the Term.

“permitted occupier” means any person on the Premises for any period expressly or by implication with the Lessee’s authority.

“Permitted Use” means for use for purposes of software development and fintech only, with supporting activities including but not limited to the following activities, subject to prevailing Development Control Guidelines:

(a)	(i) research and development;

(ii)	the carrying out of software maintenance and use as call centre;

(iii)

use as fleet support centre for training purposes, carrying out of customer/driver sign-up and customer/driver support activities and other activities relating to support of the fleet support centre (including without limitation customer/driver activation, issues resolution and operation of training team); and

(iv)	use as an industrial canteen in accordance with the terms of the JTC Letter of Offer; and

(b)	all other allowable uses that are approved by JTC and other relevant Authorities.

“person” includes any individual, company, corporation, firm, partnership, joint venture, association, organisation, trust, state or agency of a state (in each case, whether or not having separate legal personality).

“Plans” shall have the meaning ascribed to it in Clause 3.10.3(ii).

“Premises” means the whole of the Land together with the Building erected thereon.

“Prevailing Market Rent” shall have the meaning ascribed to it in Clause 2.5.3.

“Prevailing one-north Rent” shall have the meaning ascribed to it in Clause 3.20.4(iii).

“Project” means the project for the development comprising the construction and completion of the Building at the Land and installation of the Mechanical and Electrical Equipment in accordance with the Base Plans and Specifications and Detailed Plans and Specifications.

“Project Consultants” means the architect, mechanical and electrical engineer, structural engineer and other professional consultants engaged for the Building.

“Reinstatement Schedule” shall mean the schedule annexed to Schedule 2.

“REIT” shall mean the real estate investment trust known as “Ascendas Real Estate Investment Trust”.

“Relevant Certificates” shall have the meaning ascribed to it in Clause 3.18.3.

“Relevant Consents” means those permissions, consents, approvals, licences, certificates and permits in legally effectual form as may be necessary lawfully to commence, carry out and complete the Lessee’s Works.

“Relevant Payment Month” shall have the meaning ascribed to it in Clause 2.l.3(iv).

“Renewal Lease” shall have the meaning ascribed to it in Clause 2.5.2(iii).

“Renewal Term” shall have the meaning ascribed to it in Clause 2.5.1.

“Renovation Deposit” shall have the meaning ascribed to it in Clause 3.10.4.

“Rent” shall have the meaning ascribed to it in Clause 2.1.l(i).

“Rent Determination Date” shall have the meaning ascribed to it in Clause 2.5.5.

“Rent Free Period” shall have the meaning ascribed to it in Clause 2.1.4.

“Repair Notice” shall have the meaning ascribed to it in Clause 4.5.2.

“Repair Works” shall have the meaning ascribed to it in Clause 4.5.2.

“Replacement Amount” shall have the meaning ascribed to it in Clause 3.7.3.

“Revocation Notice” shall have the meaning ascribed to it in Clause 6.3.l(ii).

“Security Deposit Amount” shall have the meaning ascribed to it in Clause 3.7.1.

“SIAC” means the Singapore International Arbitration Centre.

“SIAC Rules” means the Arbitration Rules of the SIAC for the time being in force.

“State Lease” means                                                  .

“Sublet Premises” shall have the meaning ascribed to it in Clause 3.20.2.

“Structural Parts” means the foundation, structural framework and load bearing roof of the Building, and all load bearing staircases, load bearing ceiling, load bearing columns, load bearing pillars, load bearing floor slabs, load bearing structural walls (including load bearing party walls (if any)), load bearing external walls and load bearing beams of the Building.

“Term” means a term of eleven (II) years commencing on (and including) the Lease Commencement Date.

“Termination Date” shall have the meaning ascribed to it in Clause 6.2.3.

“Termination Notice” shall have the meaning ascribed to it in Clause 6.2.1.

“TOP” means the temporary occupation permit issued by the Building & Construction Authority under the Building Control Act (Chapter 29).

“Tower 1” refers to the bigger of the two buildings as described in the annexure at Schedule B to the Agreement to Build and Lease, which are to be designed, developed and constructed on the Land by the Lessor pursuant to the Agreement to Build and Lease.

“Tower 2” refers to the smaller of the two buildings as described in the annexure at Schedule B to the Agreement to Build and Lease, which are to be designed, developed and constructed on the Land by the Lessor pursuant to the Agreement to Build and Lease.

“Transferee” shall have the meaning ascribed to it in Clause 6.11.3.

“Utilities” means electricity, water, sewerage, gas and telecommunications.

“Warranties” means all warranties issued by the Main Contractor and all other contractors, manufacturers or suppliers in respect of the Building and the Mechanical and Electrical Equipment, and each individually “Warranty”.

“14 Days’ Period” shall have the meaning ascribed to it in Clause 2.5.3.

1.2	General

Headings are for convenience only and do not affect interpretation. The following rules of interpretation apply unless the context requires otherwise:

1.2.1	The singular includes the plural and conversely.

1.2.2	A gender includes all genders.

1.2.3	A person includes an individual and a corporation.

1.2.4

A reference to the Lessor includes its successors and assigns and all persons entitled to possession of the Premises at the end of this Lease. A reference to the Lessee includes its successors and permitted assigns.

1.2.5	A reference to a right or obligation of any two or more persons confers that right or imposes that obligation, on each of them individually and both (or all) of them together.

1.2.6	Each schedule of and annexure to this Lease forms part of it.

1.2.7	Unless stated otherwise, one word or provision does not limit the effect of another.

1.2.8	Reference to the whole includes part.

1.2.9

Every obligation by the Lessee is taken to include an obligation by the Lessee to ensure that each of its employees, agents, independent contractors, permitted occupiers and others under its control comply with that obligation.

1.2.10

Every obligation by the Lessor is taken to include an obligation by the Lessor to ensure that each of its employees, agents, independent contractors, permitted occupiers and others under its control comply with that obligation.

1.2.11

If under this Lease, the Lessee requires the consent or approval of the Lessor for any action, the Lessee must obtain it in writing before starting to take that action unless otherwise expressly specified in this Lease or agreed by the Lessor in writing. If under this Lease, the Lessor requires the consent or approval of the Lessee for any action, the Lessor must obtain it in writing before starting to take action unless otherwise expressly specified in this Lease or agreed by the Lessee in writing.

1.2.12	If under this Lease, the consent or approval of a Party is required, the consent and approval of such Party shall not be unreasonably withheld, conditioned, or delayed.

1.2.13	A reference to the consent or approval of the Lessor is taken to include, where applicable, the consent or approval of JTC.

1.2.14

A right given to the Lessor to have access to the Premises extends to JTC and any persons authorised by the Lessor and JTC, and includes the right to bring workmen and appliances onto the Premises, subject however to compliance by the Lessor and such persons of the relevant provisions of this Lease.

1.2.15	A reference to an Act of Parliament refers to that Act as it applies at the date of this Lease and any later amendment or re-enactment of it.

1.2.16

A reference to an Authority or body existing as at the date of this Lease shall, where applicable, include the equivalent Authority or body (by whatever name called) of such existing Authority or body.

1.2.17	This Lease shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

2.	Letting

2.1	Rent

2.1.1	Rent: The Lessor lets to the Lessee the Premises together with the Mechanical and Electrical Equipment for the Term in consideration of the Lessee agreeing to pay to the Lessor:

(i)	the rent (the “Rent”) calculated at the initial rate of S$2.11 per square foot per month on the Premises computed based on the GFA of the Building; and

(ii)	any other payments expressed to be payable by the Lessee under this Lease.

2.1.2	Revision of Rent: The Rent shall be revised annually on each anniversary date of the Lease Commencement Date during the Term at an increase of 2.5% per annum on the immediately preceding Rent.

2.1.3	Payment of Rent:

(i)	After the Relevant Payment Month, the Rent shall be paid by the Lessee monthly in advance, without any demand, withholding, deduction or set off at law or in equity on each Payment Date.

(ii)

On or before the date of the Lessee’s execution of the Agreement to Build and Lease, the Lessee has paid to the Lessor a sum of S$960,935.06, being the amount equivalent to one month’s rent in advance at the initial rent of S$2.11 per square foot per month (the “Advance Rent”).

(iii)

The Advance Rent shall be applied by the Lessor towards the Rent payable by the Lessee for the period of one (1) month commencing from the date immediately after the expiry of the Rent Free Period or the Additional Rent Free Period (as the case may be). The last day on which the Advance Rent has been fully utilised towards the payment of the Rent shall herein be called the “Advance Rent Utilisation Date”.

(iv)

On or before the Advance Rent Utilisation Date, the Lessee shall pay to the Lessor the Rent (or the pro-rated Rent) calculated for the period commencing on the date immediately after the Advance Rent Utilisation Date up to and including the last day of the month in which the Advance Rent Utilisation Date falls (the “Relevant Payment Month”).

(v)

The Lessee shall pay to the Lessor each subsequent monthly payment of the Rent after the Relevant Payment Month by equal monthly payments in advance on each Payment Date, the first of such payments to be made on the first Payment Date after the Relevant Payment Month.

2.1.4

In consideration of the Lessee appointing the Lessor for the Project, the Lessor agrees to grant to the Lessee a Rent-free period (“Rent Free Period”) for a period of six (6) months commencing on the Lease Commencement Date for the carrying out of the Lessee’s Works, free of Rent. The Lessee may, with the prior written consent of the Lessor, commence business during the Rent Free Period at the Premises or any part thereof.

2.2	GIRO Form

The Lessee must, for the purpose of payment of the Rent, complete and furnish to the Lessor on or before the date of this Lease the GIRO application form provided by the Lessor in a form acceptable to the Lessee and must not at any time revoke the authorisation given to the Lessee’s bank in connection with the automatic electronic funds transfer for payment of Rent without the written consent of the Lessor.

2.3	Exceptions

2.3.l	This Lease is subject to the following rights of the Lessor:

(i)	to enter the Premises, in accordance with Clause 3 below; and

(ii)

to build upon, alter, rebuild, develop or use the land adjoining the Premises provided that this does not affect the operations of the business of the Lessee, its permitted occupiers and/or its sublessees and/or the use of the Premises by the Lessee, its permitted occupiers and/or its sublessees and the Lessor uses best efforts to ensure that such works do not affect the light and air coming to the Premises or cause nuisance, damage, annoyance or inconvenience to the Lessee, its sublessees and/or permitted occupiers of the Premises.

2.3.2

The rights mentioned in Clause 2.3.1 may also be exercised by any persons authorised by the Lessor or by the Lessor’s mortgagees, chargees, liquidator, judicial manager or receivers but such exercise must be in accordance with the provisions of this Lease or as permitted by Law.

2.4	Damage to the Building Not Caused by the Lessee

2.4.1

In the event that the Premises is destroyed or damaged by fire or otherwise, and such damage is not caused by the Lessee (“Destruction Event”), the Rent, property tax and all other sums payable by the Lessee shall be reduced in proportion to the percentage of the GFA which cannot be used or is rendered inaccessible for the entire period from the day of the Destruction Event to the date the rebuilding works are completed and the Premises is ready for use by the Lessee.

2.4.2	If a Destruction Event occurs such that:

(i)	more than 50% of the GFA cannot be used;

(ii)	more than 50% of the GFA is rendered inaccessible for a period of at least one (1) month; or

(iii)	more than 30% of the GFA cannot be used for a period of more than eighteen (18) months,

the Lessee is entitled to terminate this Lease by giving written notice to the Lessor, provided always that such destruction or damages of the Premises had not been caused by the Lessee.

2.4.3

If a Destruction Event occurs, the Lessor shall, within three (3) months of the Destruction Event inform the Lessee in writing of the estimated time required to complete the rebuilding works (“Estimated Rebuilding Period”). At any time prior to the service of such written notice by the Lessee, the Parties shall discuss in good faith and agree on how to proceed with the rebuilding works.

2.4.4

In the event that the Lessee (acting reasonably) disagrees with the Estimated Rebuilding Period notified by the Lessor, the Lessee shall give written notification to the Lessor within seven (7) days from the date of the Lessor’s written notice that the Lessee is not agreeable to the Estimated Rebuilding Period set out in the Lessor’s notice and the Parties shall jointly appoint an independent consultant within thirty (30) days from the date of the aforementioned Lessee’s notice to determine the time required to complete the rebuilding works (“Determined Rebuilding Period”). The independent consultant so appointed shall notify the Parties of the Determined Rebuilding Period within a reasonable period to be mutually agreed between the Parties and the Determined Rebuilding Period shall be accepted by the Parties as final and binding. In this regard, the time taken by the Parties to appoint the independent consultant and determine the Determined Rebuilding Period shall be added to the rebuilding period of eighteen (18) months under Clause 2.4.2(iii). The cost and expense of engaging such consultant shall be borne by the Parties equally.

2.4.5	In the event a Destruction Event occurs and this Lease is not terminated pursuant to Clause 2.4.2, the Lessor shall:

(i)	at its own cost and expense, complete the rebuilding works within the Estimated Rebuilding Period or the Determined Rebuilding Period (as the case may be);

(ii)

ensure that all rebuilding works are carried out in a workmanlike manner to reinstate the Premises and all Mechanical and Electrical Equipment to the state and condition before the occurrence of the Destruction event;

(iii)	take all steps necessary to ensure that there is as little interference as possible caused to the operation of the rest of the Premises;

(iv)	on completion of the rebuilding works, provide the Lessee with the as-built plans, the TOP and CSC (if any) in relation to such rebuilding works; and

(v)

indemnify the Lessee against all damages, losses, costs, expenses and liabilities suffered or incurred by the Lessee in respect of any claims, demands, actions or proceedings instituted against the Lessee by reason of any occurrence at the Premises arising from or in connection with the carrying out or completion of the rebuilding works and caused by any act, wilful default or gross negligence on the part of the Lessor or the Lessor’s servants, agents, employees or contractors.

2.4.6

Upon the expiry of the notice of termination of this Lease issued by the Lessee in accordance with Clause 2.4.2, this Lease will terminate without affecting the rights of either Party against the other for any default by the other Party of its obligations arising out of in connection with this Lease which occurred before the termination of this Lease and the Lessor shall return the Security Deposit Amount to the Lessee within fourteen (14) Business Days from the date of such termination.

2.5	Option to Renew

2.5.1

The Lessee will have the option (to be exercised by written notice from the Lessee to the Lessor given no less than twelve (12) months before expiry of the Term) to renew the lease for a renewal term as set out in Clause 2.5.2 (“Renewal Term”) and the renewal shall be subject to the approval of JTC and (if applicable) any other relevant Authorities.

2.5.2	The Renewal Term will:

(i)	commence on the date falling immediately after the expiry of the Term;

(ii)	be for five (5) years;

(iii)	be on the same terms and conditions as this Lease except for this option to renew (“Renewal Lease”); and

(iv)	be for a rent amount determined as follows:

(a)	for the first year of the Renewal Term:

(A)

if the Prevailing Market Rent as at the commencement of the Renewal Term is 170% or more of the rent payable for the last year of the Term, the rent for the first year of the Renewal Term shall be at the rate being 80% of such Prevailing Market Rent;

(B)

if the Prevailing Market Rent as at the commencement of the Renewal Term is less than 170% of the rent payable for the last year of the Term, the rent for the first year of the Renewal Term shall be at such Prevailing Market Rent; and

(b)	the rent shall be revised annually on each anniversary date of the lease commencement date during the Renewal Term at an increase of 2.5% per annum on the immediately preceding rent.

2.5.3

The Parties will endeavour to agree on the prevailing market rent on a per square foot and gross rent basis as at the commencement date of the Renewal Lease (“Prevailing Market Rent”) in respect of the Premises. In the absence of agreement between the Parties of the Prevailing Market Rent by the date falling fourteen (14) days after the Lessor’s receipt of the Lessee’s notice of intention to renew (“14 Days’ Period”), each Party shall appoint a reputable independent licenced valuer within fourteen (14) days after the 14 Days’ Period to determine the Prevailing Market Rent, the basis of determination to be mutually agreed between the Parties in writing, and shall instruct such valuer to report in writing to both Parties by the date falling not later than ten (10) days after the date of the valuer’s appointment. The average of the two (2) prevailing market rent as determined by the two (2) valuers shall be deemed to be the Prevailing Market Rent for the Renewal Term.

2.5.4

The Parties agree that in determining the Prevailing Market Rent, each valuer acts as an expert and not as an arbitrator. Each party shall bear the costs and expenses of and in connection with the appointment of its own valuer.

2.5.5

Subject to there being no existing breach of any of the Lessee’s obligations on its part contained in this Lease (which has not been remedied by the Lessee within any applicable period prescribed herein), as at the date the Prevailing Market Rent has been agreed by the Parties or, as at the date of the valuer’s determination of the Prevailing Market Rent in accordance with Clause 2.5.3 and Clause 2.5.4 above (“Rent Determination Date”), the Lessor shall, not later than twenty-one (21) days after the Rent Determination Date offer to the Lessee a further lease of the Premises for the Renewal Term, commencing on the day after the expiry of the Term, and the Lessee shall have a further seven (7) days to accept the same.

2.5.6

The Parties agree that the Security Deposit Amount held by the Lessor under this Lease (subject to such deductions by the Lessor in accordance with the provisions of this Lease) shall be applied towards the security deposit payable by the Lessee under the Renewal Lease and the Lessee shall pay any shortfall of such security deposit to the Lessor at least one (1) month before the commencement of the Renewal Term.

2.5.7

If after the new lease document for the Renewal Term has been signed but the Lessee is in default of the provisions of this Lease before the commencement of such Renewal Term and such default has not been remedied by the Lessee within any applicable period prescribed in this Lease, the Lessor is entitled to terminate the lease for such Renewal Term by giving written notice to the Lessee. Upon receipt of such notice by the Lessee, the lease for the Renewal Term will be terminated without affecting the rights of the Lessor against the Lessee in respect of the default arising out of or in connection with this Lease or the lease for the Renewal Term.

3.	LESSEE’S OBLIGATIONS

The Lessee agrees with the Lessor that:

3.1	Rent

The Lessee must pay the Rent at the times and in the manner specified in Clause 2.1.

3.2	Interest

3.2.1

If the Lessee does not pay the Rent or any other sums owing to the Lessor under this Lease within seven (7) days after the due date (whether or not formally demanded), which failure is not cured within twenty-eight (28) days after the due date, the Lessee must pay the Interest on that sum as from the due date until the sum is paid to the Lessor. Such Interest will be recoverable from the Lessee as if it is rent in arrears.

3.2.2	Nothing in Clause 3.2.1 above entitles the Lessee to withhold or delay any payment or affects the rights of the Lessor in relation to non-payment.

3.3	GST

3.3.1	In addition to the Rent and other sums payable under this Lease, the Lessee must pay the Lessor the GST payable by the Lessor in respect of:

(i)	the rent on the Payment Date;

(ii)	any other sum payable by the Lessee under this Lease; and/or

(iii)	the occupation and lease of the Premises by the Lessee,

Provided Always that the Lessor has furnished to the Lessee invoices in respect of such GST.

3.3.2

The Lessee shall indemnify the Lessor and hold the Lessor harmless from and against any interest and penalties suffered or incurred by the Lessor resulting from any failure or delay on the part of the Lessee in the payment or discharge of such GST referred to in Clause 3.3.1, provided that the Lessor has furnished the relevant tax invoice for such GST payable to the Lessee as soon as practicable and that the Lessee is given no less than twenty-eight (28) days for payment of such GST.

3.3.3

The liability of the Lessee to pay the GST will not be affected by the expiry or earlier termination of this Lease provided that the Lessor gives to the Lessee twenty-eight (28) days’ prior written notice of payment of such GST together with the relevant tax invoice for such GST. Further, the repayment by the Lessor to the Lessee of the Security Deposit Amount shall not prejudice the Lessor’s right to recover such GST from the Lessee.

3.4	Property Tax

3.4.1

The Lessee must pay all property tax imposed by IRAS on the Premises payable in respect of the Term provided that the Lessor has given to the Lessee no less than fourteen (14) Business Days’ prior written notice of such property tax payable by the Lessee together with copies of the relevant property tax bills and notices from IRAS or other relevant Authority.

3.4.2

Any rebates, concession, grant, subsidy or refunds made or given by IRAS or any Authority in relation to property tax for the Premises in respect of any period during the Term and actually received by the Lessor shall be refunded or paid over by the Lessor to the Lessee within thirty (30) days of the Lessor’s receipt of the same notwithstanding that such rebates, concession, grant, subsidy or refund is granted to or received by the Lessor after the end of the Term.

3.4.3

At the request of the Lessee, the Lessor shall file with IRAS or other relevant Authority, the relevant objection to any assessment of annual value or imposition of property tax including any increase in property tax on the Premises, such objection to be made in consultation with the Lessee. All fees and expenses in respect of the filing of the notice of objection shall be borne by the Lessee. Copies of all such filing and the responses from IRAS or other relevant Authority shall be furnished by the Lessor to the Lessee as soon as practicable and in any event within seven (7) Business Days of the receipt of the same by the Lessor.

3.4.4

The Lessee shall indemnify the Lessor and hold the Lessor harmless from and against any interest and penalties suffered or incurred by the Lessor resulting from any failure or delay on the part of the Lessee in the payment or discharge of such property tax referred to in Clause 3.4.1, provided that the Lessor has furnished copies of such relevant bills and notices from IRAS or other relevant Authority in relation to such property tax payable to the Lessee as soon as practicable and that the Lessee is given no less than fourteen (14) Business Days for payment of such property tax.

3.4.5

The liability of the Lessee to pay property tax in respect of the Term will not be affected by the expiry or earlier termination of this Lease provided that the Lessor gives to the Lessee fourteen (14) Business Days’ prior written notice of payment of such property tax together with the relevant property tax bills and notices for such property tax. Further, the repayment by the Lessor to the Lessee of the Security Deposit Amount shall not prejudice the Lessor’s right to recover such property tax from the Lessee.

3.5	Utilities and Other Costs

The Lessee must pay the cost of Utilities provided to the Premises and used by the Lessee or any permitted occupier of the Premises for the period from the Lease Commencement Date until the expiry or earlier determination of the Term.

3.6	Outgoings

In addition and without prejudice to the other provisions of this Lease, the Lessee is responsible for and must pay all Outgoings resulting from the use of the Premises by the Lessee, for the period from the Lease Commencement Date until the expiry or earlier determination of the Term, whether the Outgoings are charged or levied during or after the said period.

3.7	Security Deposit

3.7.1	The Lessee must pay to and maintain with the Lessor a security deposit equivalent to six (6) months of the Average Monthly Rent (the “Security Deposit Amount”):

(i)	as security for compliance by the Lessee of all the provisions in this Lease; and

(ii)	to secure or indemnify the Lessor against:

(a)	any loss or damage resulting from any default by the Lessee under this Lease; and

(b)	any claim by the Lessor at any time against the Lessee in relation to any matter arising out of or in connection with the Premises,

whether or not this Lease is existing.

3.7.2

If any default by the Lessee under this Lease occurs, and if such default is capable of remedy, the Lessor is entitled (but not obliged) to apply the whole or part of the Security Deposit Amount then held by the Lessor in or towards making good any loss or damage sustained by the Lessor as a result of that default and any expense incurred by the Lessor in making good such loss and damage but without prejudice to any other rights or remedies which the Lessor may be entitled to, provided that the Lessor has given written notice to the Lessee of the default and the Lessee has failed to remedy such default within a reasonable timeframe.

3.7.3

The Lessee must pay to the Lessor an amount equal to the amount (the “Replacement Amount”) applied by the Lessor under Clause 3.7.2 as replacement of the part or whole of the Security Deposit Amount applied, within twenty-eight (28) days of the Lessee’s receipt of the Lessor’s written demand.

3.7.4	The Security Deposit Amount and/or any Replacement Amount required under Clause 3.7.3 must be furnished by the Lessee (in cash).

3.7.5	Unless this Lease is renewed, the Lessor must repay to the Lessee, the Security Deposit Amount without interest and after proper deductions by the Lessor, within the later of thirty (30) days after:

(i)	the expiry or sooner termination of this Lease in accordance with the terms herein; or

(ii)	the date that the Lessee vacates the Premises and complies with its obligations under Clause 3.13.

3.8	Insurance

3.8.1

At all times during the Term and during any period of holding over, the Lessee shall at its cost and expense take out and keep in force the following insurance policies with an insurance company or companies in Singapore approved by the Lessor (collectively, the “Lessee’s Policies” and each, a “Lessee’s Policy”):

(i)

an industrial all risks policy in the name of the Lessee for the Premises, all plant, equipment (including the Mechanical and Electrical Equipment) and installations permanently affixed to the Premises, the furniture, plate and tempered glass, fixtures and fittings in the Premises to their full replacement value which includes a provision for waiver of subrogation against the Lessor;

(ii)

a comprehensive public liability insurance policy in the joint names of the Lessor and the Lessee against claims for personal injury, death or property damage or loss, arising out of all operations of the Lessee and its permitted occupiers in the Premises, which shall be extended to include any of the insured parties’ legal liability for loss of or damage to the Premises (including all fixtures and fittings therein) and all the Lessor’s property and a provision for waiver of subrogation against the Lessor, in an amount not less than S$ three (3) million in respect of any one occurrence; and

(iii)	such other insurances as are required by law or the Head Lessor in respect of the Lessee’s use of the Premises.

3.8.2

The Lessee must give the Lessor cover note(s) of the Lessee’s Policies and written confirmation from the relevant insurer that all relevant premium in respect of such Lessee’s Policies had been paid within thirty (30) days of the Lessee’s receipt of the Lessor’s written demand Provided Always that nothing herein shall render the Lessor liable for the correctness or adequacy of such Lessee’s Policies or for ensuring that they comply with all relevant legislation pertaining to insurance.

3.8.3

If the Lessee fails to effect or maintain any of the Lessee’s Policies and the Lessor has given written notice to the Lessee to effect such Lessee’s Policies which the Lessee has failed to do so within a reasonable period, the Lessor may effect such Lessee’s Policy which the Lessee has failed to effect or maintain, and the premium for any such Lessee’s Policy will be a debt due and payable by the Lessee to the Lessor within twenty-eight (28) days of the Lessee’s receipt of the Lessor’s written demand provided that the Lessor has furnished to the Lessee documentary evidence of such premium incurred.

3.8.4

In the event of any damage to or destruction of the Premises by fire, act of God or any other cause whatsoever due to the Lessee’s fault, the Lessee shall as soon as practicable make a claim under the relevant Lessee’s Policies taken out by the Lessee in respect of the Premises and apply the insurance proceeds arising from such insurance and/or utilise its own funds for the purpose of making good any such damage or destruction without unreasonable delay and for the purpose of reinstating the Premises to at least the standard thereof before such event of damage or destruction.

3.9	Maintenance and Repair

3.9.1

Subject to the provisions in Clause 4.5 of this Lease and Clause 11 (Defects) of the Agreement to Build and Lease, the Lessee shall be responsible, at the Lessee’s cost and expense, for maintaining the Premises and everything within the Premises. For avoidance of doubt, the Lessee’s maintenance obligations shall include, without limitation, the following:

(i)	keep the Premises clean and tidy;

(ii)	keep the Premises and all fixtures, fittings and installations in it and the Conducting Media in and serving the Premises, in good and substantial repair and condition (except for fair wear and tear);

(iii)

make good as soon as practicable, to the satisfaction of the Lessor (acting reasonably), any damage caused to the Premises (including the Lessor’s fixtures, fittings and installations in it) or any part of the Premises by the Lessee, its employees, agents, independent contractors or any permitted occupier;

(iv)

repair and/or replace as soon as practicable, to the satisfaction of the Lessor (acting reasonably), any damage caused to any of the Mechanical and Electrical Equipment or any part(s) thereof, by the Lessee, its employees, agents, independent contractors or any permitted occupier;

(v)

maintain the Mechanical and Electrical Equipment to a minimum standard to the satisfaction of the Lessor (acting reasonably), which shall include the appointment of the original manufacturers or their authorised agents for the periodic maintenance and servicing of the Mechanical and Electrical Equipment, and the maintenance of the Mechanical and Electrical Equipment in accordance with the relevant manufacturers’ guidelines and recommendations relating to the Mechanical and Electrical Equipment and to be responsible for all overhauls thereof;

(vi)	maintain the security system (including, but not limited to, the alarms, cameras and electronic locking systems) installed at the Premises in good working order and condition;

(vii)	be responsible for capital expenditure items and replacements, in particular, fixtures and fittings that are exclusive to the Lessee;

(viii)	maintain the lobby at the Premises and all toilets and facilities at the Premises; and

(ix)	be responsible for the landscaping within the Premises (if applicable).

3.9.2	In addition to and without prejudice to the other provisions of this Lease, the Lessee shall at all times, at the Lessee’s cost and expense, be responsible for the management of the Premises.

3.9.3

The Lessor shall ensure that all Warranties issued by the Main Contractor are to the benefit of the Lessor and the Lessee jointly and severally, such Warranties to include without limitation the warranties set out in the list of warranties annexed in Annexure C.

3.9.4

If any of the Warranties is not issued in the name of the Lessee, the Lessor shall, at the Lessee’s request (acting reasonably), enforce the Warranties against the relevant contractor, manufacturer or supplier and require them to carry out the relevant maintenance, repair, servicing or replacement works covered under such Warranty.

3.10	Lessee’s Works

3.10.1	The Lessee must not carry out:

(i)	any works involving or affecting the structure or exterior of the Premises; or

(ii)	any works involving the hacking of the floors or the structural columns and beams of the Premises.

3.10.2

The Lessee must not carry out the Lessee’s Works without the prior written consent of the Lessor (such consent not to be unreasonably withheld conditioned or delayed), and (where necessary) JTC and other relevant Authorities.

3.10.3	Prior to the commencement of the Lessee’s Works, the Lessee shall, at the Lessee’s own cost and expense:

(i)

in respect of all Lessee’s Works which are to be carried out prior to the issuance of CSC for the Building, engage the Project Consultants to consider and approve the layout and specifications for such Lessee’s Works and to assist the Lessee in the endorsement and submission of plans to the relevant Authorities and the supervision of all such approved Lessee’s Works. The fees and expenses of the Project Consultants in respect of the Lessee’s Works shall be borne by the Lessee and paid by the Lessee to the Project Consultants when they fall due. The Project Consultants shall not be deemed to be agents or employees of the Lessor and the Lessee shall not have any claim whatsoever against the Lessor in respect of any act, omission, default, misconduct or negligence of the Project Consultants;

(ii)

submit to the Lessor for approval (such approval not to be unreasonably withheld conditioned or delayed (save for such conditions imposed by JTC and all relevant Authorities)) all plans, layouts, designs, drawings and specifications (“Plans”) for the Lessee’s Works before the Lessee submits the Plans to JTC or any relevant Authority for approval. The Lessor may in its reasonable discretion approve the Plans and/or recommend modifications to the Plans. If within fourteen (14) days after the Lessor’s receipt of the Plans, or such longer period reasonably required by the Lessor and mutually agreed between the Parties in writing, the Lessor does not notify the Lessee in writing that any modifications to such Plans is necessary, the Lessor shall be deemed to have given its approval to the Lessee for the Plans and waived any right to object or require modifications to the same, save in the case that JTC’s approval is required to be obtained. In the event that JTC’s approval is required to be obtained, the Parties shall mutually agree to an extension of time for the Lessor to grant its consent.

The Lessor shall be entitled to engage any of the Project Consultants for the purpose of considering the Plans relating to the Lessee’s Works carried out at any time during the Term and for the purpose of supervising the carrying out of such Lessee’s Works. Subject to (i) the Lessor obtaining the Lessee’s written approval to quotations of such Project Consultant prior to their engagement and (ii) the Lessor furnishing to the Lessee documents evidencing the fees and expenses of such Project Consultant incurred in connection therewith, such fees and expenses shall be borne by the Lessee and paid by the Lessee to the Lessor within twenty-eight (28) days of the Lessee’s receipt of the Lessor’s written demand. If the Lessee fails to make payment within the aforesaid twenty-eight (28) days’ period, the Lessor may effect payment of the same and all fees and expenses so incurred by the Lessor together with Interest from the date of expenditure until the date they are paid by the Lessee to the Lessor shall be recoverable from the Lessee as if they were rent in arrears;

(iii)

if required by the Lessor, effect and maintain (or procure the Lessee’s contractor to effect and maintain) comprehensive all risks insurance policies and comprehensive public liability policies, covering the period from the date of commencement of the Lessee’s Works to the date of completion of the Lessee’s Works, of an amount not less than S$ three (3) million in respect of any one occurrence, with an insurance company in Singapore approved by the Lessor, naming the Lessor, the Main Contractor, the Lessee’s fitting out contractor, and the Lessor’s mortgagee(s) (if any) as the co-insured parties for their respective rights and interests. Copies of such policies shall be furnished to the Lessor by the Lessee without demand, prior to the commencement of the Lessee’s Works. Provided Al ways that nothing herein shall render the Lessor liable for the correctness or adequacy of such policies or for ensuring that they comply with all relevant legislation pertaining to insurance; and

(iv)

use the Lessor’s nominated consultants, contractors and subcontractors, provided that the Lessor makes available details (including but not limited to the identity, proposed fees and scope of works and/or services to be supplied) and involves the Lessee in negotiations and discussions of the terms of engagement prior to the engagement of such consultant, contractor and/or subcontractor in respect of:

(a)	structural works;

(b)	works involving waterproofing;

(c)	works for the Mechanical and Electrical Equipment and air-conditioning systems; and

(d)	fire safety systems,

to the extent that the Lessee’s Works affect any building or equipment warranties in respect of the Premises and Mechanical and Electrical Equipment granted to the Lessor, or relate to connectivity and interfacing with the Lessor’s base building systems and infrastructure. The Lessor shall not be liable to the Lessee for each such consultant, contractor and subcontractor’s performance of such works forming part of the Lessee’s Works.

For the avoidance of doubt, the Lessee may appoint other contractors or consultants of its choice to carry out the rest of the Lessee’s Works, save for all electrical installations, for which the Lessee must obtain an endorsement from the Lessor’s licensed electrical contractor for such utility application.

3.10.4

The Lessee shall furnish to the Lessor a renovation deposit of such reasonable amount as the Parties may mutually agree upon (having regard to the nature and extent of the Lessee’s Works) (the “Renovation Deposit”) in accordance with the following timelines:

(i)	where the proposed Lessee’s Works comprise Fitout Works, before the Lessee takes possession of the Premises; and/or

(ii)	where the proposed Lessee’s Works do not comprise Fitout Works, prior to the commencement of the Lessee’s Works,

as security for:

(a)	the proper completion of the Lessee’s Works;

(b)	the Lessee making good to the satisfaction of the Lessor all damage to the Premises resulting from the Lessee’s Works; and

(c)	the Lessee’s due compliance of the provisions of this Clause 3.10 and the terms and conditions of the Relevant Consents.

3.10.5

If the Lessee fails to complete, make good or comply as set out in Clause 3.10.4, the Lessor may effect the necessary works, and apply the Renovation Deposit to meet the costs and expenses incurred by the Lessor in effecting such works.

3.10.6	The Renovation Deposit, subject to any deductions made by the Lessor as above, shall be repaid to the Lessee within fourteen (14) days from the date on which all of the following have been satisfied:

(i)	proper completion of the Lessee’s Works (in compliance with the provisions of this Clause 3. I 0) to the Lessor’s reasonable satisfaction;

(ii)	the removal of all waste materials and debris resulting from the Lessee’s Works in a manner reasonably satisfactory to the Lessor; and

(iii)	the making good damage (if any) to the Premises.

3.10.7	The Lessee covenants that:

(i)

in carrying out the Lessee’s Works, the Lessee shall use reasonable endeavours to procure that no damage, obstruction or interference is caused by the Lessee, its employees, agents or contractors to the Premises (including all installations and equipment provided by the Lessor in the Premises) or the main building works. The Lessee must, at its own cost and expense, make good to the reasonable satisfaction of the Lessor all such damage or remove such obstruction or interference; and

(ii)

the Lessor and other persons authorised by the Lessor and the Main Contractor and other persons authorised by the Main Contractor, may after giving two (2) Business Days prior written notice enter into and inspect and view the Premises to ascertain if the Lessee’s Works are or have been carried out in accordance with the provisions of this Clause 3.10 (except in the event of an emergency, in which case the Lessor shall only be required to give to the Lessee prior notice) provided that any access by the Lessor and other persons authorised by the Lessor and the Main Contractor and other persons authorised by the Main Contractor shall comply with the Lessee’s reasonable requirements and the exercise of these rights by such persons shall not affect the operations of the business of the Lessee, its sublessees and/or its occupiers and/or affect the use of the Premises by the Lessee, its sublessees and/or its occupiers or cause disturbance to the Premises; and

(iii)	if any breach of the provisions of this Clause 3.10 shall be found upon such inspection, the Lessee shall upon notice by the Lessor take all necessary steps for the rectification of such breach.

3.10.8

Following the approval of the Lessor and the obtaining of the Relevant Consents at the Lessee’s costs and expense, the Lessee shall proceed to carry out and complete the Lessee’s Works at its own cost and expense including the payment of utilities charges required for the Fitout Works:

(i)	in accordance with the Plans approved by the Lessor (if applicable);

(ii)	with good and suitable materials;

(iii)	in a good and workmanlike manner by the contractors employed by the Lessee in accordance with good building practice;

(iv)	in accordance with the Relevant Consents; and

(v)	in compliance with all applicable rules and regulations affecting the Lessee’s Works and/or the Premises, including (if applicable) rules and regulations of JTC and any other relevant Authority.

3.10.9

The Lessee shall indemnify and keep the Lessor indemnified against the breach, non-observance or non-performance of any Relevant Consents in relation to the Lessee’s Works and any claims, demands or proceedings brought by any person arising out of or incidental to the execution of the Lessee’s Works, to the extent that such breach, claims, demands or proceedings are not caused by any act, omission, negligence, default or misconduct of the Lessor or the Project Consultants engaged by the Lessor under Clause 3.10.3(ii).

3.10.10

The Lessee shall not carry out or permit to be carried out any works or activities which may delay or affect the issuance of the CSC for the Building. In the event that the issuance of the CSC for the Building is rejected or otherwise withheld or delayed as a result of any works (including Lessee’s Works), modification, alteration or addition or any installation carried out or caused to be carried out by the Lessee without the prior written consent of the Lessor, the Lessor may by notice in writing require the Lessee to rectify the same within a reasonable period. If the Lessee fails to rectify the same within such reasonable period, the Lessor, its workmen and/or agents shall be entitled to enter upon the Premises and carry out such works as may be necessary to comply with the requirements of the relevant Authorities in order to obtain the issuance of the CSC for the Building, provided that any access by the Lessor, its workmen and/or agents shall comply with the Lessee’s reasonable requirements and the exercise of these rights by such persons shall not affect the operations of the business of the Lessee, its sublessees and/or its occupiers and/or affect the use of the Premises by the Lessee, its sublessees and/or its occupiers or cause disturbance to the Premises. The actual costs and expenses so reasonably incurred by the Lessor in respect of such works shall be a debt due from the Lessee provided that the Lessor furnishes to the Lessee documents evidencing such costs and expenses.

3.10.11

Promptly after completion of the Lessee’s Works, the Lessee shall submit to the Lessor the as-built drawings relating to the Lessee’s Works to enable the Lessor to apply for CSC for the Building. If the Lessee fails to do so within two months after written notice from the Lessor, the Lessor shall be entitled to take all action necessary (including engaging consultants to prepare the relevant as-built drawings and making payments to the Lessee’s consultants) for submission of such as-built drawings to the relevant Authorities. A statement from the Lessor as to the costs and expenses incurred by the Lessor for submission of such as-built drawings to the relevant Authorities shall be furnished to the Lessee. All expenses so incurred by the Lessor together with Interest from and including the date of the Lessee’s receipt of the statement until the date they are paid by the Lessee to the Lessor, shall be paid by the Lessee to the Lessor and if unpaid, shall be recoverable from the Lessee as if they were rent in arrears, provided that the Lessor has furnished to the Lessee documents evidencing such expenses.

3.10.12

In the event that the Lessor fails to obtain the CSC for the Building within three (3) years from the date of issuance of the TOP for the Building, the Lessee shall be entitled to make the relevant applications for purpose of obtaining such CSC. The Lessor shall, at the Lessee’s written request, facilitate the Lessee’s relevant applications by providing authorisations and reasonable assistance to the Lessee to enable the Lessee to obtain the CSC for the Building including without limitation providing all necessary plans and approvals to the Lessee, signing all necessary applications and/or documents and submitting the necessary applications and/or documents as may be required by the relevant Authorities. The Lessor shall, within 28 days of written demand of the Lessee, pay to the Lessee all costs and expenses so incurred by the Lessee in connection with the obtaining of such CSC.

3.11	Lessor’s Right of lnspection and Repair

3.11.1

The Lessee must allow the Lessor to enter the Premises at all reasonable times upon giving prior notice of no less than two (2) Business Days (except in the event of an emergency, in which case the Lessor shall only be required to give to the Lessee prior notice) to:

(i)	establish if the provisions of this Lease have been observed;

(ii)	inspect the condition of the Premises; and

(iii)	take a schedule of the Mechanical and Electrical Equipment.

3.11.2

If the Lessee has failed to do anything which is the liability of the Lessee, the Lessee must carry out the necessary works with all due diligence within the time period specified in the Lessor’s written notice, to the satisfaction of the Lessor (acting reasonably).

3.11.3

If the Lessee does not complete the necessary works within the time period specified in the Lessor’s notice referred to in Clause 3.11.2, the Lessor may enter the Premises to do the necessary works and the Lessee must reimburse the Lessor the reasonable and actual costs and expenses incurred by the Lessor within twenty-eight (28) days of the Lessee’s receipt of the Lessor’s written demand provided that the Lessor furnishes to the Lessee documents evidencing such costs and expenses.

3.11.4

In exercising the Lessor’s rights under Clauses 3.11.1 and 3.11.3, the Lessor shall comply with the Lessee’s reasonable requirements and the exercise of such right by the Lessor shall not affect the operations of the business of the Lessee, its sub lessees and/or its occupiers and/or affect the use of the Premises by the Lessee, its sublessees and/or its occupiers or cause disturbance to the Premises.

3.12	Lessor’s Right of Entry for Repairs

3.12.1

The Lessee must allow the Lessor to enter the Premises at all reasonable times provided that the Lessor has given prior notice of no less than seven (7) days to the Lessee (except in the event of an emergency, in which case the Lessor shall only be required to give to the Lessee prior notice):

(i)	to carry out any works relating to the Conducting Media and to install additional Conducting Media;

(ii)	to carry out any works which the Lessor or JTC considers necessary to any part of the Premises (including the services and facilities in it);

(iii)	to exercise any right granted to the Lessor by this Lease;

(iv)	to repair and maintain the Premises; and

(v)	to develop any neighbouring land or premises, including the right to build onto any boundary wall of the Premises,

Provided that any access and the carrying out of any such works by the Lessor shall comply with the Lessee’s reasonable requirements and the exercise of this right by such persons shall not affect the operations of the business of the Lessee, its sublessees and/or its occupiers and/or affect the use of the Premises by the Lessee, its sublessees and/or its occupiers or cause disturbance to the Premises, and the Lessor shall complete all such works within a reasonable period of time.

3.12.2	The Lessor need not pay any compensation for any nuisance, annoyance or inconvenience caused to the Lessee.

3.13	Yielding Up

3.13.1	Joint Inspection

The Parties acknowledge that on or before the Lease Commencement Date, the Parties have made a joint inspection of the Premises for the purpose of recording substantially the original state of the Premises, as at the date the Lessee took possession of the Premises, as described in the Lessor’s as-built drawings but excluding all Lessee’s Works and all other works made to the Premises by the Lessee, its sublessees or permitted occupiers and set out in the Reinstatement Schedule attached as Schedule 2.

3.13.2	At the expiry or sooner determination of this Lease, the Lessee must at its cost and expense:

(i)

remove all the Lessee’s (and any sublessees’ and permitted occupiers’) fixtures, fittings, furniture and belongings (including the Lessee Signage and all other signs erected by or on behalf of the Lessee or any sublessee or permitted occupier) from the Premises, whether installed before or after the date of this Lease, unless the Lessor at its discretion and at the request of the Lessee, permits any fixtures or fittings to be retained in the Premises;

(ii)

reinstate the Premises to the Original Condition (except for fair wear and tear), repair and clean the Premises (including the Lessor’s installations in it) in accordance with the Lessee’s obligations under this Lease and repaint the internal walls (and if required by JTC, the external walls) of the Building to the satisfaction of the Lessor (acting reasonably);

(iii)

make good to the satisfaction of the Lessor (acting reasonably) all damage to the Premises due to the removal of the Lessee’s (and any sublessees’ and permitted occupiers’) belongings and reinstatement; and

(iv)	yield up the Premises to the Lessor together with all keys, access cards and transponders of the Premises.

3.13.3	If the Lessee fails to comply with Clause 3.13.2, the Lessor may carry out the necessary works at the Lessee’s cost and expense.

3.13.4	If the Lessor carries out the necessary works referred to in Clause 3.13.2:

(i)	the Lessor must complete the works within a reasonable period;

(ii)	the Lessee must pay to the Lessor within twenty-eight (28) days of the Lessee’s receipt of the Lessor’s written demand:

(a)	all actual and reasonable costs and expenses incurred by the Lessor, provided that the Lessor furnishes to the Lessee documents evidencing such costs and expenses incurred; and

(b)	a sum equivalent to the Rent calculated based on the period taken by the Lessor to complete the works.

3.13.5	The provisions of this Clause 3.13 shall continue to apply notwithstanding the expiry or earlier termination of this Lease.

3.14	Permitted Use

3.14.1	The Lessee will not use or permit the Premises to be used for any purpose except for the following authorised uses:

(i)	the Permitted Use; and

(ii)	all other allowable uses that are approved by the Lessor subject to the prior written approval of the relevant Authorities.

3.14.2	The Lessee shall:

(i)	at its own cost and expense, apply for all requisite Approvals for the Fitout Works;

(ii)

pay for all costs incurred in connection with the necessary application(s) by the Lessee for any change of use of the Premises from the Permitted Use, including without limitation, any differential premium, development charges and additional property tax (if any) resulting from such change of use of the Premises from the Permitted Use;

(iii)	at the request of the Lessor, provide copies of the approvals referred to in this Clause 3.14.2 to the Lessor (if the Lessor is not already in receipt of the same); and

(iv)	comply with all terms and conditions imposed by JTC and the relevant Authorities in connection with the Approvals referred to in this Clause 3.14.2 to the extent applicable to the Lessee.

3.14.3

The Lessor shall, at the request of the Lessee, render all necessary assistance to the Lessee in making applications for change of use of the Premises from the Permitted Use, such assistance to include without limitation, execution of the relevant letters of authority/consent to facilitate the Lessee’s submission of such applications.

3.14.4

The Lessee is responsible for (i) obtaining and keeping in force all necessary Approvals required by the Law and the Authorities for the operation of its business at its own cost and expense, and ensuring each of its permitted occupier(s) obtains and keeps in force all necessary Approvals required by the Law and Authorities for the operation of such permitted occupier’s business; and (ii) ensuring, or in the case of the business of any permitted occupier, requiring such permitted occupier to ensure, that the terms and conditions of such Approvals are strictly complied with.

3.15	Obligations relating to the use of the Premises and the Building

In addition and without prejudice to the other provisions of this Lease, the Lessee agrees with the Lessor:

3.15.1	Combustible Substance

Not to store any petrol or other specially inflammable, explosive, toxic, hazardous or combustible substance or any unlawful goods in the Premises.

3.15.2	Nuisance

Not to do anything in the Premises which is or may become or cause a nuisance, annoyance, disturbance, inconvenience or damage to the owners, lessees and occupiers of adjoining and neighbouring properties.

3.15.3	Illegal Purpose

Not to use the Premises for any dangerous, noisy or offensive trade or business nor for any illegal or immoral act or purpose.

3.15.4	Floor Loading

(i)

Not to load any part of the floors of the Building to a weight greater than the applicable load threshold specified in Annexure B, without the prior approval of the Lessor (such approval not to be withheld or unreasonably delayed) and obtaining all relevant Approvals.

(ii)

If the Lessor approves, to comply with the advice of the Lessor or its consultant on the routing, installation, distribution and location of the load and pay the reasonable fees charged by the Lessor’s consultant for that advice within twenty-eight (28) days of the Lessee’s receipt of the Lessor’s written demand provided that (i) the Lessor has obtained the Lessee’s written approval to quotations of such consultant prior to his engagement and (ii) the Lessor furnishes to the Lessee documents evidencing the fees and expenses of such consultant incurred in connection therewith.

(iii)	To make good any damage to the Premises caused by the bringing in of such load.

(iv)	The decision of the Lessor’s consultant is final and binding on the Lessee.

3.15.5	Not to Overload Installations

(i)	Not to overload the lifts, electrical installation or Conducting Media in the Building.

(ii)	Not to interfere with or impose additional loading on any ventilation, air-conditioning or other plant serving the Building.

3.15.6	Curtain Wall

Not to:

(i)	paint; or

(ii)	make any additions or alterations to; or

(iii)	exert any force or load or place any structures or articles or materials on,

the curtain wall (if any), its frame structure and all its related parts, which would make the Warranty granted in favour of the Lessor for such wall and structure invalid.

3.15.7	Not to Void Insurance

(i)	Not to do anything which may:

(a)	make any policy of insurance taken out by the Lessor invalid or capable of cancellation; or

(b)	increase the premium on such insurance,

provided than the Lessor has furnished to the Lessee copies of all such relevant policies.

(ii)

If the Lessee is in default of Clause 3.15.7(i), to make good any damage suffered by the Lessor and to pay the increased premium and all reasonable costs and expenses incurred by the Lessor with respect to the renewal of such policy, without affecting any other rights of the Lessor, provided that the Lessor has furnished to the Lessee documents evidencing such increase in premium or costs and expenses.

3.15.8	To Give Notice

To give to the Lessor as soon as practicable:

(i)	a copy of any notice or order from any Authority which relates to the Premises and which may give rise to a liability or duty on the Lessor; and

(ii)	notice of any defect in the Premises which may give rise to a liability or duty on the Lessor.

3.15.9	Security

The Lessee shall, at the Lessee’s cost and expense, be responsible for the safety and security of the Premises at all times during the Term (including, but not limited to, taking all steps to ensure that access to the Premises is secured when the Premises is not occupied).

3.15.10	Electrical or Mechanical Interference

The Lessee must ensure that any electrical installations, machines or equipment at the Premises do not cause heavy power surge, high frequency voltage and current, air-borne noise, vibration or any electrical or mechanical interference or disturbance whatsoever which prevents in any way the service or use of any communication system or affects the operation of other equipment, installations, machinery or plants of the neighbouring premises.

3.15.11	Prevention of Infectious Diseases

To take all steps and measures, at the Lessee’s cost and expense, to prevent any outbreak, spread or any transmission whatsoever of any Infectious Disease (including, but not limited to, thoroughly fumigating and disinfecting the Premises to the satisfaction of the relevant Authorities) and to this end, without affecting Clause 3.18.1, to promptly comply, at the Lessee’s cost and expense, with the Law and all guidelines, rules and requirements of the relevant Authorities from time to time relating to the prevention of any outbreak and/or spread of such Infectious Diseases.

3.15.12	Notice of Any Infectious Disease

As soon as practicable to give notice to the Lessor and the relevant Authorities if the Lessee is aware or suspects that any person who has visited or been present in the Premises is suffering or has died from or is a carrier or a contact of, or is at risk of infection from, an Infectious Disease and to provide such other information or particulars as may be required by the Lessor and/or the relevant Authorities.

3.15.13	Landscaping

At the Lessee’s cost and expense, to be responsible for all landscaping and other environmental improvements for the Premises (if any).

3.16	Advertisements and Signs

3.16.1

The Lessee shall not place or display any name, sign, notice or advertisement inside the Premises which can be seen from outside the Premises nor any name, sign, notice or advertisement outside the Premises, except with the prior consent of the Lessor (such consent not to be unreasonably withheld conditioned or delayed) and where required, the prior consent of JTC and the relevant Authorities, and in a style and manner and at a location previously approved by the Lessor. The Lessee must comply with all applicable Laws and requirements of JTC and any other relevant Authorities for display of any name, sign, notice or advertisement inside the Premises (but which can be seen from outside the Premises) or outside the Premises.

3.16.2

If the Lessee displays any name, sign, notice or advertisement in default of Clause 3.16.1 and fails to remove the same within a reasonable time upon the Lessor’s notice to do so, the Lessee must allow the Lessor to enter the Premises to remove them and the Lessee shall pay to the Lessor within twenty-eight (28) days of the Lessee’s receipt of the Lessor’s written demand the Lessor’s costs and expenses reasonably incurred from so doing provided that the Lessor has furnished to the Lessee the relevant documents evidencing such costs and expenses.

3.16.3

Notwithstanding Clauses 3.16.1 and 3.16.2, the Lessee shall have the right to install three (3) signage at the Building (“Lessee Signage”), at location(s) of the Lessee’s choice. The Lessee’s right to install the signage is subject to the Lessee’s compliance with all applicable laws and regulations, including but not limited to obtaining the required approvals from JTC and (if applicable) other relevant Authorities. The Lessee shall furnish to the Lessor copies of all the necessary required approvals in respect of the Lessee Signage. The Lessor shall bear all reasonable costs and expenses related to the installation of each of the Lessee Signage where such signage is to be installed before the Lease Commencement Date.

3.16.4	In respect of the Lessee Signage, the Lessee shall bear:

(i)	all costs for the production of the Lessee Signage and all costs for the applications to the Authorities for the relevant Approvals for the Lessee Signage;

(ii)	all costs for the maintenance, repair, replacement, and if required by the relevant Authorities, the taking up of the necessary insurance in respect of the Lessee Signage; and

(iii)	all licence fees payable to the Authorities (if applicable) and the cost of any electricity in respect of the Lessee Signage.

3.16.5

The Lessor shall have the right to install one (1) signage of the relevant entity within the Ascendas Singbridge Group including Ascendas Real Estate Investment Trust at each of Tower 1 and Tower 2, the size and locations of which are to be mutually agreed between the Parties in writing.

3.17	Proposed Sale

At any time during the Term, the Lessee shall allow all persons authorised by the Lessor or its agents to view the Premises, save for any area within the Premises which the Lessee in its reasonable discretion deems is of high security and/or contains confidential information, at all reasonable times during business hours after such persons make prior appointment with the Lessee in connection with any proposed sale or mortgage of the Premises. The Lessor and/or its agents shall comply with the Lessee’s reasonable requirements when exercising the rights under this Clause 3.17.

3.18	Compliance with the Law

3.18.1	The Lessee must promptly comply, at its cost and expense, with the Law and all requirements of the relevant Authority in force at the moment relating to:

(i)	the Premises;

(ii)	the use or occupation of the Premises;

(iii)	anything done in the Premises by the Lessee or any permitted occupier; and

(iv)	anything in the Premises.

3.18.2	Without affecting Clause 3.18.1, not to allow the Premises to be used as a place in which any person is employed in contravention of any Law in force at the moment.

3.18.3

Where the relevant licences, permits or certificates are required under Law to be issued by the relevant Authority for the operation of the Premises and the relevant Mechanical and Electrical Equipment located therein (the “Relevant Certificates”) (including, but not limited to lift certification from the Building and Construction Authority and fire certificate from the Fire Safety and Shelter Department):

(i)

the Lessor shall be responsible for obtaining and keeping of such Relevant Certificates as may be necessary to obtain TOP in respect of the Building at its own cost and expense. Any penalties payable to the relevant Authority which have arisen due to any delay on the part of the Lessor in complying with its obligations hereunder shall be borne by the Lessor; and

(ii)

the Lessee shall be responsible for obtaining and keeping the subsequent renewals of all Relevant Certificates in force at the Lessee’s own cost and expense, provided that the Lessee is entitled to apply for the renewal of such Relevant Certificates. The Lessor shall, at the request of the Lessee, render all necessary assistance to the Lessee in making applications for the Renewal Certificates, such assistance to include without limitation, execution of the relevant letters of authority/ consent to facilitate the Lessee’s submission of such applications. Any penalties payable to the relevant Authority which have arisen due to any delay on the part of the Lessee in complying with its obligations hereunder shall be borne by the Lessee.

3.18.4

In the event that any of the Relevant Certificates are required by the relevant Authority to be issued in favour of the Lessor, the Lessee shall assist the Lessor in obtaining the renewal or issuance of such Relevant Certificates in the name of the Lessor and in this respect, the Lessee shall take such steps as are necessary to apply for the renewal or issuance of such Relevant Certificates by the relevant Authority for and on behalf of the Lessor, prior to the expiry of the respective Relevant Certificate. The costs and expenses for the renewal or issuance of the Relevant Certificates in the name of the Lessor shall be borne by the Lessee.

3.19	Indemnity by Lessee

The Lessee shall indemnify the Lessor from and against (i) all claims, demands, actions, proceedings, judgements, damages, losses, costs and expenses of any nature (excluding any indirect and special losses) which the Lessor may suffer or incur for death, injury, loss and/or damage caused by, and (ii) all penalties or fines imposed by any relevant Authority resulting from:

3.19.1

any occurrences in the Premises or the use or occupation of the Premises by the Lessee or by any of the Lessee’s employees, independent contractors, agents or any permitted occupier (including those caused directly by the use or misuse, waste or abuse of the Utilities or faulty fittings or fixtures); or

3.19.2	any default by the Lessee in complying with the provisions of this Lease,

provided that such claims, demands, actions, proceedings, judgements, damages, losses, costs, expenses, deaths, injury, penalties or fines are not caused by any act, omission, gross negligence, wilful default or misconduct of the Lessor or the Lessor’s employees, independent contractors, agents, consultants, subcontractors or invitees.

3.20	Assignment and Subletting

3.20.1

Save as permitted under Clause 3.20.2 and subject to JTC’s approval (if required), the Lessee shall not without the prior consent of the Lessor (such consent not to be unreasonably withheld conditioned or delayed):

(i)	assign, mortgage or charge this Lease or the Premises or otherwise dispose of its interest under this Lease; or

(ii)	sublet, underlet, share occupation of, or grant licences in respect of the Premises or any part thereof; or

(iii)	licence, part with or share possession or occupation of the Premises or grant third parties any rights over the Premises.

3.20.2	Notwithstanding Clause 3.20.1 but subject to JTC’s approval (if required), the Lessee may during the Term:

(i)

without the Lessor’s consent, assign its interests, rights and benefits under this Lease or transfer its liabilities under this Lease to (i) its related and affiliated corporations (each, a “Lessee Related Corporation”) of at least the same financial standing as the Lessee, (ii) any corporation or other entity into which the Lessee is merged or consolidated or any purchaser to whom the Lessee’s shares or assets are transferred to of a financial standing acceptable to the Lessor (acting reasonably) or of at least the same financial standing as the Lessee, (iii) its financiers in connection with any facilities to be obtained by the Lessee for the Project provided that any assignment by the Lessee shall be subject to the prior written approval of JTC and (if applicable) other relevant Authorities as well as the Lessee’s compliance with terms and conditions as may be imposed by JTC and the other relevant Authorities and the Lessee shall give written notification to the Lessor of such assignment. Where required by the Lessee, the Lessor shall enter into and execute a novation agreement with the Lessee and its assignee/ transferee on such terms and conditions acceptable to the Lessor (acting reasonably);

(ii)

without the Lessor’s consent, share possession of the Premises (in whole or in part) with any Lessee Related Corporation, subject to the prior written consent of JTC, and in this regard the Lessee shall be responsible for any act or omission of any Lessee Related Corporation sharing possession of the Premises (in whole or in part) and procure that such Lessee Related Corporation abide by the terms of this Lease insofar as they are applicable to such Lessee Related Corporation and its use of the Premises;

(iii)

sublet or licence the whole or part of the Premises to any Lessee Related Corporation after giving thirty (30) days’ prior written notice to the Lessor of the proposed subletting or creation of licence, such notice to be accompanied by evidence satisfactory to the Lessor showing its relationship with the Lessee Related Corporation to the Lessee; and

(iv)

with the prior written consent of the Lessor (such consent not to be unreasonably withheld conditioned or delayed), sublet the part of the Premises which has been designated and approved for use as an industrial canteen to other third parties (“Canteen Sublessee”),

(such whole or part of the premises to be sublet by the Lessee shall herein be called the “Sublet Premises”). Any subletting by the Lessee shall be subject to the prior written approval of JTC and (if applicable) any other relevant Authorities as well as the Lessee’s compliance with terms and conditions imposed by JTC and such other relevant Authorities.

3.20.3	The Lessee or any person or body at the Lessee’s instigation must not advertise anywhere in the media the availability of the Sublet Premises.

3.20.4	In the event of a proposed subletting by the Lessee to a sublessee who is not a Lessee Related Corporation or Canteen Sublessee (“Approved Subtenant”), the following provisions shall apply:

(i)	such subletting must be approved by JTC;

(ii)

the Approved Subtenant must not be (at the time of the proposed sublease) (a) an existing tenant or occupier of any building in Singapore owned by the Lessor or an Ascendas-Singbridge Group Company, or (b) a prospective tenant or occupier who is in contact or discussions with the Lessor or an Ascendas-Singbridge Group Company, for the purpose of leasing or occupying any building in Singapore owned by the Lessor or an Ascendas-Singbridge Group Company. The Lessor shall, at the Lessee’s request, inform the Lessee in writing as soon as practicable as to whether a proposed sublessee falls within the scope of this Clause 3.20.4(ii)(a) or (b);

(iii)

the rent and service charge payable by the Approved Subtenant to the Lessee for the Sublet Premises shall not be less than the prevailing market rent and service charge payable for comparable premises among properties owned by the Lessor located at one-north estate (“Prevailing one-north Rent”). In the event that the Parties are unable to agree on the Prevailing one-north Rent, the Lessee may appoint an independent valuer to determine the Prevailing one-north Rent, whose identity must be approved by the Lessor. If the Parties are unable to agree on the identity of the valuer, the valuer shall be appointed, on the application of either Party, by the President for the time being of the Singapore Institute of Surveyors and Valuers or the head of any body for the time being performing the functions of the Institute, his respective duly appointed deputy or any person duly authorised to make appointments on his behalf. The licensed valuer (as agreed between the Parties or as appointed by the President or his equivalent) shall be instructed to determine the Prevailing one-north Rent within seven (7) days after his appointment and such determination of the Prevailing one-north Rent shall be final, conclusive and binding on both Parties. The costs and expenses of the licensed valuer (as agreed between the Parties or as appointed by the President or his equivalent) shall be borne by the Lessee; and

(iv)	the Lessee shall, upon the Lessor’s request, give to the Lessor a copy of the sublease at no charge.

3.20.5	In the event of a proposed subletting by the Lessee to any sublessee, the following provisions shall apply:

(i)	the term of the sublease must end at least one day before the date of expiry of the Term;

(ii)

the sublease must prohibit the sublessee from assigning, underletting, mortgaging, charging, granting any security interest over, or sharing or parting with possession or occupation of, the Sublet Premises or any part thereof;

(iii)

the Lessee shall procure the sublessee (a) not to breach the terms of this Lease and (b) to comply with JTC’s terms contained in its approval of such subletting, and the Lessee shall remain responsible and liable to the Lessor for the sublessee’s compliance with the relevant provisions of this Lease;

(iv)

the Lessee shall remain responsible and liable to the Lessor for the due observance and performance of this Lease and the Lessee shall indemnify the Lessor against all loss, damage, costs and expenses incurred by the Lessor in respect of any breaches of this Lease by the Approved Subtenant;

(v)

the Lessee shall or shall procure its sublessee to bear costs and expenses (including lease commissions, fit-out costs, survey fees, legal fees and/or subletting or administrative fees (if any) levied by JTC or any of the Authorities (including any subletting fees or administrative fees levied or imposed retrospectively)) relating to the subletting of the Sublet Premises to the sublessee and bear and/or reimburse the Lessor for, or procure that the sublessee bears and/or reimburses the Lessor for, all out-of-pocket costs and expenses that may be incurred by the Lessor in connection with such proposed subletting, including without limitation, JTC’s or any of the Authorities’ fees and charges;

(vi)	all legal costs and stamp duty in respect of the subletting must be paid by the Lessee and/or the sublessee;

(vii)	the proposed use of the Sublet Premises by the sublessee shall be in compliance with the Permitted Use and/or the uses referred to in Clause 3.14.1;

(viii)

if the Lessor becomes entitled to and re-enters the Premises or any part thereof, the subleases to the sublessees shall upon the re-entry absolutely determine without the Lessor being liable for any inconvenience, loss, damages, compensation, costs or expenses; and

(ix)

for the avoidance of doubt, where the Lessor becomes entitled to re-enter the Premises or any part thereof and/or at the expiration and/or earlier termination of the Tenn pursuant to the provisions of this Lease, if any sublessee is still in occupation of any part of the Premises under the terms of the sublease, the Lessee undertakes to (at the Lessee’s own costs and expense) procure such sublessee to yield up the Sublet Premises and return vacant possession of such Sublet Premises to the Lessor. The Lessor shall not be liable to the Lessee and/or such sublessee for any loss, damages, compensation, costs or expenses in respect of the Lessor’s exercise of its right of re-entry under this Clause 3.20.S(ix).

3.20.6	The rights granted by this Clause 3 .20 are personal to, and may only be exercised by (i) the Lessee and (ii) any assignee/transferee of the Lessee who is a Lessee Related Corporation.

3.21	No Registration of Lease and Subdivision

3.21.1

The Lessee shall not lodge a caveat in respect of this Lease nor register this Lease at the Singapore Land Authority, whether before or during the Term. The Lessee undertakes to immediately withdraw any caveats lodged in default of this Clause 3.21.1 at its own cost and expense.

3.21.2

The Lessee must not require the Lessor to subdivide the Land and/or the Building (or any part thereof) or do any act which could result in the Lessor being required to subdivide or deemed to have subdivided the Land and/or the Building (or any part thereof).

3.21.3	The Lessor and the Lessee hereby agree and acknowledge that this Lease does not operate as a lease capable of registration under the provisions of the Land Titles Act (Chapter 157) or any other Law.

3.22	Obligations under the JTC Lease Documents

3.22.1	The Lessee shall:

(i)

to the extent applicable, comply with, perform, observe and be bound by such obligations contained or referred to in the JTC Lease Documents and in particular on the satisfaction of the Declared Investment (save and except for the payment of rent to JTC and other levies or premiums imposed by JTC on the Lessor as lessee), which are directly applicable to, or otherwise attributable to the Lessee, by virtue of this Lease;

(ii)

comply with, observe and be bound by the obligations contained or referred to in the JTC Lease under which the Lessor holds the Premises, insofar as the obligations are applicable to the Lessee or relates to the Premises or the use and occupation of the Premises; and

(iii)

not do or omit to do anything which will cause the Lessor to be in breach of its obligations contained or referred to in the JTC Lease and not do or permit to be done anything which may result in the Lessor being in breach of the Lessor’s obligations under the JTC Lease,

Provided that copies of the JTC Lease Documents have been furnished to the Lessee and the Lessor has obtained the Lessee’s prior written approval in respect of any amendments to be made to the JTC Lease Documents which may affect the Lessee’s rights, obligations, liabilities or use in respect of the Premises under this Lease. In the event that JTC requires any amendments to be made to the JTC Lease Documents which may affect the Lessee’s rights, obligations, liabilities or use in respect of the Premises under this Lease, the Lessor shall notify the Lessee of such amendments as soon as practicable, and if the Lessee is not agreeable to such amendments, the Parties shall jointly approach JTC to discuss such amendments.

3.22.2

The Lessee shall comply with, perform, observe and be bound by the conditions (if any) imposed by JTC or any other relevant Authority in granting its consent to the lease of the Premises by the Lessor to the Lessee, which are directly applicable to, or otherwise attributable to the Lessee by virtue of this Lease, provided that the Lessor has given the Lessee written notification of such conditions.

3.22.3

The Lessee agrees that JTC’s rights and qualifications under the JTC Lease Documents in relation to the Premises and in relation to JTC’s obligations thereunder are hereby expressly reserved, and this Lease is granted subject to such rights of JTC.

3.22.4	The Lessee must indemnify the Lessor from and against all costs, losses, damages and expenses suffered by the Lessor as a result of the Lessee’s breach of this Clause 3.22.

3.23	Fire Safety

3.23.1

In addition and without prejudice to the other provisions of this Lease, the Lessee shall take, at the Lessee’s cost and expense, all steps to keep the Premises including the fixtures, fittings, installations and appliances therein in a safe condition by adopting all necessary measures to prevent an outbreak of fire in the Premises, and to this end, the Lessee shall, at the Lessee’s cost and expense:

(i)

install adequate fire extinguishers or fire-fighting or protection equipment in the Premises (save for those which the Lessor is required to install under the Base Plans and Specifications and Detailed Plans and Specifications);

(ii)

ensure that the fire alarm and protection systems of the Premises (including, but not limited to, sprinkler installations, hydrants, smoke detectors, fire-fighting equipment, fire extinguishers) and the fire-fighting equipment are in good working order and condition and in compliance with the requirements of the Fire Safety and Shelter Department and other relevant Authorities;

(iii)	be responsible for checking and servicing the fire alarm and protection systems of the Premises; and

(iv)

strictly adhere to and promptly comply with all fire safety requirements of the Lessor from time to time and the Fire Safety Regulations made from time to time by the Fire Safety and Shelter Department, JTC and/or other Authority,

3.23.2

For the purposes of this Clause 3.23, “Fire Safety Regulations” shall mean and refer to all or any statutes, by-laws, orders, rules, regulations, requirements, notices and/or other instruments having legislative effect relating to fire safety, including the provisions of the Fire Safety Act (Chapter 109A) and legislation thereunder.

3.23.3

Without prejudice to any other indemnity given by the Lessee under this Lease, the Lessee shall also indemnify and keep indemnified the Lessor from and against all damages, losses, costs, expenses, actions, demands, proceedings, claims and liabilities made against or suffered or incurred by the Lessor under any written Law and the Fire Safety Regulations arising out of or in connection with the Lessee’s breach, non-observance or non-performance of this Clause 3.23 and/or any other provisions of this Lease and/or any applicable Law.

4.	Lessor’s Obligations

The Lessor agrees with the Lessee as follows:

4.1	No Interruption

If the Lessee pays the Rent and complies with the Lessee’s obligations in this Lease, the Lessee, its sublessees and permitted occupier(s) may occupy and use the Premises throughout the Term without any interruption by the Lessor, except as provided in this Lease.

4.2	Compliance with the State Lease and JTC Lease Documents

The Lessor shall comply with, at the Lessor’s cost, all the terms and conditions of the State Lease and the JTC Lease Documents to the extent applicable.

4.3	Land Rent

The Lessor shall pay the Land Rent (if applicable) in a timely manner.

4.4	Structural Safety

The Lessee shall be liable for the cost of any structural surveys of the Building and for all periodic inspections thereof which are required by the relevant Authorities.

4.5	Lessor’s Obligation of Maintenance

4.5.1	The Lessor shall, at its own cost and expense, be responsible for the:

(i)

repair, maintenance and replacement of the Structural Parts of the Building if such need for repair and replacement is not caused by the Lessee’s delay in notifying the Lessor of the relevant damage after the Lessee becomes aware of such damage; and

(ii)	carrying out its obligations under Clause 11 (Defects) of the Agreement to Build and Lease.

4.5.2

If the Lessor fails to carry out any repair and/or replacement works to the Structural Parts of the Building for which it is responsible, the Lessee shall notify the Lessor in writing (“Repair Notice”), specifying the relevant repair and/or replacement works required to be carried out and completed by the Lessor (“Repair Works”) within such reasonable period as may be mutually agreed between the Parties (acting reasonably).

4.5.3

If the Lessor does not comply and complete the Repair Works within the notice period specified in the Repair Notice, then the Lessee shall have the right (but shall not be obliged) at its sole discretion to carry out the Repair Works at the Lessor’s cost and expense provided that the Lessee’s carrying out of such Repair Works do not void any of the Warranties. The Lessor shall pay to the Lessee all actual and reasonable costs and expenses incurred by the Lessee within twenty-eight (28) days of the Lessee’s written demand. For the avoidance of doubt, nothing in this Clause 4.5.3 shall impose any obligation upon the Lessee to carry out and complete any Repair Works.

4.5.4

All costs, fees and expenses incurred by the Lessee in relation to the application and obtaining of any Approval required for the carrying out of such Repair Works shall be borne by the Lessor and paid to the Lessee within fourteen (14) days of the Lessee’s written demand. If the Lessor fails to make payment of such sums within fourteen (14) days of the Lessee’s written demand, the Lessee may effect payment of such sums and all costs, fees and expenses so incurred by the Lessee shall be recoverable from the Lessor as a debt, and the Lessor shall pay to the Lessee Interest on the amount of such costs, fees and expenses incurred by the Lessee from the date of expenditure until such amount is paid to the Lessee. The Lessee shall have the right to set off all such costs, fees and expenses so incurred against the Rent.

4.5.5

In carrying out the Repair Works, the Lessor shall and shall procure its contractors and workmen to comply with the Lessee’s requirements and shall not disrupt the operations of the Lessee, its sublessees and/or its occupiers or affect the use of the Premises by the Lessee, its sublessees and/or its occupiers.

4.6	Lessor’s Insurance

At all times during the Term the Lessor shall, at its own cost and expense, take out and keep in force with a reputable insurance company or companies in Singapore:

(i)	an industrial all risks policy to the full replacement value for the Building; and

(ii)	a comprehensive public liability insurance policy,

each in such account in accordance with prevailing industry norms and including a waiver of subrogation in favour of the Lessee.

5.	Lessor Not Liable/ Lessor’s Liability

5.1	Lessor Not Liable

Notwithstanding anything contained in this Lease, the Lessor is not liable to the Lessee or to its employees, independent contractors, agents or permitted occupiers nor to any other persons and the Lessee must not claim against the Lessor for any death, injury, loss or damage (including indirect, consequential and special losses) which the Lessee or its employees, independent contractors, agents or permitted occupiers or any other persons may suffer sustained at or originating from the Premises or the Building, directly or indirectly caused by, resulting from or in connection with any of the following (unless directly caused by the gross negligence or wilful misconduct of the Lessor or the Lessor’s employees, agents or independent contractors):

5.1.1	any failure or inability of or delay by the Lessor in fulfilling any of its obligations under this Lease due to any circumstances beyond the Lessor’s control; or

5.1.2

any act, omission, negligence or misconduct of any contractor nominated or approved by the Lessor under this Lease and appointed by the Lessee, and such contractor appointed by the Lessee will not be treated as an employee or agent of the Lessor; or

5.1.3

without prejudice to the Lessor’s rights and obligations under the Agreement to Build and Lease, leakage or defect in the piping, wiring and sprinkler system or defect in the structure of the Premises; or

5.1.4	injury, loss or damage caused by other persons in the Premises; or

5.1.5

failure or delay by the Lessor in the taking or implementing of steps and measures, or the insufficiency or inadequacy of any such steps or measures taken by the Lessor, to prevent any outbreak, spread or any transmission whatsoever of any Infectious Disease in the Premises; or

5.1.6

any steps or measures or action taken by the Lessor or its employees, agents or independent contractors which is deemed appropriate or necessary by the Lessor to comply with any direction, order or other requirement under or in connection with the Infectious Diseases Act (Chapter 137), under any other Law or any guideline, rule or requirement of the relevant Authorities from time to time for the purpose of the taking of any protective measure, treatment, prevention or other dealings in relation to an Infectious Disease; or

5.1.7	any terrorist act (as defined or described under any Law) and any action taken by the Lessor in controlling, preventing or suppressing any terrorist act; or

5.1.8	any Force Majeure Event.

5.2	Lessor’s Liability

5.2.1

Notwithstanding any provision to the contrary in this Lease, the Parties agree and acknowledge that HSBCITS has entered into this Lease only in its capacity as the trustee of the REIT and not in its personal capacity and all references to the “Lessor” in this Lease shall be construed accordingly. Accordingly, notwithstanding any provision to the contrary in this Lease, HSBCITS has assumed all obligations under this Lease only in its capacity as the trustee of the REIT and not in its personal capacity and any liability of or warranty, representation, covenant, undertaking or indemnity given by the Lessor under this Lease is given by HSBCITS in its capacity as trustee of the REIT and not in its personal capacity and any power and/or right conferred on any receiver, attorney, agent and/or delegate under this Lease is limited to the assets of or held on trust for the REIT over which HSBCITS in its capacity as trustee of the REIT has recourse and shall not extend to any personal or other assets of HSBCITS or any assets held by HSBCITS as the trustee of any trust (other than for the REIT). Any obligation, matter, act, action or thing required to be done, performed, or undertaken or any covenant, representation, warranty or undertaking given by the Lessor under this Lease shall only be in connection with the matters relating to the REIT and shall not extend to the obligations of HSBCITS in respect of any other trust or real estate investment trust of which it is trustee.

5.2.2

Notwithstanding any provision to the contrary in this Lease, it is hereby acknowledged and agreed that the obligations of the Lessor under this Lease will be solely the corporate obligations of HSBCITS and that none of the Parties shall have any recourse against the shareholders, directors, officers or employees of HSBCITS for any claims, losses, damages, liabilities or other obligations whatsoever in connection with any of the transactions contemplated by the provisions of this Lease.

5.2.3

For the avoidance of doubt, any legal action or proceedings commenced against the Lessor whether in Singapore or elsewhere pursuant to this Lease shall be brought against HSBCITS in its capacity as trustee of the REIT and not in its personal capacity.

5.2.4	This Clause 5 .2 shall survive the termination or rescission of this Lease.

5.2.5

The provisions of this Clause 5.2 shall apply, mutatis mutandis, to any notices, certificates or other documents which the Lessor issues under or pursuant to this Lease as if expressly set out in such notice, certificate or document.

5A	Force Majeure Event

5A.1	If a Force Majeure Event shall occur which results in either Party not being able to fulfil any of its obligations under this Lease within any stipulated time period, that Party shall:

(a)

as soon as practicable, serve on the other Patty written notice thereof specifying the particulars of the Force Majeure Event, the extent to which such Patty is unable to discharge or perform its obligations, the reasons for the inability of such Party to perform or discharge its obligations and the estimated time period during which such Party is unable to perform or discharge its obligations; and

(b)	where applicable, promptly take and continue to take all action within its powers to minimise the duration and effect of the Force Majeure Event on such Party.

5A.2

If the Lessor is unable to fulfil any of its obligations in this Lease within any stipulated time period in accordance with this Lease due to an event which is beyond the reasonable control of the Main Contractor which directly or indirectly prevents or impedes the due performance by the Lessor of any obligation under this Lease, including but without limitation to an act of God, flooding, natural disasters, national emergency, war, hostilities, insurgency, terrorism, civil commotion, riots, or embargoes, trade or other sanctions, the Lessor shall:

(a)

as soon as practicable, serve on the Lessee written notice thereof specifying the particulars of such event, the extent to which the Main Contractor and the Lessor are unable to discharge or perform each of its obligations, the reasons for the inability of each of the Main Contractor and the Lessor to perform or discharge its obligations and the estimated time period during which each of the Main Contractor and the Lessor is unable to perform or discharge its obligations; and

(a)	where applicable, promptly take and continue to take all action within its powers to minimise the duration and effect of such event(s) on the Lessee.

5A.3

If Clause 5A.1 or 5A.2 applies, the Patties (acting reasonably) shall discuss and mutually agree on such extension of the relevant timeline as is appropriate, bearing in mind the obligation(s) affected and the nature and extent of such event(s).

6.	Other Terms

6.1	Re-entry

6.1.1	The Lessee will be in default under this Lease if, during the Term:

(i)

the Lessee fails to pay the Rent or any other sum payable under this Lease within twenty-eight (28) days after the due date (whether or not formally demanded), the Lessor has given written notice to the Lessee of such failure and after which the Lessee still fails to pay the Rent or such other sum within fourteen (14) days after the aforesaid twenty-eight (28) days period; or

(ii)

the Lessee fails to comply with its other obligations under this Lease (other than the obligations to pay Rent or other sums due to the Lessor under Clause 6.1.1 (i)) and (where the breach is capable of remedy) fails to make good the default within twenty-eight (28) days (or such other reasonable period having regard to the nature and extent of the breach) after the Lessor has given to the Lessee written notice to do so; or

(iii)	an event of insolvency occur(s) in relation to the Lessee.

6.1.2

In any of the above events, the Lessor may re-enter and take possession of the Premises (or any part of it) at any time (even if any previous right of re-entry has been waived) and immediately on such re-entry, the Term shall end and this Lease shall terminate.

6.1.3	The exercise by the Lessor of its right of re-entry will not affect any other rights of the Lessor against the Lessee (including the rights in respect of the default under which the re-entry is made).

6.1.4

The Lessee must indemnify the Lessor from and against all costs, losses, damages and expenses (including loss of Rent which would have been payable by the Lessee if the Term had been completed and all costs and expenses incurred for reletting or attempted reletting of the Premises), suffered by the Lessor as a result of the Lessor exercising its right of re-entry, subject to the Lessor using reasonable endeavours to mitigate the loss of Rent suffered by the Lessor as a result of the termination of this Lease pursuant to this Clause 6.1. This indemnity will not affect the other rights of the Lessor against the Lessee.

6.1.5	The phrase “an event of insolvency” in relation to the Lessee includes:

(i)	inability of the Lessee to pay its debts as and when they fall due;

(ii)

any distress or execution being levied on the Lessee’s property and the Lessee has not commenced proceedings for the withdrawal or setting aside of such distress or execution proceedings within sixty (60) days of such action;

(iii)	presentation of an application (except for the purpose of amalgamation or reconstruction when solvent) for the winding up of the Lessee;

(iv)	issuance of a notice of meeting of members or shareholders for the passing of a resolution for winding up (except for the purpose of amalgamation or reconstruction when solvent) of the Lessee;

(v)	presentation of an application for the judicial management of the Lessee;

(vi)	making of a proposal by the Lessee to its creditors for a composition in satisfaction of its debts or a scheme of arrangement of its affairs; and

(vii)	the appointment of a receiver, receiver and manager, or provisional liquidator in respect of the Lessee or any of its property or assets.

6.2	Government Acquisition

6.2.1	If:

(i)	the Premises is acquired by any relevant Authority; or

(ii)	a notice, order or gazette notification is issued, made or published in respect of the intended or actual acquisition of the Premises by any relevant Authority,

subject to this Clause 6.2, either Party may terminate this Lease by giving written notice to the other Party (“Termination Notice”).

6.2.2

The Lessor shall furnish to the Lessee copies of any notice, order or gazette notification in respect of the actual acquisition of the Premises by the relevant Authority (“Acquisition Notice”) within seven (7) days of the Lessor’s receipt of the Acquisition Notice. Either Party may issue the Termination Notice to the other Party after the Lessor has so furnished to the Lessee copies of the Acquisition Notice.

6.2.3

After receipt of the Termination Notice by the relevant Party, the Parties shall discuss in good faith and agree on a reasonable date of termination of this Lease and the date the Lessee is to deliver vacant possession of the Premises (“Termination Date”) in order to ensure that the Lessor is able to comply with such handover conditions as may be imposed by the relevant Authority. In determining the Termination Date, the Parties shall take into account the time required for the Lessee to find alternative premises for its relocation, the removal of the Lessee’s plant and equipment from the Premises and installation thereof at the new premises and any extension of time permitted by such relevant Authority for surrender of the Premises by the Lessor to the relevant Authority. The Term shall end and this Lease shall terminate upon the Termination Date without affecting the rights of either Party against the other Party for any previous default by the relevant Party arising out of in connection with this Lease, and without the Lessor being liable for any inconvenience, loss, damage, cost, expense or compensation in connection with the termination of this Lease pursuant to this Clause 6.2 and the Lessee shall be relieved from its obligations under Clause 3.13 to reinstate the Premises. The Lessor shall return the Security Deposit Amount to the Lessee within fourteen (14) days of the Termination Date subject to the terms of this Lease.

6.3	Termination of JTC Lease by Head Lessor

6.3.1	If the Head Lessor, at any time before the expiry of the JTC Lease:

(i)	terminates the JTC Lease, and in connection therewith, gives notice in writing thereof to the Lessor (the “Head Lessor Termination Notice”);

(ii)	notifies the Lessor of the revocation of its consent to the lease of the Premises by the Lessor to the Lessee (the “Revocation Notice”); or

(iii)	becomes entitled to and re-enters the Premises or any part thereof in the name of the whole, or notifies of its intention to do so,

the Lessor shall, as soon as practicable, upon the Lessor’s receipt of the Head Lessor Termination Notice or the Revocation Notice, give written notice thereof to the Lessee. On (i) the expiry date of the Head Lessor Termination Notice or (ii) the expiry date of the Revocation Notice or (iii) the date of the Head Lessor’s re-entry into the Premises, whichever date is the earliest, the Term shall end and this Lease shall terminate without affecting the rights of either Party against the other Party for any previous default by the relevant Party arising out of or in connection with this Lease and the Lessee shall be relieved of its obligations under Clause 3.13 to reinstate the Premises. The Lessor shall, subject to the terms of this Lease, return the Security Deposit Amount to the Lessee within fourteen (14) days from the date of termination of this Lease.

6.3.2

The Lessor shall not be liable for any inconvenience, loss, damage, cost, expense or compensation in connection with the termination of this Lease pursuant to Clause 6.3.1, save and except in the case where such termination is due to the Lessor’s default or non-compliance with the terms of the JTC Lease (to the extent not caused by the Lessee) or any act, omission, negligence, default or misconduct of the Lessor or the Lessor’s employees, agents, contractors or other consultants.

6.4	Removal of property after the end of the Term

6.4.1

If after the Lessee has vacated the Premises after the end of the Term any property of the Lessee remains on the Premises, the Lessor may, as agent of the Lessee, deal with and dispose of the property in any manner which the Lessor thinks is appropriate at the Lessee’s cost and expense.

6.4.2

The Lessee must indemnify the Lessor against any liability incurred by the Lessor to any third party whose property is dealt with or disposed of by the Lessor in the mistaken belief (which will be presumed unless the contrary is proved) that such property belonged to the Lessee.

6.5	Notices

6.5.1	Any notice, demand or other communication (“Notice”) to be given by a Party under, or in connection with this Lease, shall be in writing and be signed by or on behalf of the Party giving it.

6.5.2

Notices shall be served by email ( except in the event of service of legal proceedings), registered mail, or delivering it by hand to the address set out in Clause 6.5.3 and in each case marked for the attention of the relevant person set out in Clause 6.5.3 (or as otherwise notified from time to time in accordance with the provisions of Clause 6.5.4).

6.5.3	Notice details for the purpose of this Clause 6.5 are as follows:

(i)	Lessor

Address: 21 Collyer Quay, #03-01 HSBC Building, Singapore 049320

Email address: reits.cs@hsbc.com.sg

For the attention of: SVP, REITS

with a copy to the Manager of Ascendas Real Estate Investment Trust

Address: 1 Fusionopolis Place, #10-10, Galaxis, Singapore 138522

Email address: yaowei.lin@ascendas-singbridge.com /

lawden.tan@ascendas-singbridge.com

For the attention of: Lin Yaowei / Lawden Tan

(ii)	Lessee

Address: 6 Shenton Way #38-01 OUE Downtown Singapore 068809

Email address: Edmund.tan@grab.com / benjamin.lam@grab.com I

facilities.sg@grab.com

For the attention of: Edmund Tan / Benjamin Lam / Facilities Department

6.5.4	A Party may notify the other Party of a change to its name, relevant addressee, or address or email address for the purposes of this Clause 6.5, provided that such notice shall only be effective on:

(i)	the date specified in the notice as the date on which the change is to take place; or

(ii)

if no date is specified or the date specified is less than five (5) Business Days after the date on which notice is given, the date following five (5) Business Days after notice of any change has been given.

6.5.5	Any notice will be treated as serviced:

(i)	for notice given by hand, immediately on the day which it is hand-delivered;

(ii)	for notice by registered post, forty-eight (48) hours after posting and proving it, and it will be adequate to show evidence that the notice has been sent by registered post; and

(iii)	for notice sent by email, immediately at the time of transmission if it can be proved that the email was properly addressed and sent.

6.6	Payments

The Lessee must pay to the Lessor promptly as and when due, without deduction, set off, or counterclaim, all sums due and payable by the Lessee to the Lessor under this Lease. The Lessee must not exercise any right or claim to withhold the Rent or any right or claim to legal or equitable set off.

6.7	Costs and expenses

6.7.1	The Lessee shall be responsible for the stamp duty in respect of this Lease (if applicable) and any adjudication fee payable to IRAS in relation thereto.

6.7.2

The Lessee shall pay or indemnify the Lessor (on a full indemnity basis) against all reasonable legal costs and fees incurred by the Lessor in consulting solicitors in connection with the enforcement of any provision of this Lease.

6.7.3

Each Party shall bear its own legal costs, fees and disbursements incurred by it in connection with the negotiation, preparation and completion of this Lease and any other document relating to this Lease.

6.8	No Waiver

6.8.1

The Lessor’s consent or waiver to any default by the Lessee of its obligations in this Lease is only effective if it is in writing. Mere knowledge or consent by conduct (expressed or implied) of the Lessor of such default by the Lessee will not be implied or treated as a waiver.

6.8.2	Such written consent or waiver by the Lessor must not be taken as a consent or waiver to:

(i)	another default by the Lessee of the same obligation; or

(ii)	a default by the Lessee of another obligation in this Lease.

6.8.3

The Lessor will not be treated as waiving its right to proceed against the Lessee in respect of any default by the Lessee of its obligations in this Lease, if the Lessor accepts the Rent or any other sum payable by the Lessee in this Lease.

6.9	Representations

6.9.1

The Lessor is not bound by any representations or promises with respect to the Premises if they are not stated in this Lease, whether written or oral, express or implied by common law, statute or custom.

6.9.2	The Lessee confirms that it has not agreed to or executed this Lease relying on any representation made by the Lessor or on its behalf which is not stated in this Lease.

6.9.3

The Lessor represents and warrants to the Lessee that it will obtain its mortgagee’s consent for this Lease, if applicable, and no further action is required under such loan documents in relation to the granting of this Lease.

6.10	Holding Over

6.10.1	If:

(i)	the Lessee continues to occupy the Premises or fails to deliver vacant possession of the Premises after the end of this Lease;

(ii)	the Lessor consents to such holding over; and

(iii)	there is no express agreement between the Lessor and the Lessee,

the	occupation by the Lessee will be by way of a monthly tenancy.

6.10.2	During such period of holding over:

(i)	the Lessee must pay the Lessor double the amount of the last prevailing Rent payable during the subsistence of the Term;

(ii)	the other provisions of this Lease will continue to apply; and

(iii)	either Party may terminate the tenancy by giving one months’ notice to the other Party.

6.10.3	Such holding over will not be treated as a renewal of this Lease whether by operation of Law or pursuant to the provisions of this Lease.

6.11	Lessor May Assign

6.11.1

Prior to the date of issuance of CSC for the Building, the Lessor shall not sell, transfer, assign, novate or dispose of the whole or any part of the Premises and/or the Lessor’s interest under this Lease without the prior written consent of the Lessee (such consent not to be unreasonably withheld, conditioned or delayed).

6.11.2

At any time after the date of issuance of CSC for the Building, the Lessor may, sell, transfer, assign, novate or dispose of the whole of the Premises and/or the Lessor’s interest under this Lease to other third parties provided that the Lessor has given written notification to the Lessee of such sale, transfer, assignment, novation or disposal.

6.11.3

In the event that the Lessor sells, transfers, assigns, novates or disposes of the whole of the Premises and/or the Lessor’s interest under this Lease to a third party (the “Transferee”) in accordance with this Clause 6.11, the Lessor shall procure that the Transferee assumes all the obligations of the Lessor under this Lease (whether by way of a novation or otherwise). The terms of the novation agreement or other agreement (whichever is applicable) in respect of the Transferee’s assumption of the Lessor’s obligations under this Lease shall provide for continuity in the undertaking, performance and completion of the Lessor’s obligations by the Transferee.

6.11.4

In addition to the aforesaid, any such sale, transfer, assignment, novation or disposal by the Lessor shall be subject to the prior written approval of JTC and (if applicable) other relevant Authorities as well as the Lessor’s compliance with terms and conditions as may be imposed by JTC and such other relevant Authorities.

6.12	Confidentiality Provisions

6.12.1

Each Party undertakes to keep the Confidential Information of the other Party confidential and that it will not, and will procure that its officers, employees, agents, contractors, subcontractors and advisors will not, at any time, disclose, or permit to be disclosed, to any third party, the terms of this Lease, all communications, negotiations, discussions, and correspondence between the Parties, or any matter or information, relating to this Lease or the subject matter thereof until the expiry of one (I) year from the date of expiry or earlier determination of the Term.

6.12.2	Clause 6.12.1 shall not apply to disclosure of any matter or information:

(i)	which the disclosing Party can reasonably demonstrate is in the public domain through no fault of its own;

(ii)

required by law, pursuant to a court order or by any recognised stock exchange or governmental or other regulatory body, in respect of which the disclosing Party shall, if legally permitted and practicable, supply in advance a copy of the required disclosure to the other Party and incorporate any additions or amendments reasonably requested by the other Party;

(iii)

disclosed by either of the Parties to its respective directors, officers, trustees, bankers, financial advisors, consultants, licensed valuers, partners and/or employees and to any legal or other professional adviser to any Party for the purposes of obtaining advice or assistance in connection with rights or obligations under this Lease;

(iv)	which is required to be disclosed pursuant to any legal process issued by any court or tribunal in Singapore;

(v)	to any assignee or transferee or mortgagee of either Party and their respective trustees, officers, employees, bankers, financial advisors, consultants, licensed valuers and legal or other advisors;

(vi)	which is required to be disclosed to the holding company of either Party and/or either Party’s branches or related corporations (as defined under the Companies Act (Chapter 50)); or

(vii)	to which the other Party has consented in writing.

6.13	Right to Distrain

For the purpose of the Distress Act (Chapter 84) and of these presents, all moneys payable under this Lease (including GST) and the Interest payable on late payments shall be deemed to be rent recoverable in the manner provided in the Distress Act (Chapter 84) and all such monies shall be deemed to be rent in arrears if not paid in advance or at the times and in the manner as provided in this Lease. All costs and expenses (including legal fees on an indemnity basis) of and incidental to any distraint shall be payable by the Lessee and in so far as such sums are not recovered under such distraint, they shall be recoverable as a debt from the Lessee to the Lessor.

6.14	Unenforceability and Severance

The illegality, invalidity or unenforceability of any provision in this Lease under the Laws of any jurisdiction will not affect:

6.14.1	the legality, validity or enforceability of that provision under the Laws of any other jurisdiction; or

6.14.2	the legality, validity or enforceability of any of the other provisions in this Lease.

6.15	Governing Law and Dispute Resolution

6.15.1	This Lease is governed by Singapore law.

6.15.2

If any dispute arises out of or in connection with this Lease (including any question regarding its existence, validity or termination) (the “Dispute”), the Parties must co-operate with each other in good faith to promptly resolve the Dispute in a professional manner, without malice. The Parties will assist each other and take all reasonable steps necessary to efficiently conclude or resolve the Dispute so that each Party can derive the full benefit of this Lease.

6.15.3

Any Dispute which cannot be resolved in accordance with Clause 6.15.2 shall be referred to and finally resolved by arbitration administered by the SIAC in accordance with the SIAC Rules for the time being in force, which rules are deemed to be incorporated by reference in this Clause. The seat of the arbitration shall be Singapore. The tribunal shall consist of one arbitrator. The language of the arbitration shall be English.

6.15.4

Nothing in this Lease prevents a Party from resorting to judicial proceedings for the limited purpose of seeking urgent interlocutory relief. Irrespective of any such judicial proceedings, the Parties shall continue to participate in resolution of Disputes in accordance with the above.

6.15.5	Dispute resolution pursuant to this Lease will be confidential under the terms of this Lease.

6.16	Contracts (Rights of Third Parties) Act (Chapter 53B)

A person who is neither the Lessor nor the Lessee has no right under the Contracts (Rights of Third Parties) Act (Chapter 53B) to enforce or enjoy the benefit of any term of this Lease.

6.17	Counterparts

This Lease may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Signatures may be exchanged by email, with original signatures to follow. Either Party may enter into this Lease by signing any such counterpart.

Schedule 1

List of Mechanical & Electrical Equipment

Schedule 2

Reinstatement Schedule

[To be inserted on handover of the Premises]

Annexure A

Plan of the Land

[Please note that the attached plans are preliminary and are attached for reference only and may be subject to future change and finalization.]

5418KPt
4817K
5418KPt
TM1-3
11 435 sqm
4398WPt
4461P
4248V
4250W
ONE-NORTH AVENUE CAT4
AVENUE CAT4
MEDIA LINK
AYEH RAJAH CRESCENT CAT4
PORTSDOWN ROAD
PORTSDOWN AVENUE CAT2
AYEH RAJAH EXPRESSWAY CAT1
N

Scale 1 : 1500 (A3)

DRAWING TITLE
TM1-3 at One-North
MK03 Lot 5418 KPt (Location Plan)

DRAWING NO.

Date : 21-01-2019

Annexure B

Applicable Load Threshold

BASEMENT 2 PLAN

ALL LIVE LOAD TO BE 5.0KPA
SDL: FINISHES = 1.2KPA

DRAWING TITLE	DRAWING NO.
Proposed Business Park Development at TM1-3,One-North	FP - B2
BASEMENT 2 PLAN	Date : 21-01-2019

BASEMENT 1 PLAN

ALL LIVE LOAD TO BE 5.0KPA U.O.S.

- (green) = 7.5 kPa
- (red) = 15.0 kPa

SDL:

FINISHES	=	1.2 kPa
M&E SERVICES	=	0.5 kPa

DRAWING TITLE	DRAWING NO.
Proposed Business Park Development at TM1-3,One-North	FP - B1
BASEMENT 1 PLAN	Date : 21-01-2019

1st STOREY PLAN

ALL LIVE LOAD TO BE 5.0KPA U.O.S.

- (green) = 7.5 kPa
- (pink) = 15.0 kPa
- (yellow) = 16.0 kPa

SDL:

FINISHES	=	1.2 kPa
M&E SERVICES	=	0.5 kPa

DRAWING TITLE	DRAWING NO.
Proposed Business Park Development at TM1-3,One-North	FP - 01
1ST STOREY PLAN	Date : 21-01-2019

2nd STOREY PLAN

*Re-entry floor is proposed on the 2nd Storey.
Exit staircase 1 enclosure shall be directly connected via a common corridor to exit staircase 2 enclosure.

ALL LIVE LOAD TO BE 5.0KPA U.O.S.
= 7.5 kPa

SDL:

FINISHES	=	1.2 kPa
M&E SERVICES	=	0.5 kPa

DRAWING TITLE Proposed Business Park Development at TM1-3,One-North 2ND STOREY PLAN	DRAWING NO. FP - 02 Date : 21-01-2019

A
B
B
A

3rd STOREY PLAN

ALL LIVE LOAD TO BE 5.0 kPa U.O.S.
= 7.5 kPa

SDL:

FINISHES	=	1.2 kPa
M&E SERVICES	=	0.5 kPa

DRAWING TITLE	DRAWING NO.
Proposed Business Park Development at TM1-3,One-North	FP - 03
3RD STOREY PLAN	Date : 21-01-2019

4th STOREY PLAN

ALL LIVE LOAD TO BE 5.0 kPa U.O.S.
= 7.5 kPa

SDL:

FINISHES	=	1.2 kPa
M&E SERVICES	=	0.5 kPa

DRAWING TITLE	DRAWING NO.
Proposed Business Park Development at TM1-3,One-North	FP - 04
4TH STOREY PLAN	Date : 21-01-2019

A
B
N

5th STOREY PLAN

ALL LIVE LOAD TO BE 5.0 kPa U.O.S.

= 7.5 kPa

SDL:

FINISHES	=	1.2 kPa
M&E SERVICES	=	0.5 kPa

DRAWING TITLE	DRAWING NO.
Proposed Business Park Development at TM1-3,One-North	FP - 05
5TH STOREY PLAN	Date : 21-01-2019

6TH TO 9TH TYPICAL FLOOR PLAN

*Re-entry floor is proposed on the 7th Storey.
Exit staircases 1, 2 and 5 enclosures shall be directly connected via a common corridor.

ALL LIVE LOAD TO BE 5.0 kPa U.O.S.
= 7.5 kPa

SDL:

FINISHES	=	1.2 kPa
M&E SERVICES	=	0.5 kPa

DRAWING TITLE	DRAWING NO.
Proposed Business Park Development at TM1-3,One-North	FP - 06
6TH TO 9TH STOREY PLAN	Date : 21-01-2019

(NO ACCESSIBLE UNLESS FOR MAINTENANCE ONLY)
M&E ROOM
M&E ROOM

LOWER ROOF PLAN

ALL LIVE LOAD TO BE 7.5 kPa U.O.S.

SDL:
FINISHES = 1.2 kPa
M&E SERVICES = 0.5 kPa

DRAWING TITLE	DRAWING NO.
Proposed Business Park Development at TM1-3,One-North	FP - 07
LOWER ROOF PLAN	Date : 21-01-2019

Annexure C

List of Warranties

S/n	Description of Warranty	Duration
1.	Waterproofing Works for Flat Roofs / Roof Decks	10 years + 1 year
2.	Waterproofing Works for Wet Areas	10 years
3.	External Aluminium Works and Glazing Works	10 years + 1 year
4.	Floor Hardener	5 years
5.	External Painting System / External Spray Coating System	5 years
6.	Waterproofing Additives	10 years
7.	External Building Envelope / Facade Work	10 years + 1 year

In witness whereof this Lease has been executed by the Parties as a deed on the date stated at the beginning.

Lessor

On behalf of the company in accordance with section 41B(l)(c) of the Companies Act

Executed and delivered as a deed by

on behalf of HSBC Institutional Trust Services (Singapore) Limited

(in its capacity as trustee of Ascendas Real Estate Investment Trust)

Director in the presence of:

Witness
Name:
Title:

NRIC/Passport number:

Address: 21 Collyer Quay #13-02 HSBC Building Singapore 049320

Lessee

On behalf of the company in accordance with section 41B(l)(c) of the Companies Act

Executed and delivered as a deed by

on behalf of

Grabtaxi Holdings Pte. Ltd

Director in the presence of:

Witness
Name:
Title:
NRIC/Passport number:
Address:

APPENDIX B

List of Warranties

S/n	Description of Warranty	Duration
1.	Waterproofing Works for Flat Roofs / Roof Decks	10 years + 1 year
2.	Waterproofing Works for Wet Areas	10 years
3.	External Aluminium Works and Glazing Works	10 years + 1 year
4.	Floor Hardener	5 years
5.	External Painting System / External Spray Coating System	5 years
6.	Waterproofing Additives	10 years
7.	External Building Envelope / Facade Work	10 years + 1 year

38

EXECUTED by the Parties:

LESSOR

For and on behalf of

HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

(in its capacity as trustee of Ascendas Real Estate Investment Trust)

/s/ Lee Wei Lin, Jolyn
Authorised Signatory
Name: LEE Wei Lin, Jolyn
Designation: Authorised Signatory

/s/ Chwee Shook Mun Valenie
Authorised Signatory
Name: CHWEE Shook Mun Valenie
Designation: Authorised Signatory

Date: 30 JAN 2019

39

LESSEE

SIGNED by	/s/ Lim Kell Jay
Name: LIM KELL JAY

duly authorised for and on behalf

of GRABTAXI HOLDINGS PTE. LTD.

Date:

40

Supplemental Agreement to

Agreement to Build and Lease

28 August 2020

HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

in its capacity as trustee of AREIT

(as Lessor)

and

GRABTAXI HOLDINGS PTE. LTD.

(as Lessee)

SUPPLEMENTAL AGREEMENT TO

THE AGREEMENT TO BUILD AND LEASE DATED

30 JANUARY 2019

in respect of

Land Lot provisionally known as PID

8201808006, forming part of Government

Survey Lot Nos. 5418K-PT and 4398W-PT of

Mukim 3 at One-North, Singapore

1

This Agreement (“Supplemental Agreement”) is entered into on the      day of August 2020 by and between:

PARTIES:

(1)

HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED, a company incorporated under the laws of Singapore with UEN No. 194900022R, and having its registered address at 10 Marina Boulevard Marina Bay Financial Centre, Tower 2, #48- 01, Singapore 018983 (in its capacity as Trustee of Ascendas Real Estate Investment Trust) (the “Lessor”); and

(2)	GRABTAXI HOLDINGS PTE. LTD., a company incorporated in Singapore with UEN No. 201316157E and having its registered address at 6 Shenton Way #38-01 OUE (the “Lessee”),

(collectively, the “Parties”, and each, a “Party”).

RECITALS:

(A)

The Lessee and the Lessor entered into an Agreement to Build and Lease dated 30 January 2019 (the “Original Agreement”) pursuant to which they agreed to develop the Building upon the Land on the terms and conditions as set out in the Original Agreement, and the Lessor agreed to grant, and the Lessee agreed to take, a lease of the Property, subject to the terms set out in the Original Agreement and the terms in the Lease Agreement.

(B)	Pursuant to Clause 27.2 of the Original Agreement, the Parties wish to set out in this Supplemental Agreement their agreement to vary the Original Agreement in the manner set out herein.

IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1

The Original Agreement, together with this Supplemental Agreement, shall with effect from the date of this Supplemental Agreement, be construed as one document and references in the Original Agreement to “this Agreement” shall from the date of this Supplemental Agreement (but not for any purposes prior to the date of this Supplemental Agreement) incorporate references to this Supplemental Agreement.

1.2

In this Supplemental Agreement, unless the context requires otherwise, capitalized terms defined in the Original Agreement and not otherwise defined herein, shall have the same meaning ascribed to them in the Original Agreement. The principles of interpretation in Clauses 1.2 to 1.6 (inclusive) of the Original Agreement shall apply to this Supplemental Agreement.

2

1.3	The provisions of Clauses 25, 26, 27 and 28 (inclusive) of the Original Agreement shall apply mutatis mutandis to this Supplemental Agreement as though expressly incorporated herein.

2.	VARIATIONS TO THE ORIGINAL AGREEMENT

2.1	Date of TOP issuance and Extended NTP Deadline

2.1.1

As at the date of this Supplemental Agreement, the Lessor has indicated to the Lessee that in view of (i) Lessee Variations that have been submitted; and (ii) the impact of COVID-19 restrictions and related matters up to the date of this Supplemental Agreement, the expected TOP Date is no longer 30 September 2020 and would instead be 17 April 2021 (“Revised TOP Date”) and accordingly, the NTP Deadline would be extended to not later than 24 April 2021. The Parties hereby mutually agree that the NTP Deadline referred to in Clause 9.4 (a) of the Original Agreement shall be extended to 24 April 2021 (“Extended NTP Deadline”), which shall be considered an extension of the original NTP Deadline.

2.2	Approval of Lessee Variations

2.2.1	As at the date of this Supplemental Agreement, the Lessee has submitted certain Lessee Variations to the Lessor as follows:

(1)	Lessee Variations as set out in Annexure A (Part I), amounting in total to S$3,553,456.89 (“Requested VOs”); and

(2)	Additional Lessee Variations as set out in Annexure A (Part II), amounting as at the date of this Supplemental Agreement to S$1,839,927.59 (“Additional Requested VOs”).

The Lessor has agreed to carry out the Requested VOs and the Additional Requested VOs as set out in items (1) and (2) above. Any other additional Lessee Variations shall be subject to the mutual agreement in writing between the Lessor and the Lessee, with one of the key considerations being the determination by the Lessor as to whether such Lessee Variations will impact the Revised TOP Date.

2.2.2

It is intended by the Lessee and the Lessor that the Building will achieve Gold Plus Green Mark Certification. The Lessee confirms that it will comply with sustainability practices and procedures as required by the Lessor. Accordingly, the Lessee will, inter alia, ensure that in fitting out and operating the Building, the Lessee will comply with all relevant sustainability practices and procedures in order to maintain the Gold Plus Green Mark Certification for the Building.

3

2.3	Pre-TOP Access

2.3.1

The Parties agree and acknowledge that access by the Lessee (together with its servants, agents, contractors, licensees and invitees) to the Property during the Pre-TOP Access Period shall be free of charge (but without prejudice to the Lessee’s obligation to pay for use of electricity, water and other utilities in accordance with Clause 10.2.3 of the Original Agreement), save that where the Lessee or its relevant sub-contractor(s) accesses the Property and carries out the Designated Works (as defined below) during the Pre-TOP Access Period, the Parties agree and acknowledge that with regard to such Designated Works, the Lessee shall bear attendance fees only as stated herein (“Attendance Fees”) payable to the Main Contractor, HPC Builders Pte Ltd (“HPC”), subject to commencement of the relevant Designated Works, as follows:

TABLE A : DESIGNATED WORKS

	Designated Works by Lessee’s Direct Contractors	Attendance Fees
a	Security System	3 % of Relevant Contract Sum

b	Furniture	N.A

c	Finishes and Carpentry Works	3 % of Relevant Contract Sum

d	IT Cabling	3 % of Relevant Contract Sum

e	Carpet	3% of Relevant Installation Cost

“Relevant Contract Sum” means the Contract Sum or such portion thereof corresponding to the itemized scope of the Designated Work commenced by the Lessee’s direct contractor(s) during the Pre-TOP Access Period.

“Relevant Installation Cost” means the Installation Cost or such portion thereof corresponding to the itemized scope of the Designated Work commenced by the Lessee’s direct contractor(s) during the Pre-TOP Access Period.

“Contract Sum” means the total amount payable by the Lessee to the Lessee’s direct contractor under the relevant contract for the specified Designated Works.

“Installation Cost” means the total cost payable by the Lessee to the Lessee’s direct contractor under the contract for the carpet installation works.

Payment of the Attendance Fees for the Designated Works may be made by the Lessee progressively in the course of the relevant Designated Works being carried out. The Lessor shall notify HPC that invoices issued by the Main Contractor for such Attendance Fees shall be submitted directly to the Lessee after the end of each calendar month and shall show a detailed breakdown of Attendance Fees claimed. The Lessee shall make payment of the Main Contractor’s invoice within thirty (30) days of receipt of the invoice. In addition to the Attendance Fees for such Designated Works, the Lessee (or its sub-contractor) shall also be obliged to pay for use of electricity, water and other utilities in accordance with Clause 10.2.3 of the Original Agreement and where hoisting works are to be carried out by HPC, the costs for such hoisting works shall be at the rate of $80 per hour.

For the purposes of this clause, “Designated Works” means the works set out in Table A in respect of Levels 3 to 7 (only) of Tower 1, carried out or to be carried by the Lessee and/or its sub-contractor(s) during the Pre-TOP Access Period. For avoidance of doubt Attendance Fees shall not be payable to HPC in respect of such part of the Designated Works that is carried out by HPC as the Lessee’s direct contractor.

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2.3.2

The Lessee shall ensure that the Designated Works carried out during the Pre-TOP Access Period do not result in a delay to the Revised TOP Date of 17 April 2021. The Lessor shall not be responsible for any delays arising from the Designated Works carried out during the Pre-TOP Access Period.

2.4	Amendment to Clause 10.3

2.4.1

The Parties agree to amend Clause 10.3 of the Original Agreement by replacing the words “the Fitting Out Period” at line 5 with the words “such Fitout Works” so that the first sentence reads as follows:

“Subject to Clause 10.1 and after issuance of TOP, the Lessee shall submit for the Lessor’s approval all plans, layouts, designs, drawings and specifications related to the Fitout Works (“Plans”) at least two (2) weeks (or such other time as may be mutually agreed between the Parties having regard to the nature and extent of the Fitout Works required) before commencement of such Fitout Works.”

3.	PAYMENT FOR REQUESTED VOs AND ADDITIONAL REQUESTED VOs

3.1

As at the date of this Supplemental Agreement, Lessee Variations issued by the Lessee based on the Requested VOs and the Additional Requested VOs have exceeded in total the threshold of S$3 million stipulated in Clause 12.6.1 of the Original Agreement. It is hereby agreed by the Parties that payment for all Requested VOs and Additional Requested VOs shall be made by the Lessee to the Lessor as follows:

(i)

Payment for Requested VOs (in the amount of up to S$3million), shall be in accordance with Clause 12.4.3 of the Original Agreement i.e. the Lessee may elect to pay the Lessor either by way of additional monthly rent or as a lump sum. The Lessee’s election of the mode of payment must be made and notice thereof given to the Lessor no later than twenty-eight (28) days prior to the Extended NTP Deadline, in accordance with the Original Agreement.

(ii)	Payment for the remaining Requested VOs in excess of S$3million, shall be by way of a lump sum payment, upon the Revised TOP Date.

(iii)	Payment for the Additional Requested VOs shall be by way of a lump sum payment, upon the Revised TOP Date.

(iv)	Requested VOs referred to in Clause 3.1 (ii) above and Additional Requested VOs referred to in Clause 3.1 (iii) above shall collectively amount to not more than S$3 million.

3.2

The Parties agree that any Lessee Variations that are not set out in Annexure A (Part I) or Annexure A (Part II) shall be subject to mutual agreement in writing between the Parties in accordance with Clause 12.3 of the Original Agreement.

3.3	For the avoidance of doubt, payments for the Requested VOs and Additional Requested VOs shall be included in the computation of the Initial NFP and Final NFP.

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4.	EFFECT OF THE SUPPLEMENTAL AGREEMENT

4.1

Except to the extent amended and supplemented by this Supplemental Agreement, all terms and conditions of the Original Agreement shall remain unchanged and in full force and effect. This Supplemental Agreement shall be read and construed as an integral part of the Original Agreement.

5.	COUNTERPARTS

5.1	This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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EXECUTED by the Parties:

LESSOR

For and on behalf of

HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

(in its capacity as trustee of Ascendas Real Estate Investment Trust)

Authorised Signatories

Name:

Designation:

LESSEE

For and on behalf of

GRABTAXI HOLDINGS PTE. LTD.

/s/ Lim Kell Jay
Authorised Signatory

Name: Lim Kell Jay

Designation: Director

ATBL-Grab – Supplemental Agreement

EXECUTED by the Parties:

LESSOR

For and on behalf of

HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

(in its capacity as trustee of Ascendas Real Estate Investment Trust)

/s/ Png Pei Ling		/s/ Tan Ling Cher
Authorised Signatories

Name &	PNG Pei Ling	TAN Ling Cher
Designation:	Authorised Signatory	Authorised Signatory

LESSEE

For and on behalf of

GRABTAXI HOLDINGS PTE. LTD.

Authorised Signatory

Name &
Designation

ATBL-Grab – Supplemental Agreement

Annexure A

Proposed Erection of A 9-Storey Business Park Building, A 4-Storey Business Park Building and 2 Basement Carparks on Lot 05418K PT MK03 at One North Avenue, (Queenstown Planning Area), Singapore

Lessee Variations / Additional Lessee Variations works requested by Grab

Part I

Item	RFC No.	Description	Consolidated Est. RFC amount ($)
A	1	Layout Changes for F&B	refer to Part II below

B	2	To Omit Block 1 Staircases at Level 1 and 4 and to Slab Over the Void Areas	(16,966.46)

		To Enlarge the Driveway Area and to Add More Motocycle & Loading/Unloading Lots.

C	3	Relocation of Interconnection Staircase Steel Staircase with 4 sides roller shutters	361,967.87

D	4	Changes to Toilet Design	102,621.68

E	5	Changes of Wall Finishes at Lift Lobby for Block 1 & Block 2	(16,127.00)

F	6	Omission of Electrical Vehicle Charging Unit	(68,668.25)

G	7	Change of Power Requirement for EVC	1,700.00

H	8	Omission of Server Room	(139,253.90)

I	9	Addition of Server Room Based on ID Layout	390,435.75

J	10A	Omission of Board Ceiling from Base Built Contract for Block 1 Level 1 to Level 8 Office Area & Block 2 Level 3 Office Area	(848,080.70)

K	10B	Omission of Second Layer Sprinkler for Block 1 Level 1 to Level 8;	(935,971.00)
		Omission of Lighting Fixtures and Points for Block 1 Level 3 to Level 7; and
		Change of Lighting Fixtures for Block 1 Level 1, Level 2 & Level 8 and Block 2 Level 1 & Level 3
		Tenancy Area from Base Built Provision to Achieve Minimum Light Requirement For TOP

L	10C	Additional M&E Provision for Block 1 Level 3 to Level 7 PM & QS Fees	4,072,128.00

M	11	Additional Architectural and M&E Consultancy Fees for Amendment Plan Submission	540,000.00

N	12	Time Lapse Video	5,000.00

O	13	Change Air Diffuser from Square type to Linear type at all lift lobbies	22,500.00

Q	15	Changes to Block 1 Level 1 Ceiling and Floor Finishes	82,170.90

Part I		Sub-Total (RFC 1 to 15) :	3,553,456.89

Part II

Item	RFC No.	Description	Consolidated Est. RFC amount ($)
		RFCs pending Grab’s approval

a	1	Layout Changes for F&B	433,903.58

b	16	PAHU Upsize	217,754.90

c	17	Pantry Changes	47,959.00

d	9a	ACMV to Server Room (and other items eg. Cee-form, vapour barrier)	995,747.49

e	10d	ACMV system changes to office area	144,562.62

Part II		Sub-Total (New Items) :	1,839,927.59

		Total (Part I + II) :	5,393,384.48

Dated 25 March 2021

HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

in its capacity as trustee of Ascendas Real Estate Investment Trust

(as Lessor)

and

GRABT AXI HOLDINGS PTE. LTD.

(as Lessee)

SECOND SUPPLEMENTAL AGREEMENT TO

THE AGREEMENT TO BUILD AND LEASE DATED

30 JANUARY 2019

in respect of

Land Lot provisionally known as PID

8201808006, forming part of Government

Survey Lot Nos. 5418K-PT and 4398W-PT of

Mukim 3 at One-North, Singapore

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THIS SECOND SUPPLEMENTAL AGREEMENT is entered into on the 25th day of March 2021 by and between:

PARTIES:

(1)

HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED, a company incorporated under the laws of Singapore with UEN No. 194900022R, and having its registered address at 10 Marina Boulevard Marina Bay Financial Centre, Tower 2, #48-01, Singapore 018983 (in its capacity as Trustee of Ascendas Real Estate Investment Trust) (the “Lessor”); and

(2)	GRABTAXI HOLDINGS PTE. LTD., a company incorporated in Singapore with UEN No. 201316157E and having its registered address at 6 Battery Road #38-04 Singapore 049909 (the “Lessee”),

(collectively, the “Parties”, and each, a “Party”).

RECITALS:

(A)

The Parties entered into an Agreement to Build and Lease dated 30 January 2019 (the “Original Agreement”) pursuant to which they agreed to develop the Building upon the Land on the terms and conditions as set out in the Original Agreement, and the Lessor agreed to grant, and the Lessee agreed to take, a lease of the Property, subject to the terms set out in the Original Agreement and the terms in the Lease Agreement.

(B)

Under the Original Agreement, among other things, the Lessor was required to achieve Practical Completion for the Property, obtain the Temporary Occupation Permit (“TOP”) and thereafter serve the Notice to Take Possession to the Lessee by no later than 7 October 2020 (“NTP Deadline”), or where applicable, by the Extended NTP Deadline (as determined in accordance with the Original Agreement).

(C)

The Parties subsequently entered into a Supplemental Agreement dated 28 August 2020 (the “First Supplemental Agreement”) pursuant to which parties agreed to extend the NTP Deadline under the Original Agreement to 24 April 2021 (the “Extended NTP Deadline”).

(D)

The Main Contractor, HPC Builders Pte Ltd (“HPC”), has since applied for an extension of the Date of Completion under the Main Contract until 23 July 2021 on account of various COVID-19 related events.

(E)

Pursuant to Clause 27.2 of the Original Agreement, the Parties agree to a further extension of the Extended NTP Deadline to 31 July 2021 as a variation to the Original Agreement and the First Supplemental Agreement subject to and in accordance with the terms and conditions herein.

IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1

The Original Agreement as supplemented by the First Supplemental Agreement, together with this Second Supplemental Agreement, shall with effect from the date of this Second Supplemental Agreement, be construed as one document and references in the Original Agreement and First Supplemental Agreement to “this Agreement” shall from the date of this Second Supplemental Agreement (but not for any purposes prior to the date of this Second Supplemental Agreement) incorporate references to this Second Supplemental Agreement.

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1.2

Unless defined otherwise in this Second Supplemental Agreement or the context otherwise requires, all capitalised terms used in this Second Supplemental Agreement shall have the same meanings ascribed to them in the Original Agreement and the First Supplemental Agreement. The principles of interpretation in Clauses 1.2 to 1.6 (inclusive) of the Original Agreement shall apply to this Second Supplemental Agreement.

1.3	The provisions of Clauses 25, 26, 27 and 28 (inclusive) of the Original Agreement shall apply mutatis mutandis to this Second Supplemental Agreement as though expressly incorporated herein.

2.	VARIATIONS TO THE ORIGINAL AGREEMENT AND THE FIRST SUPPLEMENTAL AGREEMENT

2.1	Date of Extended NTP Deadline

2.2

Parties acknowledge that HPC has applied for an extension of the Date of Completion under the Main Contract until 23 July 2021 on account of the following COVID-19 related events (the “Relevant Events”):

2.2.1

loss of productivity arising from HPC’s compliance with the Safe Management Measures (“SMM”) implemented by the Building and Construction Authority (“BCA”), including the segregation of workers among different trades, twice-daily temperature checks, inspections from BCA and the Ministry of Manpower to ensure compliance with SMM, and restriction of transfer of workers across construction sites;

2.2.2	loss of productivity arising from a series of Safety Time-Outs (“STO”) and Quarantine Orders (“QO”) being issued by the authorities:

(i)

STO was issued in respect of the period from 14 September 2020 to 17 September 2020 after three workers tested positive for COVID-19. Subsequently, QOs of three to four weeks were issued to 110 workers, which constituted approximately 45% of active workers.

(ii)

STO was issued in respect of the period from 4 October 2020 to 6 October 2020 after one worker tested positive for COVID-19. Subsequently, QOs of three to four weeks were issued to 107 workers, which constituted approximately 35% of active workers.

2.2.3	loss of productivity due to a labour shortage across the construction industry.

2.2.4	Parties acknowledge and agree that the impact of the Relevant Events up to the date of this Second Supplemental Agreement will cause a delay in:

(i)	the expected date of issuance of the Temporary Occupation Permit beyond the Revised TOP Date of 17 April 2021 (which was agreed pursuant to the First Supplemental Agreement); and

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(ii)	the issuance of the Notice to Take Possession beyond the Extended NTP Deadline of 24 April 2021 (which was agreed pursuant to the First Supplemental Agreement).

2.2.5

Parties agree to a further extension to the said Extended NTP Deadline until 31 July 2021 on account of the foregoing Clause 2.2.4, and that Parties will not have any claims against one another in relation to this further extension.

3.	EFFECT OF THE SUPPLEMENTAL AGREEMENT

3.1

Except to the extent amended and supplemented by this Second Supplemental Agreement, all terms and conditions of the Original Agreement and the First Supplemental Agreement shall remain unchanged and in full force and effect. This Second Supplemental Agreement shall be read and construed as an integral part of the Original Agreement (as amended by the First Supplemental Agreement).

4.	COUNTERPARTS

4.1	This Second Supplemental Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

4.2

This Second Supplemental Agreement contains the entire agreement between the Parties relating to the subject matter of this Second Supplemental Agreement at the date hereof to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the Parties in relation to the matters dealt with in this Second Supplemental Agreement.

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EXECUTED by the Parties:

LESSOR

For and on behalf of

HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

(in its capacity as trustee of Ascendas Real Estate Investment Trust)

Authorised Signatories

Name & Designation:

LESSEE

For and on behalf of

GRABTAXI HOLDINGS PTE. LTD.

/s/ Lim Kell Jay
Authorised Signatories

Name & Designation: Lim Kell Jay (Director)

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EXECUTED by the Parties:

LESSOR

For and on behalf of

HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED

(in its capacity as trustee of Ascendas Real Estate Investment Trust)

/s/ Erena Ho	/s/ Chwee Shook Mun Valenie
Authorised Signatories
Name & Designation: Erena Ho Authorised Signatory	CHWEE Shook Mun Valenie Authorised Signatory

LESSEE

For and on behalf of

GRABTAXI HOLDINGS PTE. LTD.

Authorised Signatories

Name & Designation:

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